Exhibit 10.55

EXECUTION VERSION

DATED 14 MAY 2016

TELECITYGROUP INTERNATIONAL LIMITED
and
TELECITYGROUP NETHERLANDS B.V.
and
TELECITYGROUP GERMANY GMBH
and
EQUINIX (REAL ESTATE) B.V.
and
EQUINIX, INC.
and
DIGITAL STOUT HOLDINGS LLC
and
DIGITAL NETHERLANDS I BV
and
DIGITAL GERMANY CHEETAH GMBH I.GR. (DGC)
and
DIGITAL REALTY TRUST, L.P.

________________________________________________
SHARE PURCHASE AGREEMENT
relating to the sale and purchase of shares in
TelecityGroup UK LON Limited, Telecity Netherlands AMS01 AMS04 BV,
Equinix Real Estate (TCY AMS04) B.V. and
TelecityGroup Germany Fra2 GmbH
________________________________________________
Slaughter and May
One Bunhill Row
London EC1Y 8YY
(RJZS/NLZC)
536984597

26.	Remedies and waivers	61
27.	Assignment	62
28.	Further assurance	62
29.	Entire agreement	62
30.	Notices	63
31.	Announcements	65
32.	Confidentiality	65
33.	Costs and expenses	66
34.	Counterparts	67
35.	Invalidity	67
36.	Contracts (Rights of Third Parties) Act 1999	67
37.	Payments	67
38.	Choice of governing law	68
39.	Jurisdiction	68
40.	Agent for service	68
41.	Language	69

Schedule 1 (Conditions to Completion)		70
Schedule 2 (Completion arrangements)		71
Schedule 3 (Sellers’ Warranties)		81
Schedule 4 (AMS04 SPV Warranties)		94
Schedule 5 (Purchasers’ Warranties)		98
Schedule 6 (Conduct of Business before Completion)		100
Schedule 7 (Limitations on the Sellers’ and AMS04 SPV Seller’s liability)		103
Schedule 8 (Completion Accounts)		108
Schedule 9 (Dutch Notification and Consultation Matters)		121
Schedule 10 (Form of German Deed of Transfer)		123
Schedule 11 (Form of Amsterdam DivestCo Deed of Transfer)		126

THIS AGREEMENT is made on 14 May 2016
PARTIES:

1.
TelecityGroup International Limited, whose registered office is at Masters House, 107 Hammersmith     Road, London, W14 0QH, the United Kingdom (registered in England No. 00153088) (the     "London DivestCo Seller");

AND

2.
TelecityGroup Netherlands B.V., whose registered office is at 1042 AB Amsterdam, the Netherlands, Gyroscoopweg 2e / 2f, the Netherlands (registered in the Netherlands No. 34149253) (the     "Amsterdam DivestCo Seller");

AND

3.	TelecityGroup Germany GmbH, whose seat is at Gutleutstraße 310, 60327 Frankfurt am Main, Germany (registered in Frankfurt am Main No. HRB 48864) (the "Frankfurt DivestCo Seller"),
(London DivestCo Seller, Amsterdam DivestCo Seller and Frankfurt DivestCo Seller, each a “Seller” and together the “Sellers”);
AND

4.	Equinix (Real Estate) B.V., whose registered office is at 1101 EC Amsterdam Zuidoost, the Netherlands, Luttenbergweg 4 (registered in the Netherlands No.51504219) (the "AMS04 SPV Seller");
AND

5.	Equinix, Inc., whose principal office is at One Lagoon Drive, Redwood City, California 94065 (registered in the State of Delaware) (the "Sellers’ Guarantor");
AND

6.
Digital Stout Holdings LLC, whose registered office is at 2711 Centerville Road, Suite 400 Wilmington, Delaware, 19808, United States of America (registered in the State of Delaware) (the "London DivestCo Purchaser");

AND

7.	Digital Netherlands I BV, whose registered office is at Fred. Roeskestraat 123,1076 EE Amsterdam, The Netherlands (registered in The Netherlands No. 27274897) (the "Amsterdam DivestCo Purchaser");
AND

8.	Digital Germany Cheetah GmbH i.Gr. (DGC), whose registered office is at Thomasiusstr.11, 10557, Berlin, Germany, (incorporated with notorial deed Nr. 369/2016) (the "Frankfurt DivestCo Purchaser");
(London DivestCo Purchaser, Amsterdam DivestCo Purchaser and Frankfurt DivestCo Purchaser, each a “Purchaser” and together the “Purchasers”);
AND

9.
Digital Realty Trust, L.P., whose registered office is at Four Embarcadero, Suite 3200, San Francisco, California 94111, United States of America (registered in Maryland No. M10114858) (the "Purchasers’ Guarantor").

BACKGROUND:

(A)
Particulars of each of London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV (each as defined in this Agreement) are set out in Attachment 1 (Basic information about London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV).

(B)
The London DivestCo Seller has agreed to sell or procure the sale of, and the London DivestCo Purchaser has agreed to purchase and pay for, the London DivestCo Shares (as defined in this Agreement), in each case on the terms and subject to the conditions of this Agreement.

(C)
The Amsterdam DivestCo Seller has agreed to sell or procure the sale of, and the Amsterdam DivestCo Purchaser has agreed to purchase and pay for, the Amsterdam DivestCo Shares, the Amsterdam DivestCo Payables (if any) and the AMS04 SPV Payables (in each case, as defined in this Agreement), in each case on the terms and subject to the conditions of this Agreement.

(D)
The Frankfurt DivestCo Seller has agreed to sell or procure the sale of, and the Frankfurt DivestCo Purchaser has agreed to purchase and pay for, the Frankfurt DivestCo Shares and the Frankfurt Payables (if any) (as defined in this Agreement), in each case on the terms and subject to the conditions of this Agreement.

(E)	The AMS04 SPV Seller has agreed to transfer AMS04 SPV to Amsterdam DivestCo immediately prior to Completion (as defined in this Agreement) on the terms and subject to the conditions of this Agreement.

(F)
The Sellers’ Guarantor has agreed to guarantee the obligations of the members of the Retained Group under the Share Purchase Documents, the London Business Transfer Agreement, the Amsterdam Deed of Demerger and the Frankfurt Demerger Agreement on the terms and subject to the conditions of this Agreement.

(G)
The Purchasers’ Guarantor has agreed to guarantee the obligations of the members of the Purchasers’ Group under the Share Purchase Documents, the London Business Transfer Agreement, the Amsterdam Deed of Demerger and the Frankfurt Demerger Agreement on the terms and subject to the conditions of this Agreement.

THE PARTIES AGREE as follows:

1.	Interpretation

1.1	In this Agreement, the Schedules and the Attachments to it:

"Additional Overlay Employee"
means any Overlay Employee who the Purchasers notify to the Sellers (in accordance with clause 9.4 (Purchasers’ warranties and undertakings)) they do not want to retain in the Target Group after the Completion Date;

"Agents"	means a party's affiliates and its and their respective directors, officers, employees, agents, partners, professional advisers and contractors;

"AMS04 Site"
the real property located in Amsterdam consisting of the right of leasehold on the parcel of land recorded in the Land Registry as municipality of Amsterdam, section AG, number 1127, the freehold to the parcel of land recorded in the Land Registry as municipality of Amsterdam, section AG, number 1060, and the freehold to the parcel of land recorded in the Land Registry as municipality of Amsterdam, section AG, number 1734, to which AMS04 SPV is entitled and locally known as Wenckenbachweg 127 in Amsterdam;

"AMS04 SPV"
means Equinix Real Estate (TCY AMS04) B.V., basic information concerning which is set out in Attachment 1 (Basic information about London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV);

"AMS04 SPV Anti-bribery Warranties"	means the warranties set out in paragraph 12 of Schedule 4 (AMS04 SPV Warranties) given by the Amsterdam DivestCo Seller and "AMS04 SPV Anti-bribery Warranty" shall be construed accordingly;

"AMS04 SPV Completion Payment"	has the meaning given in clause 6.2(G) (Completion);

"AMS04 SPV Consideration"	has the meaning given in clause 5.4 (Consideration);

"AMS04 SPV Fundamental Warranties"	means the warranties set out in paragraphs 1, 2, 3 and 6 of Schedule 4 (AMS04 SPV Warranties) given by the Amsterdam DivestCo and “AMS04 SPV Fundamental Warranty” shall be construed accordingly;

"AMS04 SPV Loans"
means any loans made by any member of the Retained Group to AMS04 SPV outstanding as at the close of business (or, if the Completion Date is on the first Business Day of a month, 12:01 a.m.) on the Completion Date;

"AMS04 SPV Loan Adjustment Amount"
means the total aggregate amount of principal and accrued interest outstanding under the AMS04 SPV Loan immediately prior to Completion, less the AMS04 SPV Completion Payment, provided that such amount is greater than zero;

"AMS04 SPV Payable"
means the aggregate of the amounts owing from the AMS04 SPV to any members of the Retained Group under any AMS04 SPV Loans, including in respect of interest accrued on such amounts in accordance with the terms of the AMS04 SPV Loans, as at the close of business (or, if the Completion Date is on the first Business Day of a month, 12:01 a.m.) on the Completion Date;

"AMS04 SPV Payables Deeds of Transfer of Contract"	has the meaning given in clause 24.3 (Transfer of AMS04 SPV Shares);

"AMS04 SPV Payables Purchase Price"	has the meaning given in clause 24.3 (Transfer of AMS04 SPV Shares);

"AMS04 SPV Purchase Price"	has the meaning given in clause 5.4(A) (Consideration);

“AMS04 SPV Shares”
means one share and any new shares in AMS04 SPV issued pursuant to clause 7.21 , such shares together representing all the issued shares in the capital of AMS04 SPV (Sellers’ warranties and undertakings);

“AMS04 SPV Transfer”	has the meaning given in clause 24.1 (Transfer of AMS04 SPV Shares);

"AMS04 SPV Tax Warranties"	means the warranties set out in paragraph 13 of Schedule 4 (AMS04 SPV Warranties) given by the Amsterdam DivestCo Seller and “AMS04 SPV Tax Warranty” shall be construed accordingly;

"AMS04 SPV Warranties"	means the warranties set out in Schedule 4 (AMS04 SPV Warranties) given by the Amsterdam DivestCo Seller and "AMS04 SPV Warranty" shall be construed accordingly;

"AMS1e Consent Letter"	means the letter issued by Caransa Datacenters B.V dated 9 May 2016 as disclosed to the Purchasers;

"AMS1e Lease"	means the lease of premises at Science Park 120, 1098 XG Amsterdam dated 15 November 2013 and made between (1) Caransa Datacenters B.V. and (2) TelecityGroup Netherlands B.V.;

"Amsterdam Accounts Date"	means 31 December 2015;

"Amsterdam Additional Overlay Employee"	means any Additional Overlay Employee of Amsterdam DivestCo;

"Amsterdam Deed of Demerger"	means the deed of demerger dated 31 March 2016 of TelecityGroup Netherlands B.V. contained in section 7.2.2-A of the Data Room;

"Amsterdam DivestCo"
means Telecity Netherlands AMS01 AMS04 BV, basic information concerning which is set out in Attachment 1 (Basic information about London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV);

"Amsterdam DivestCo Completion Payment"	has the meaning given in clause 6.2(E) (Completion);

"Amsterdam DivestCo Consideration"	has the meaning given in clause 5.2 (Consideration);

"Amsterdam DivestCo Financial Statement"
means the special purpose unaudited balance sheet as at the Amsterdam Accounts Date in relation to the Amsterdam Divestment Business set out on page 17 of the report entitled “Project Cheetah Volume 2b – Amsterdam Market” dated 25 February 2016;

“Amsterdam DivestCo Loans”
means any loans made by any member of the Retained Group to Amsterdam DivestCo outstanding as at the close of business (or, if the Completion Date is on the first Business Day of a month, 12:01 a.m.) on the Completion Date;

"Amsterdam DivestCo P&L"
means the pro forma profit and loss statement as at the Amsterdam Accounts Date in relation to the Amsterdam Divestment Business set out on page 5 of the report entitled “Project Cheetah Volume 2b – Amsterdam Market” dated 25 February 2016 but excluding the KPIs set out therein;

"Amsterdam DivestCo Payable"
means the aggregate of the amounts owing from the Amsterdam DivestCo to any members of the Retained Group under any Amsterdam DivestCo Loans, including in respect of interest accrued on such amounts in accordance with the terms of the Amsterdam DivestCo Loans, as at the close of business (or, if the Completion Date is on the first Business Day of a month, 12:01 a.m.) on the Completion Date;

"Amsterdam DivestCo Payables Deeds of Transfer of Contract"	has the meaning given in clause 15 (Sale, purchase and assignment of the Amsterdam DivestCo Payables);

"Amsterdam DivestCo Payables Notice"	means in respect of any Amsterdam DivestCo Payables Deed of Transfer of Contract, the notice scheduled to such Amsterdam DivestCo Payables Deed of Transfer of Contract;

"Amsterdam DivestCo Payables Purchase Price"	has the meaning given in clause 15 (Sale, purchase and assignment of the Amsterdam DivestCo Payables);

"Amsterdam DivestCo Purchase Price"	has the meaning given in clause 5.2(A) (Consideration);

"Amsterdam DivestCo RETT Payment"	means any RETT payable by Amsterdam DivestCo in connection with the purchase of the AMS04 SPV Shares;

"Amsterdam DivestCo Purchaser RETT Payment"	means any RETT payable by the Amsterdam DivestCo Purchaser in connection with the purchase of the AMS04 SPV Shares;

"Amsterdam DivestCo Shares"	means two shares representing all the issued shares in the capital of Amsterdam DivestCo;

"Amsterdam Divestment Business"	means the business of the data centres located at Amstel Business Park I and Science Park as described in the Amsterdam Deed of Demerger and the Carve-out Memorandum;

"Amsterdam Easement"
means the deed of establishment of real rights to be entered into pursuant to the agreement to establish real rights dated 10 May 2016 and made between (1) TelecityGroup Netherlands B.V. and (2) Equinix Real Estate (TCY AMS04) B.V.;

"Amsterdam Expansion Agreements"	means the Amsterdam Phase 1 Fit-out Agreements and the Amsterdam Phase 2 Fit-out Agreements;

"Amsterdam Expansion Cost"
means the sum of (i) the fixed amounts paid or to be paid to the relevant contractors under the Amsterdam Phase 1 Fit-out Agreements, as set out in those agreements; and (ii) the fixed amounts to be paid to the contractors under the Amsterdam Phase 2 Fit-out Agreements, as set out in those agreements;

"Amsterdam Market VDD Report"	means the report prepared by the Sellers’ Accountants entitled ‘Project Cheetah Volume 2 – Amsterdam Market VDD report’ dated 8 February 2016, a copy of which is attached to the Disclosure Letter;

"Amsterdam Phase 1 Fit-out Agreements"
means the agreements entered into or to be entered into between various contractors and Amsterdam DivestCo required to complete the Phase 1 Science Park Fit-out including those contracts set out in Schedule 19 (Amsterdam Expansion Agreements);

"Amsterdam Phase 2 Fit-out Agreements"
means the agreements to be entered into between various contractors and Amsterdam DivestCo which will require those contractors to complete the Phase 2 Science Park Fit-out to substantially the same standard and quality as the Phase 1 Science Park Fit-out;

"Amsterdam Relevant Employees"
means: (a) those individuals whose names are listed in the Disclosure Letter against the warranty at Schedule 3, paragraph 19.1: (a) who transferred to Amsterdam DivestCo by operation of law pursuant to the Reorganisation; (b) whose employment transferred to Amsterdam DivestCo with their express consent pursuant to the Reorganisation; and (c) who have been offered and have accepted and commenced employment with Amsterdam DivestCo following the date of completion of the Amsterdam Deed of Demerger (whether as a Replacement Relevant Employee or otherwise);

"Amsterdam Reorganisation"	means (i) the Amsterdam Statutory Demerger; and (ii) ancillary measures described in the Carve-out Memorandum;

"Amsterdam RetainCo"	means TelecityGroup Netherlands B.V. after completion of the Amsterdam Statutory Demerger;

"Amsterdam Statutory Demerger"
means the statutory demerger in accordance with article 2:334a subsection 3 and article 2:334hh subsection 1 of the DCC pursuant to which Amsterdam DivestCo acquired a part of the assets and liabilities of the TelecityGroup Netherlands B.V. by universal succession;

"Anti-bribery Laws"
means in each case to the extent that they have been applicable to AMS04 SPV, a member of the Target Group or a member of the Retained Group (as the case may be) at any time prior to the date of this Agreement: (i) the UK Bribery Act 2010; (ii) the U.S. Foreign Corrupt Practices Act of 1977 (as amended); (iii) any applicable law, rule or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on 17 December 1997; and (iv) any other applicable law, rule or regulation of similar purpose and scope in any jurisdiction, including books and records offences relating directly or indirectly to a bribe;

"Approval Condition"	means the Condition set out in paragraph 1 of Schedule 1 (Conditions to Completion);

"Arup Reports"
means the reports prepared by Ove Arup & Partners International Ltd detailing the findings of a technical due diligence review of each of the eight data centres of the Target Group, contained in folders 2.5.1.6.1, 2.5.2.6.1, 2.5.3.6.1, 2.5.4.6.1, 2.5.5.6.1, 3.5.1.5.1, 3.5.2.5.1 and 4.5.1.5.1 of the Data Room;

"Books and Records"
has its common law meaning and includes, without limitation, all notices, correspondence, orders, inquiries, drawings, plans, books of account and other documents and all computer disks or tapes or other machine legible programs or other records (excluding software);

"Borrowings"
means, in respect of AMS04 SPV and each member of the Target Group, all outstanding borrowings and outstanding indebtedness in the nature of borrowings of AMS04 SPV or such member of the Target Group (as applicable) for the payment or repayment of money, determined in accordance with the policies set out in Part B of Schedule 8 (Completion Accounts), including without limitation any bank debit balances, bonds, notes, commercial paper, loan stock, debentures or other debt instruments, any overdraft or finance lease and also interest on the foregoing items, the relevant bonus amounts in Schedule 21 (Bonus Accruals) and the Customer Deposit, but excluding (including any accrued and outstanding interest thereon):

(i) ordinary trade credit;
(ii) acceptances of trade bills in respect of purchases in the ordinary course of trading;
(iii) any amount taken into consideration in calculating the Inter-Company Payables in respect of AMS04 SPV or such member of the Target Group (as applicable);
(iv) in the case of Frankfurt DivestCo, the Frankfurt Payables;
(v) in the case of Amsterdam DivestCo, the Amsterdam DivestCo Payables; and
(vii) in the case of AMS04 SPV, the AMS04 SPV Payables;

"Business Day"	means a day (other than a Saturday or a Sunday) on which banks are open for general business in London, Amsterdam and Frankfurt;

"Business Information"	means all information (in whatever form held) including (without limitation) all:
(i) formulas, designs, specifications, drawings, know-how, manuals and instructions;
(ii) lists and particulars of customers and suppliers, sales, marketing and promotional information;
(iii) business plans and forecasts;
(iv) technical or other expertise; and
(v) all accounting and tax records, correspondence, orders and enquiries;

"Business Names"	means (i) TELECITY; (ii) EQUINIX; and (iii) in each case, any associated logo or device;

"Carve-out Memorandum"	means the Carve-out Memorandum in the agreed form as may be amended from time to time by the Sellers (subject to the Purchasers’ prior written approval and, if necessary, the Commission's approval);

"Cash"
means, in respect of AMS04 SPV and each member of the Target Group, any cash, bank deposits or cash equivalents owned by AMS04 SPV or such member of the Target Group (as applicable), determined in accordance with the policies set out in Schedule 8 (Completion Accounts) including, without limitation, cash at bank and in hand, rent deposits and liquid or easily realisable stocks, shares, bonds, treasury bills and other such securities and interest accrued and outstanding on each of the foregoing but excluding (i) any amount taken into consideration in calculating the Inter-Company Receivables in respect of AMS04 SPV or such member of the Target Group (as applicable); (ii) the aggregate cash value of any declared but unpaid dividends and other distributions attributable to the Shares or the AMS04 SPV Shares; and (iii) the aggregate of all cash received between the date of this Agreement and the Completion Date by any member of the Target Group or AMS04 SPV which comprises the proceeds of any insurance claims;

"Check the Box Election"	means an entity classification election made pursuant to Treasury Regulation Section 301.7701-3(c) of the United States Internal Revenue Code of 1986, as amended;

"Clean Team"	has the meaning given in clause 4.4(C)(i) (Conduct of business before Completion);

"Clearance Decision"
means the Commission's decision of 13 November 2015 in Case M.7678 – Equinix / Telecity pursuant to Article 6(1)(b) in conjunction with Article 6(2) of Council Regulation no. 139/2004 and Article 57 of the Agreement on the European Economic Area;

"Commission"	means the European Commission;

"Commitments"
means the commitments entered into by Equinix, Inc. and Telecity Group plc (now Telecity Group Limited) with the Commission pursuant to article 6(2) of Council Regulation (EC) no. 139/2004 and which are conditions and obligations to the Clearance Decision (as such commitments may be amended or varied from time to time by agreement between Equinix, Inc., Telecity Group plc and the Commission);

"Compensation Payment"	has the meaning given in clause 18.1 (Customer Contracts);

"Completion"	means, subject to clause 6.5, completion of the sale and purchase of the Shares under this Agreement;

"Completion Accounts"	has the meaning given in paragraph 1.3(A) of Part A of Schedule 8 (Completion Accounts) or, if relevant, paragraph 1.3(B)(i) of Part A of Schedule 8 or paragraph 1.4(B) of Part A of Schedule 8;

"Completion Date"	means, subject to clause 6.5:
(i) 1 July 2016, provided that the last in time of the Conditions shall have been satisfied or waived at least three Business Days before such date;
(ii) if Completion does not occur on 1 July 2016, to the extent the last in time of the Conditions shall have been satisfied or waived in accordance with this Agreement (a) before 26 July 2016, then 29 July 2016, or (b) on 26 July 2016, then 1 August 2016, or (c) on or after 27 July 2016, paragraph (iii) of this definition shall apply;

(iii) in all other cases, the last Business Day of the month in which the last in time of the Conditions shall have been satisfied or waived in accordance with this Agreement, provided always that, if such Condition is fulfilled on one of the last three Business Days of a month or in the last month of a calendar quarter, the Completion Date shall be the last Business Day of the next month immediately following, further provided always that, where that would cause the Completion Date to occur outside the Completion Period, the Completion Date shall be the date falling three Business Days after the date on which the last in time of the Conditions shall have been fulfilled or waived in accordance with this Agreement; or

(iv) such other date as the parties may agree;

"Completion Period"	means the period of three months from (and excluding) the date on which the Commission gives its approval as referred to in paragraph 1 of Schedule 1 (Conditions to Completion);

"Conditions"	has the meaning given in clause 3.1 (Conditions);

"Continuing Provisions"
means clause 1 (Interpretation), clause 8 (Sellers’ Guarantor), clause 10 (Purchasers’ Guarantor), clause 11 (Purchasers’ remedies and Sellers’ limitations on liability), clause 26 (Remedies and waivers), clause 27 (Assignment), clause 29 (Entire Agreement), clause 30 (Notices), clause 31 (Announcements), clause 32 (Confidentiality), clause 33 (Costs and expenses), clause 35 (Invalidity), clause 36 (Contracts (Rights of Third Parties) Act 1999), clause 37 (Payments), clause 38 (Choice of governing law), clause 39 (Jurisdiction), and clause 40 (Agent for Service);

"Control"
means in relation to a body corporate the ability of a person to ensure that the activities and business of that body corporate are conducted in accordance with the wishes of that person and (without prejudice to the generality of the foregoing) a person shall be deemed to have Control of a body corporate if that person possesses or is entitled to acquire the majority of the issued share capital or the voting rights in that body corporate;

"CTA 2009"	means the Corporation Tax Act 2009;

"CTA 2010"	means the Corporation Tax Act 2010;

"Customer Deposit"	means the sum of EUR 3,000,000;

"Data Room"
means the electronic data room made available prior to the date hereof to the Purchasers by way of an on-line data room facility which was closed to new additions at 2:30a.m. on Wednesday 11 May 2016 (as verified in writing by the provider of the on-line data room facility in writing), a copy of which was subsequently provided by the Sellers and the AMS04 SPV Seller to the Purchasers on a DVD (initialled by or on behalf of the Sellers, the AMS04 SPV Seller and the Purchasers) on the date of this Agreement;

"DCC"	means the Dutch Civil Code (Burgerlijk Wetboek);

"Disclosure Letter"
means the letter of the same date as this Agreement written by the Sellers and the AMS04 SPV Seller to the Purchasers for the purposes of paragraph 1.2 of Schedule 7 (Limitations on the Sellers’ and AMS04 SPV Seller’s liability) and delivered to the Purchasers before the execution of this Agreement;

"Disputed Items"	has the meaning given in paragraph 1.2(A) of Part A of Schedule 8 (Completion Accounts);

"Draft Completion Accounts"	has the meaning given in paragraph 1.1(A) of Part A of Schedule 8 (Completion Accounts);

"Dutch Notary"	means J.D.M. Schoonbrood, a civil law notary (notaris) keeping an office in Amsterdam, The Netherlands or one of his deputies;

"Dutch Notification and Consultation Matters"	has the meaning given in Schedule 9 (Dutch Notification and Consultation Matters);

"Dutch Works Council"	has the meaning given in Schedule 9 (Dutch Notification and Consultation Matters);

"Encumbrance"	means any pre-emptive right, option, right to acquire, Security or other form of encumbrance, equity or other third party right or claim of any nature whatsoever;

"Environment"	means living organisms including humans and the ecological systems of which they form part and the following media:
(i) air (including air within natural or man-made structure, whether above or below ground);
(ii) water (including territorial, coastal and inland waters, water under or within land, surface water and water in drains and sewers); and
(iii) land (including surface and sub- surface soil land under water);

"Estimated External Cash Value"
means, in respect of AMS04 SPV and each member of the Target Group, the amount of the External Cash Value of AMS04 SPV or such member (as applicable) as estimated by the AMS04 SPV Seller or Seller of the Shares of such member (as applicable) in good faith;

"Estimated External Debt Value"
means, in respect of AMS04 SPV and each member of the Target Group, the amount of the External Debt Value of AMS04 SPV or such member (as applicable) as estimated by the AMS04 SPV Seller or Seller of the Shares of such member (as applicable) in good faith;

"Estimated Inter-Company Payables"
means, in respect of AMS04 SPV and each member of the Target Group, the amount of the Inter-Company Payables of AMS04 SPV or such member (as applicable) as estimated by the AMS04 SPV Seller or Seller of the Shares of such member (as applicable) in good faith;

"Estimated Inter-Company Receivables"
means, in respect of AMS04 SPV and each member of the Target Group, the amount of the Inter-Company Receivables of AMS04 SPV or such member (as applicable) as estimated by the AMS04 SPV Seller or Seller of the Shares of such member (as applicable) in good faith;

"Estimated Net External Cash Balance"
means, in respect of AMS04 SPV and each member of the Target Group, the Estimated External Cash Value of AMS04 SPV or such member (as applicable) less the Estimated External Debt Value of AMS04 SPV or such member (as applicable), which may be a positive or a negative amount;

"Estimated Net Inter-Company Debt"
means, in respect of AMS04 SPV and each member of the Target Group, the Estimated Inter-Company Receivables of AMS04 SPV and such member (as applicable) less the Estimated Inter-Company Payables of AMS04 SPV or such member (as applicable), which may be a positive or a negative amount;

"EUL Intercompany Loan Agreement"	means the intercompany loan agreement between Equinix (UK) Limited and London DivestCo dated 1 April 2016 disclosed in section 2.2.4-B of the Data Room;

"Excess"	has the meaning given in paragraph 1.6 of Part A of Schedule 8 (Completion Accounts);

"Excluded Business Information"
means Business Information that relates to the business of the Target Group and that is contained within books and records required to be retained by any member of the Retained Group pursuant to any statute, rule, regulation or ordinance (including the historical financial information on the EXACT application that resides on the systems of the Retained Group);

"Excluded Missing Asset"	means any asset (except any Intellectual Property or Business Information) held by any member of the Retained Group after Completion which:
(i) is required for, or used in, the Target Group as at the Completion Date; and
(ii) is not required for, or used in, the Retained Group or the business of the Retained Group as at the Completion Date, to which the Target Group is granted access or which is used for the provision of services by any member of the Retained Group under the Transitional Services Agreements or any agreement listed in Schedule 17 (Ongoing Arrangements);

"Excluded Required Asset"	means any asset (except any Intellectual Property or Business Information) held by any member of the Target Group after Completion which:
(i) is required for, or used in, the Retained Group as at the Completion Date; and
(ii) is not required for, or used in, the Target Group or the business of the Target Group as at the Completion Date,

to which the Retained Group is granted access or which is used for the provision of services by any member of the Target Group under any ancillary agreement between such member of the Target Group and the Retained Group;

"Expert"	has the meaning given in paragraph 1.3(B)(ii) of Part A of Schedule 8 (Completion Accounts);

"External Cash Value"
means, in respect of AMS04 SPV and each member of the Target Group, the aggregate of the amounts of Cash held by AMS04 SPV or such member of the Target Group (as applicable) as at the close of business (or, if the Completion Date is on the first Business Day of a month, 12:01 a.m.) on the Completion Date;

"External Debt Value"
means, in respect of AMS04 SPV and each member of the Target Group, the aggregate of the amounts of Borrowings of AMS04 SPV or such member of the Target Group (as applicable) as at close of business (or, if the Completion Date is on the first Business Day of a month, 12:01 a.m.) on the Completion Date;

"Force Majeure Event"	means events including but not limited to:
(i) acts of God (such as, but not limited to, fires, explosions, earthquakes and floods);
(ii) war, hostilities (whether war be declared or not), invasion, act of foreign enemies, mobilisation, requisition or embargo;
(iii) rebellion, revolution, insurrection, or military or usurped power, or civil war;
(iv) disease, epidemic, contamination by nuclear failure or other public health issue;
(v) riot, commotion, strikes, go slows, lock outs or disorder; or
(vi) acts or threats of terrorism;

"Frankfurt Accounts Date"	means 31 December 2016;

"Frankfurt Additional Overlay Employee"	means any Additional Overlay Employee of Frankfurt DivestCo;

"Frankfurt Demerger Agreement"	means the spin-off and transfer agreement dated 1 April 2016 between TelecityGroup Germany GmbH and Frankfurt DivestCo contained in section 4.9.1-D of the Data Room;

"Frankfurt DivestCo"	means TelecityGroup Germany Fra2 GmbH, basic information concerning which is set out in Attachment 1 (Basic information about London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV);

"Frankfurt DivestCo Completion Payment"	has the meaning given in clause 6.2(G) (Completion);

"Frankfurt DivestCo Consideration"	has the meaning given in clause 5.4(A) (Consideration);

"Frankfurt DivestCo Financial Statement"
means the special purpose unaudited balance sheet as at the Frankfurt Accounts Date in relation to the Frankfurt Divestment Business set out on page 10 of the report entitled “Project Cheetah Volume 3b – Frankfurt Market” dated 25 February 2016;

"Frankfurt DivestCo P&L"
means the pro forma profit and loss statement as at the Frankfurt Accounts Date in relation to the Frankfurt Divestment Business set out on pages 21 to 22 of the report entitled “Project Cheetah Volume 2b – Frankfurt Market” dated 25 February 2016 but excluding the KPIs set out therein;

"Frankfurt DivestCo Purchase Price"	has the meaning given in clause 5.3(A) (Consideration);

"Frankfurt DivestCo Shares"	means two shares representing all the issued shares in the capital of Frankfurt DivestCo;

"Frankfurt Divestment Business"	means the business of the data centre located at Lyoner Straße as described in the Carve-out Memorandum;

"Frankfurt Lease"
means the lease agreement dated 11/16 August 2000 as amended by the 1st Amendment dated 2 March 2001, the 2nd Amendment dated 12 March 2001 and the 3rd Amendment dated 29 December 2010, the 4th Amendment dated 30 December 2015/11 January 2016 and the 5th Amendment dated 30 December 2015/11 January 2016 regarding the building located at Lyoner Str. 28, 60528 Frankfurt am Main, Germany;

"Frankfurt Lease Amendment Documentation"	has the meaning given in clause 9.9(A) (Purchasers’ warranties and undertakings);

"Frankfurt Loans"
means any loans made by any member of the Retained Group to Frankfurt DivestCo outstanding as at the close of business (or, if the Completion Date is on the first Business Day of a month, 12:01 a.m.) on the Completion Date;

"Frankfurt Market VDD Report"	means the report prepared by the Sellers’ Accountants entitled ‘Project Cheetah Volume 3 – Frankfurt Market VDD report’ dated 8 February 2016, a copy of which is attached to the Disclosure Letter;

"Frankfurt Payables"
means the aggregate of the amounts owing from Frankfurt DivestCo to any members of the Retained Group under any Frankfurt Loans, including in respect of interest accrued on such amounts in accordance with the terms of the Frankfurt Loans, as at the close of business (or, if the Completion Date is on the first Business Day of a month, 12:01 a.m.) on the Completion Date;

"Frankfurt Payables Deeds of Assignment"	has the meaning given in clause 14.1 (Sale, purchase and assignment of the Frankfurt Payables);

"Frankfurt Payables Notice"	means in respect of any Frankfurt Payables Deed of Assignment, the notice scheduled to such Frankfurt Payables Deed of Assignment;

"Frankfurt Payables Purchase Price"	has the meaning given in clause 14.1 (Sale, purchase and assignment of the Frankfurt Payables);

"Frankfurt Relevant Employees"
means those individuals whose names are listed in the Disclosure Letter against the warranty at Schedule 3, paragraph 19.3: (a) who transferred to Frankfurt DivestCo by operation of law pursuant to the Reorganisation; (b) whose employment transferred to Frankfurt DivestCo with their express consent pursuant to the Reorganisation; and (c) who have been offered and have accepted and commenced employment with Frankfurt DivestCo following the date of completion of the Frankfurt Demerger Agreement (whether as a Replacement Relevant Employee or otherwise);

"Frankfurt Reorganisation"
means (i) the statutory demerger by way of a spin-off by way of absorption pursuant to sec. 123 (3) no. 1 of the German Transformation Act transferring the portion of assets, liabilities, legal relationships and employees specified in the Frankfurt Demerger Agreement in their entirety to Frankfurt DivestCo; and (ii) ancillary measures described in the Carve-out Memorandum;

"Guarantee"	means any letter of credit, guarantee, indemnity or similar instrument issued at the request of a borrower by an issuing bank under a facility agreement or otherwise;

"Hazardous Material"
means any wastes, pollutants, contaminants and any other natural or artificial substance or material (whether in the form of a solid, liquid, gas or vapour) which is a pollutant or contaminant which is capable of causing harm to the Environment or a nuisance to any person or which is regulated, prohibited, controlled or restricted under applicable laws or legislation;

"IASB"	means the International Accounting Standards Board;

"IFRS"
means the body of pronouncements issued or adopted by the IASB, including International Financial Reporting Standards and associated interpretations issued by the IASB and International Accounting Standards and associated interpretations adopted by the IASB;

"Information Technology"	means computer hardware, software and networks;

"Insolvency Proceedings"	means, in respect of the Purchasers’ Guarantor:
(i) the suspension of payments by it or the declaration or imposition of a moratorium;
(ii) an order being made or resolution being passed for its winding up;
(iii) an administration order being made (or application for such an order);
(iv) a composition or similar arrangement with any of its creditors;
(v) the appointment of a liquidator, administrator or receiver (including an administrative receiver), in respect of it or any of its assets;
(vi) the enforcement of any security over any of its assets; or
(vii) the occurrence of any procedure or step analogous to any of the foregoing in any jurisdiction;

"Intellectual Property"
means patents, trade marks, rights in designs, copyrights and database rights (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

"Inter-Company Payables"
means, in respect of AMS04 SPV and each member of the Target Group, the aggregate of the amounts owing, including in respect of interest accrued and outstanding on all such amounts, as at as at the close of business (or, if the Completion Date is on the first Business Day of a month, 12:01 a.m.) on the Completion Date by AMS04 SPV or such member of the Target Group (as applicable) to any members of the Retained Group (including any distribution declared by AMS04 SPV or such member of the Target Group (as applicable) in favour of or payable to any member of the Retained Group), but excluding (i) the Ordinary Trading Payables in respect of AMS04 SPV or such member (as applicable); (ii) in the case of Frankfurt DivestCo, any Frankfurt Payables; (iii) in the case of Amsterdam DivestCo, any Amsterdam DivestCo Payables; and (iv) in the case of AMS04 SPV, any AMS04 SPV payables;

"Inter-Company Receivables"
means, in respect of AMS04 SPV and each member of the Target Group, the aggregate of the amounts owing, including in respect of interest accrued and outstanding on all such amounts, as at the close of business (or, if the Completion Date is on the first Business Day of a month, 12:01 a.m.) on the Completion Date by any members of the Retained Group to AMS04 SPV or such member of the Target Group (as applicable), excluding the Ordinary Trading Receivables in respect of AMS04 SPV or such member (as applicable);

"Key Employee"	means those individuals defined as "Key Personnel" in the Commitments (as in effect on the date of this Agreement), and (ii) employed by any member of the Target Group at the date of this Agreement;

"Lease"	has the meaning given in paragraph 18.7(A) of Schedule 3 (Sellers’ Warranties);

"London Accounts Date"	means 31 December 2015;

"London Additional Overlay Employee"	means any Additional Overlay Employee of London DivestCo;

"London BTA Sellers"	means Telecity Group Limited and Equinix (UK) Limited;

"London Business Transfer Agreement"
means the business transfer agreement dated 31 March 2016 among the London BTA Sellers, London DivestCo and others contained in section 2.9.1-B of the Data Room, as amended immediately prior to the date of this Agreement by a deed of amendment in the agreed form;

"LON1 Agreement for Lease"
means the agreement to lease to be entered into between (1) 356 ACQ Limited, (2) London DivestCo, (3) Telecity UK Limited, (4) Telecitygroup UK Limited and (5) Meadow Real Estate Fund III, LP relating to Archway House and Bonnington House in the form set out in Attachment 3 (LON 1 Documents);

"LON1 Contribution"	means the payment of £7,000,000 to be made to 356 ACQ Limited pursuant to clause 2.1 of the LON1 Agreement for Lease;

“LON1 Lease”
means the lease agreement to be entered into between (1) 356 ACQ Limited, (2) London DivestCo and (3) Telecitygroup UK Limited relating to Bonnington House in the form set out in Attachment 3 (LON 1 Documents);

“LON1 Legal Opinions”
means the legal opinions relating to capacity, execution and enforceability addressed to London DivestCo in a form and issued by a law firm approved by the London DivestCo Purchaser relating to covenants and obligations pursuant to the LON1 Agreement for Lease and the LON1 Lease of 356 ACQ Limited (in respect of Jersey law) and Meadow Real Estate Fund III (in respect of Delaware law);

"London DivestCo"	means TelecityGroup UK LON Limited, basic information concerning which is set out in Attachment 1 (Basic information about London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV);

"London DivestCo Completion Payment"	has the meaning given in clause 6.2(D) (Completion);

"London DivestCo Consideration"	has the meaning given in clause 5.1 (Consideration);

"London DivestCo Financial Statement"
means the special purpose unaudited balance sheet as at the London Accounts Date in relation to the London Divestment Business set out on page 28 of the report entitled “Project Cheetah Volume 1b – London Market” dated 25 February 2016;

"London DivestCo P&L"
means the pro forma profit and loss statement as at the London Accounts Date in relation to the London Divestment Business set out on page 5 of the report entitled “Project Cheetah Volume 1b – London Market” dated 25 February 2016 but excluding the KPIs set out therein;

"London DivestCo Purchase Price"	has the meaning given in clause 5.1(A) (Consideration);

"London DivestCo Shares"
means two shares and any new shares in London DivestCo issued pursuant to clause 7.20, (Sellers’ warranties and undertakings) and paragraph 4(H) of Schedule 6 (Conduct of Business before Completion), such shares together representing all the issued shares in the capital of London DivestCo;

"London Divestment Business"
means the business of the data centres at Bonnington House, Sovereign House, Meridian Gate, Oliver's Yard and West Drayton as described in the London Business Transfer Agreement and the Carve-out Memorandum;

"London Market VDD Report"	means the report prepared by the Sellers’ Accountants entitled ‘Project Cheetah Volume 1 – London Market VDD report’ dated 8 February 2016, a copy of which is attached to the Disclosure Letter;

"London Relevant Employees"
means those individuals whose names are listed in the Disclosure Letter against the warranty at Schedule 3, paragraph 19.5: (a) who transferred to London DivestCo by operation of law pursuant to the Reorganisation; (b) whose employment transferred to London DivestCo with their express consent pursuant to the Reorganisation; and (c) who have been offered and have accepted and commenced employment with London DivestCo following the date of completion of the London Business Transfer Agreement (whether as a Replacement Relevant Employee or otherwise);

"London Reorganisation"
means the transfer of the portion of assets, liabilities, legal relationships and employees specified in and pursuant to the London Business Transfer Agreement in their entirety to London DivestCo and ancillary measures described in the Carve-out Memorandum;

"Long Stop Date"	means 31 December 2016;

"Losses"
means losses, liabilities, claims, demands, costs and expenses, including any legal costs which a party incurs in order to defend itself against any claim made by a third party (excluding any liabilities in respect of Tax) and "Loss" shall be construed accordingly;

"LTTA"	means the Dutch Legal Transactions Tax Act (Wet op belastingen van rechtsverkeer);

"Material Contract"	means:
(i) any contract or arrangement of any member of the Target Group or any member of the Retained Group (but only to the extent its business relates to the Target Business as carried on as at the date of this Agreement) calling for payments by any party thereto in excess of £500,000 in any one year;

(ii) any joint venture agreement or arrangement under which any member of the Target Group participates with any other person in any business;
(iii) any contract or arrangement of any member of the Target Group which is expressed to be of three years or greater duration and cannot be terminated on less than 12 months’ notice; or
(iv) any contract or arrangement which materially restricts any member of the Target’s Group freedom to carry on its business in any part of the world in such manner as it may think fit;

"Material Customer Contract"	means any customer contract of the London Divestment Business with an aggregate yearly revenue over £500,000 (excluding costs of power), including any related work orders;

"Merger Completion Date"	means 15 January 2016;

"Monitoring Trustee"
means Advolis SA, which has been appointed as monitoring trustee pursuant to the Commitments and which has the duty to monitor compliance with the conditions and obligations attached to the Clearance Decision;

"Net External Cash Balance"
means, in respect of AMS04 SPV and each member of the Target Group, the External Cash Value of AMS04 SPV or such member (as applicable) less the External Debt Value of AMS04 SPV or such member (as applicable), which may be a positive or a negative amount;

"Net Inter-Company Debt"
means, in respect of AMS04 SPV and each member of the Target Group, the Inter-Company Receivables of AMS04 SPV or such member (as applicable) less the Inter-Company Payables of AMS04 SPV or such member (as applicable), which may be a positive or a negative amount;

"Net Sum"	has the meaning given in paragraph 1.9 of Part A of Schedule 8 (Completion Accounts);

"Non-disclosure Agreements"	means the non-disclosure agreements entered into by any member of the Retained Group and potential purchasers (other than the Purchasers) in relation to the sale of the Shares;

"Notice"	has the meaning given in paragraph 1.2(A) of Part A of Schedule 8 (Completion Accounts);

"Ordinary Trading Payables"
means ordinary trade payables pursuant to the agreements listed in Schedule 17 (Ongoing Arrangements) owing at Completion and relating to the period up to Completion only, by London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo or AMS04 SPV (as applicable) to any members of the Retained Group;

"Ordinary Trading Receivables"
means ordinary trade receivables pursuant to the agreements listed in Schedule 17 (Ongoing Arrangements) owing at Completion and relating to the period up to Completion only, by members of the Retained Group to London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo or AMS04 SPV (as applicable);

"Other Retained Group Guarantee"	has the meaning given in clause 9.6 (Purchasers’ warranties and undertakings);

“Other Retained Group Guarantee Side Letter”	means the side letter in the agreed form to be entered at Completion between the Sellers and each member of the Target Group;

"Outstanding Amsterdam Expansion Cost"
means the amount of the Amsterdam Expansion Cost which has not been paid to the relevant contractors, as at Completion, as notified (together with copies of each Amsterdam Expansion Agreement, any invoices issued pursuant to such agreements and evidence of payment thereof) by (or on behalf of) the Amsterdam DivestCo Seller to the Amsterdam DivestCo Purchaser no fewer than five Business Days prior to Completion;

"Outstanding Transferring Contract"	has the meaning given in clause 12.2 (Transferring Contracts);

"Overlay Employees"
means those Relevant Employees whose employment transferred to a member of the Target Group with their express consent or who have received an offer of employment with a member of the Target Group following the date of completion of the Amsterdam Deed of Demerger, the Frankfurt Demerger Agreement or the London Business Transfer Agreement (as applicable) but prior to the date of this Agreement (but excluding any Replacement Relevant Employee);

"payee"	has the meaning given in paragraph 1.9 of Part A of Schedule 8 (Completion Accounts);

"payer"	has the meaning given in paragraph 1.9 of Part A of Schedule 8 (Completion Accounts);

"Pension Schemes"	means, in respect of Amsterdam DivestCo:
 (i) (the pension benefits provided for in) the pension scheme rules of TelecityGroup Netherlands B.V. dated 2 January 2013, which rules will be laid down in separate pension scheme rules for DivestCo, as confirmed by the pension administrator ASR in its letter dated 29 March 2016 to TelecityGroup Netherlands B.V.;

(ii) the WIA additional income pension scheme as laid down in the relevant pension scheme rules ('Reglement WIA-excedentpensioen') dated 22 March 2016, under policy number 5355_300557;
(iii) the WIA shortfall pension scheme as laid down in the relevant pension scheme rules ('Reglement WIA-onderbouwpensioen') (incorrectly) dated 22 March 2015 rather than 22 March 2016, under policy number 5355_300556; and

(iv) the Surviving Dependants Act shortfall pension scheme as laid down in the Surviving Dependants Act shortfall pension scheme rules ('Reglement ANW-Hiaatpensioen') dated 22 March 2016;
in respect of London DivestCo:
(i) TelecityGroup UK LON Group Personal Pension Plan provided by Scottish Widows; and
(ii) TelecityGroup UK LON Group Self Invested Personal Pension provided by Standard Life;
and in respect of Frankfurt DivestCo:
(i) any employer-financed or employee-financed capital-forming benefits (vermögenswirksame Leistungen) for the benefit of Frankfurt Relevant Employees; and
(ii) any employer-financed or employee-financed support fund commitments (Unterstützungskassenzusagen) for the benefit of Frankfurt Relevant Employees;

"Permitted Transfer"	has the meaning given in clause 23.1 (Permitted Transfer);

"Permitted Transferee"	has the meaning given in clause 23.1 (Permitted Transfer);

"Phase 1 Science Park Fit-out"	means the first phase of the fit out of Science Park to a total capacity of approximately 3,400 kW and 1,870m2 that is on-going at the date of this Agreement;

"Phase 2 Science Park Fit-out"	means the second phase of the fit out of Science Park to achieve a total capacity of 7,081 kW and 4,979m2;

"Proceedings"
means any proceeding, suit or action arising out of or in connection with this Agreement or the negotiation, existence, validity or enforceability of this Agreement, whether contractual or non-contractual;

"Property" or "Properties"	means freehold, leasehold or other immovable property in any part of the world;

"Property Owner"	means, in relation to any Relevant Property, the person referred to as the owner in Attachment 2 (Relevant Properties);

"Purchasers’ Accountants"	means KPMG LLP (San Francisco);

"Purchasers’ Fundamental Warranties"	means the warranties set out in paragraphs 1, 2 and 4 of Schedule 5 (Purchasers’ Warranties) given by the Purchasers and "Purchasers’ Fundamental Warranty" shall be construed accordingly;

"Purchasers’ Guarantor Warranties"	means the warranties set out in clause 10.7 (Purchasers’ Guarantor) and "Purchasers’ Guarantor Warranty" shall be construed accordingly;

"Purchasers’ Group"
means each Purchaser, such Purchaser’s subsidiaries and subsidiary undertakings, any holding company of such Purchaser and all other subsidiaries of any such holding company, in each case, from time to time, including, from Completion, the Target Group and AMS04 SPV;

"Purchasers’ Solicitors"	means White & Case LLP;

"Purchasers’ Warranties"	means the warranties set out in Schedule 5 (Purchasers’ Warranties) given by the Purchasers and "Purchasers’ Warranty" shall be construed accordingly;

"Reasoned Proposal"	means the reasoned proposal to be submitted by Equinix, Inc. to the Commission under paragraph 18 of the Commitments substantially in the agreed form;

"Relevant Employees"	means the London Relevant Employees, Amsterdam Relevant Employees and Frankfurt Relevant Employees;

"Relevant Property"	means the Property or Properties referred to in Attachment 2 (Relevant Properties);

"Relevant Shares"
means, in the case of (i) the London DivestCo Seller, the London DivestCo Shares; (ii) the Amsterdam DivestCo Seller, the Amsterdam DivestCo Shares; and (iii) the Frankfurt DivestCo Seller, the Frankfurt DivestCo Shares;

"Reorganisation"	means the Amsterdam Reorganisation, the Frankfurt Reorganisation and the London Reorganisation;

"Replacement Guarantee"	has the meaning given in clause 10.5 (Purchasers’ Guarantor);

“Replacement Relevant Employee”
means any person who receives and accepts an offer of employment from a member of the Target Group to directly replace any individual who transferred to that member of the Target Group by operation of law pursuant to the Reorganisation but who resigns or otherwise leaves that member of the Target Group, provided that such offer of employment is on terms and conditions which are not materially different to the terms of that individual’s contract of employment whom he has replaced;

"Retained Group"
means each Seller and the AMS04 SPV Seller, their respective subsidiaries and subsidiary undertakings from time to time, any holding company of such Seller or the AMS04 SPV Seller and all other subsidiaries or subsidiary undertakings of any such holding company (other than, from Completion, London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV);

"Retention Plan"	means the incentive arrangements entered into by the Retained Group in relation to certain of the Relevant Employees prior to the Reorganisation;

"RETT"	means the real estate transfer tax (overdrachtsbelasting) within the meaning of the LTTA;

"Run-Off Licence Termination Date"	has the meaning given in clause 16.5 (Intellectual Property and Business Information);

"Science Park"	means Amsterdam DivestCo’s AMS01(e) data centre, located in the Science Park in Amsterdam at Science Park 120/122, 1098 XG Amsterdam;

"Security"	means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

"Sellers’ Accountants"	means KPMG LLP (London);

"Sellers’ Anti-bribery Warranties"
means the warranties set out in paragraph 22 of Schedule 3 (Sellers’ Warranties) given by each Seller in respect of itself only, such Seller’s Relevant Shares and the relevant member of the Target Group and "Sellers’ Anti-bribery Warranty" shall be construed accordingly;

"Sellers’ Announcement"
means the announcement to be made by the Sellers and the AMS04 SPV Seller (or any member of the Retained Group) on or about the date of this Agreement concerning the transactions contemplated by this Agreement and the other Share Purchase Documents, in the agreed form;

"Sellers’ Fundamental Warranties"
means the warranties set out in paragraphs 1, 2, 3, 8.7, 13 and 23 of Schedule 3 (Sellers’ Warranties) given by each Seller in respect of itself only, such Seller’s Relevant Shares and the relevant member of the Target Group and "Sellers’ Fundamental Warranty" shall be construed accordingly;

"Sellers’ Guarantor Warranties"	means the warranties set out in clause 8.5 (Sellers’ Guarantor) and "Sellers’ Guarantor Warranty" shall be construed accordingly;

"Sellers’ Solicitors"	means Slaughter and May;

"Sellers’ Warranties"
means the warranties set out in Schedule 3 (Sellers’ Warranties) given by each Seller in respect of itself only, such Seller’s Relevant Shares and the relevant member of the Target Group and "Sellers’ Warranty" shall be construed accordingly;

"Senior Employees"
means (i) Relevant Employees who are not directors and who are entitled to a basic salary at an average annual rate over the last three financial years in excess of £100,000 per annum (or local currency equivalent), and (ii) directors who are also Relevant Employees;

"Senior Retained Group Employees"
means (i) employees of the Retained Group who are not directors and who are entitled to a basic salary at an average annual rate over the last three financial years in excess of £100,000 per annum (or local currency equivalent), and (ii) directors who are also employees of the Retained Group;

"Service Document"	means a claim form, application notice, order or judgment;

"Share Purchase Documents"
means this Agreement, the Tax Covenant, the Disclosure Letter, the Transitional Services Agreements, the London Business Transfer Agreement, the Amsterdam Deed of Demerger, the Frankfurt Demerger Agreement and any other agreements entered into pursuant to this Agreement (other than the Other Retained Group Guarantee Side Letter);

"Shared Required Assets"	has the meaning given in clause 13.3 (Wrong pockets);

"Shared Transferring Contracts"	means those Transferring Contracts which are specified as being shared contracts in Schedule 1 to the Carve-out Memorandum;

"Shares"	means the London DivestCo Shares, Amsterdam DivestCo Shares, and the Frankfurt DivestCo Shares;

"Shortfall"	has the meaning given in paragraph 1.6 of Part A of Schedule 8 (Completion Accounts);

"Specified Retained Group Guarantee"	has the meaning given in clause 9.5 (Purchasers’ warranties and undertakings);

"Target Business"	means the Amsterdam Divestment Business, the Frankfurt Divestment Business and the London Divestment Business;

"Target Group"	means, together, London DivestCo, Amsterdam DivestCo and Frankfurt DivestCo;

"Target Group Guarantee"	has the meaning given to it in clause 7.11 (Sellers’ warranties and undertakings);

"Tax"	has the meaning given in the Tax Covenant;

"Tax Authority"	has the meaning given in the Tax Covenant;

"Tax Covenant"
means the tax covenant to be entered into between London DivestCo Seller, Amsterdam DivestCo Seller, Frankfurt DivestCo Seller, London DivestCo Purchaser, Amsterdam DivestCo Purchaser and Frankfurt DivestCo Purchaser, at Completion substantially in the agreed form;

"Tax Warranties"	means the warranties set out in paragraph 24 of Schedule 3 (Sellers’ Warranties);

"Telecity Group Accounts"
means the audited consolidated balance sheet and consolidated profit and loss accounts of Telecity Group plc as at, and for the period ended on, 31 December 2014 (including all notes, reports, statements and other documents annexed to these accounts), prepared in accordance with IFRS;

"TGL Intercompany Loan Agreement"	means the intercompany loan agreement between Telecity Group Limited and London DivestCo dated 1 April 2016 disclosed in section 2.2.4-A of the Data Room;

"TGL Prepayment Amount"	has the meaning given in clause 7.19(C) (Sellers’ warranties and undertakings);

"Third Party Consent"	means any consent, approval, authorisation or waiver required by a third party;

"Top 20 Customer Contracts"	means the customer contracts disclosed in folders 2.6.1, 3.6.3 and 4.6.3 of the Data Room;

"Transferring Contracts"
means those contracts set out in Schedule 1 to the Carve-out Memorandum, and any other contracts to be transferred to any member of the Target Group after the date of this Agreement pursuant to the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement;

"Transitional Services Agreements"
means the transitional services agreements in the agreed form (i) between the Telecity Group Limited, Equinix (UK) Limited and London DivestCo to be dated on or around the date of this Agreement; (ii) between the Amsterdam DivestCo Seller and Amsterdam DivestCo to be dated on or around the date of this Agreement; (iii) between the Frankfurt DivestCo Seller and Frankfurt DivestCo dated 20 April 2016 and to be amended and restated immediately prior to the execution of this agreement; and (iv) between Telecity Group Limited, London DivestCo, Amsterdam DivestCo and Frankfurt DivestCo to be dated on or around the date of this Agreement;

"Trigger Event"	means:
(i) the disposal by the Purchasers’ Guarantor of all or a material proportion of its assets;
(ii) Control of the Purchasers’ Guarantor being acquired by any person (excluding any holding company of the Purchasers’ Guarantor or any subsidiary of such holding company, provided that in each case the financial standing of such company is at least equivalent to that of the Purchasers’ Guarantor) who does not currently Control the Purchasers’ Guarantor;

(iii) the commencement of any Insolvency Proceedings; or
(iv) any other event or circumstance which has a material adverse effect on the ability of the Purchasers’ Guarantor to meet its obligations as they fall due under clause 10 (Purchasers’ Guarantor);

"Underlying Claim"	has the meaning given in paragraph 3.2 of Schedule 7 (Limitations on the Sellers’ and AMS04 SPV Seller’s liability);

"VAT"	means:
(i) within the European Union, any tax imposed by any Member State in conformity with the Directive of the Council of the European Union on the common system of value added tax (2006/112/EC); and
(ii) outside the European Union, any tax corresponding to, or substantially similar to, the common system of value added tax referred to in paragraph (i) of this definition;

"Working Capital"
means, in respect of AMS04 SPV and each member of the Target Group, the sum of the values of each of the items to be set out in the column entitled "Working Capital" in the Completion Accounts of such member (as shown in the pro-forma balance sheet for each member of the Target Group and AMS04 SPV set out in Part D of Schedule 8 (Completion Accounts)) (whether positive or negative) determined in accordance with the policies set out in Part B of Schedule 8(Completion Accounts);

"Working Capital Reference Amount"	means, in respect of:
(i) London DivestCo, minus £9,781,000;
(ii) Amsterdam DivestCo, minus EUR 6,458,000;
(iii) Frankfurt DivestCo, minus EUR 1,051,000; and
(iv) AMS04 SPV, minus EUR 54,000; and

"Working Hours"	means 8.30 a.m. to 6.30 p.m. on a Business Day.

1.2	In this Agreement, unless otherwise specified:

(A)	references to clauses, paragraphs, Schedules and Attachments are to clauses and paragraphs of, and Schedules and Attachments to, this Agreement;

(B)
references to any document in the "agreed form" means that document in a form agreed by the parties and initialled for the purposes of identification by or on behalf of the Purchasers, the Sellers and the AMS04 SPV Seller;

(C)	use of any gender includes the other genders;

(D)	a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(E)	references to a "company" shall be construed so as to include any corporation or other body corporate, wherever and however incorporated or established;

(F)
references to a "person" shall be construed so as to include any individual, firm, company, corporation, body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

(G)	the expressions "body corporate", "debentures", "holding company", "subsidiary" and "subsidiary undertaking" shall have the meaning given in the Companies Act 2006;

(H)	the expressions “include” and “including” are to be construed as being by way of illustration or emphasis only and are not to be construed so as to limit the generality of any words preceding them;

(I)	any reference to a "day" (including the phrase "Business Day") shall mean a period of 24 hours running from midnight to midnight;

(J)	references to times are to London time;

(K)
any indemnity or obligation to pay (the "Payment Obligation") being given on an "after-Tax basis" or expressed to be "calculated on an after-Tax basis" means that the amount payable pursuant to such Payment Obligation (the "Payment") shall be calculated in such a manner as will ensure that, after taking into account:

(i)	any Tax required to be deducted or withheld from the Payment;

(ii)	the amount and timing of any additional Tax which becomes payable as a result of the Payment’s being subject to Tax; and

(iii)	the amount and timing of any Tax benefit which is obtained to the extent that such Tax benefit is attributable to the matter giving rise to the Payment Obligation or to the receipt of the Payment, the recipient of the Payment is in the same position as that in which it would have been if the matter giving rise to the Payment Obligation had not occurred (or, in the case of a Payment Obligation given by reference to any matter affecting a person other than the recipient of the Payment, the recipient of the Payment and that other person are, taken together, in the same position as that in which they would have been had the matter giving rise to the Payment Obligation not occurred) provided that the amount of the Payment shall not exceed that which it would have been if it had been regarded for all Tax purposes as received solely by the recipient and not any other person;

(L)
references to "costs" and/or "expenses" incurred by a person shall not include any amount in respect of VAT comprised in such costs or expenses for which either that person or, if relevant, any other member of the VAT group to which that person belongs is entitled to credit as input tax;

(M)	a person shall be deemed to be connected with another if that person is connected with another within the meaning of sections 1122 and 1123 CTA 2010;

(N)	references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(O)	the obligations of each Seller and the AMS04 SPV Seller under the Share Purchase Documents shall be several and not joint or joint and several obligations;

(P)	the obligations of each Purchaser under the Share Purchase Documents shall be several and not joint or joint and several obligations;

(Q)
references to the knowledge, belief or awareness of the AMS04 SPV Seller, any Seller or the Sellers (or similar phrases) shall be limited to the actual knowledge of Harro Beusker, Rob Coupland, Jeremy Nicholls, Mark Pestridge, Petran van Hugten, Martin Essig, Sheryl Hope, Tom Newton, Herman Vlug and Chris Truman;

(R)
references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(S)	all headings and titles are inserted for convenience only and are to be ignored in the interpretation of this Agreement;

(T)
the Schedules and Attachments form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules and Attachments; and

(U)
where an amount is expressed in any Share Purchase Document in pounds sterling and the parties thereto need to know the equivalent amount in euros, or expressed in euros and the parties thereto need to know the equivalent amount in pounds sterling, such amount shall be converted into pounds sterling or euros, as the case may be, at an exchange rate equal to the mid-point closing rate for converting that currency into pounds sterling or euros as the case may be on the date on which the conversion takes place, as quoted in the London edition of the Financial Times first next published (or, if no such rate is quoted in the Financial Times, the mid-point closing rate quoted by Barclays Bank PLC in London). In relation to a claim, the date of such conversion shall be the date of receipt of notice of that claim in accordance with Schedule 7 (Limitations on the Sellers’ and AMS04 SPV Seller’s liability). For the avoidance of doubt, this provision under no circumstances applies to the amounts referred to in clause 5 (Consideration).

2.	Sale and purchase

2.1	On the terms and subject to the conditions of this Agreement:

(A)	the London DivestCo Seller shall sell or procure the sale of, and the London DivestCo Purchaser shall purchase, the London DivestCo Shares;

(B)	the Amsterdam DivestCo Seller shall sell or procure the sale of, and the Amsterdam DivestCo Purchaser shall purchase, the Amsterdam DivestCo Shares; and

(C)	the Frankfurt DivestCo Seller shall sell or procure the sale of, and the Frankfurt DivestCo Purchaser shall purchase, the Frankfurt DivestCo Shares, in each case free from all Encumbrances and together with all rights attached or accruing to the Relevant Shares at or after Completion.

2.2	Each Seller shall transfer legal and beneficial title to the Relevant Shares to the relevant Purchaser at Completion.

2.3	Each Seller shall procure the waiver of all rights of pre-emption over the Relevant Shares.

3.	Conditions

3.1	The sale and purchase of the Shares pursuant to this Agreement are in all respects conditional upon those matters listed in Schedule 1 (Conditions to Completion) (the "Conditions").

3.2
The Sellers and the AMS04 SPV Seller shall use reasonable endeavours to fulfil or procure the fulfilment of the Approval Condition as soon as reasonably practicable and in any event before the Long Stop Date and will notify the Purchasers in writing as soon as reasonably practicable of the satisfaction of the Approval Condition. The Purchasers shall, and shall procure that all other members of the Purchasers’ Group shall, provide the Sellers, the AMS04 SPV Seller and all other members of the Retained Group with such assistance, information and documentation as the Sellers or the AMS04 SPV Seller may reasonably request in connection with the fulfilment of the Approval Condition, including for the purpose of any necessary submissions to be made to the Commission or the Monitoring Trustee, including the Reasoned Proposal, as soon as reasonably practicable following any such request.

3.3
The Approval Condition may not be waived by any party. The Condition set out in paragraph 2 of Schedule 1 (Conditions to Completion) may be waived in whole or in part by the Sellers, the AMS04 SPV Seller and the Purchasers acting jointly.

3.4
The Amsterdam DivestCo Seller and the Amsterdam DivestCo Purchaser shall use reasonable endeavours, and shall co-operate with the other as required, to fulfil or procure the fulfilment of the Condition listed in paragraph 2 of Schedule 1 (Conditions to Completion) as soon as possible and in any event on or before the Long Stop Date.

3.5
Each of the Sellers, the AMS04 SPV Seller and the Purchasers undertakes to disclose in writing to the others anything which will or may prevent any Condition from being fulfilled on or prior to the Long Stop Date, in each case as soon as reasonably practicable and, in any event, promptly after it comes to their attention.

3.6	If:

(A)	any of the Conditions is not fulfilled or waived by 5.00 p.m. on the Long Stop Date;

(B)
Completion has not occurred by the end of the Completion Period and the Commission has not agreed to extend the Completion Period (provided that any such extension shall require the prior written consent of all parties hereto); or

(C)
the parties agree in writing at any time before the Long Stop Date that the Approval Condition cannot be fulfilled on the basis of responses received from the Commission in respect of the Approval Condition, subject to clause 3.7, this Agreement shall be capable of termination by any Seller or the AMS04 SPV Seller (on the one hand) or any Purchaser (on the other hand) forthwith by way of notice in writing to the other parties, provided that the relevant Seller, the AMS04 SPV Seller or the relevant Purchaser, whichever is the party proposing to terminate, has complied with its obligations under this clause 3.

3.7	If this Agreement is terminated in accordance with clause 3.6, and without limiting any party's right to claim damages, all obligations of the parties under this Agreement shall end

(except for the Continuing Provisions) but (for the avoidance of doubt) all rights and liabilities of the parties which have accrued before termination shall continue to exist.

4.	Conduct of business before Completion

4.1	Subject to clause 4.3 and 4.4:

(A)
between the date of this Agreement and Completion the London DivestCo Seller shall procure that London DivestCo will conduct its business in the ordinary course and will not undertake any act which is outside the ordinary course of business (in each case, as carried on by London DivestCo since the date of incorporation of London DivestCo);

(B)
between the date of this Agreement and Completion the Amsterdam DivestCo Seller shall procure that Amsterdam DivestCo will conduct its business in the ordinary course and will not undertake any act which is outside the ordinary course of business (in each case, as carried on by Amsterdam DivestCo since the date of incorporation of Amsterdam DivestCo);

(C)
between the date of this Agreement and Completion the Frankfurt DivestCo Seller shall procure that Frankfurt DivestCo will conduct its business in the ordinary course and will not undertake any act which is outside the ordinary course of business (in each case, as carried on by Frankfurt DivestCo since the date of incorporation of Frankfurt DivestCo); and

(D)
between the date of this Agreement and the date on which AMS04 SPV is transferred from AMS04 SPV Seller to Amsterdam DivestCo in accordance with clause 24 (Transfer of AMS04 SPV Shares), the AMS04 SPV Seller shall procure that AMS04 SPV will conduct its business in the ordinary course and will not undertake any act which is outside the ordinary course of business (in each case, as carried on by AMS04 SPV since the date of incorporation of AMS04 SPV); and

(E)
between the date on which AMS04 SPV is transferred from AMS04 SPV Seller to Amsterdam DivestCo in accordance with clause 24 and Completion, the Amsterdam DivestCo Seller shall procure that AMS04 SPV will conduct its business in the ordinary course and will not undertake any act which is outside the ordinary course of business (in each case, as carried on by AMS04 SPV since the date of incorporation of AMS04 SPV), in each case without the prior written consent of the London DivestCo Purchaser (in the case of London DivestCo), the Amsterdam DivestCo Purchaser (in the case of Amsterdam DivestCo or AMS04 SPV), the Frankfurt DivestCo Purchaser (in the case of Frankfurt DivestCo) (in each case, such consent not to be unreasonably withheld or delayed). The relevant Seller or the AMS04 SPV Seller (as the case may be) shall procure that the acts or matters listed in Schedule 6 (Conduct of Business before Completion) shall not be carried out by the relevant member of the Target Group or the AMS04 SPV (as the case may be) without the prior written consent of the relevant Purchaser (in each case, such consent may be withheld in the relevant Purchaser’s sole and absolute discretion).

4.2
Each Seller and the AMS04 SPV Seller shall send any request for approval to Chris Kenney and Stephen Taylor at s.taylor@digitalrealty.com and c.kenney@digitalrealty.com (or such other person as may be notified by the Purchasers to the Sellers and the AMS04 SPV Seller in writing).

4.3	Clause 4.1 and Schedule 6 shall not operate so as to restrict or prevent:

(A)	any matter reasonably undertaken in the case of an emergency or disaster with the intention of minimising any adverse effect (and of which the relevant Purchaser will be promptly notified);

(B)	completion or performance of any obligation undertaken pursuant to any contract entered into by or relating to any member of the Target Group or AMS04 SPV prior to the date of this Agreement;

(C)	any ordinary course payment for or in respect of any Tax;

(D)	any matter contemplated by the Share Purchase Documents or the Carve-out Memorandum or necessary to implement the transfer of the Shares to the Purchasers;

(E)	any matter undertaken at the written request, or with the written consent, of any Purchaser;

(F)
the entry by Amsterdam DivestCo into (i) any Amsterdam Phase 1 Fit-out Agreements not entered into by the date of this Agreement; and (ii) the Amsterdam Phase 2 Fit-out Agreements, provided that, prior to the execution of such agreements, the Amsterdam DivestCo Purchaser is provided with drafts of such agreements and the reasonable comments of the Amsterdam DivestCo Purchaser are taken into consideration;

(G)	any matter undertaken pursuant to the Commitments (in the form which the Commitments are in at the date of this Agreement);

(H)	without prejudice to clause 4.3(G), any matter required to comply with any law or regulation (including the requirements of any governmental or regulatory authority);

(I)	the appointment of Robert Coupland as a managing director of Frankfurt DivestCo;

(J)	the entry by London DivestCo into the LON1 Agreement for Lease and the LON1 Lease; and

(K)	the entry by Amsterdam Divestco into the Amsterdam Easement.

4.4	Between the date of this Agreement and Completion, if any member of the Target Group proposes to enter into a customer contract which would:

(A)	call on any party thereto to make payments in excess of £500,000 (excluding costs of power) in any one year; and/or

(B)	be incapable of being terminated by such member of the Target Group for convenience within 24 months’ of the date of entry into such contract; or

(C)	include terms which are more onerous than the terms of any Top 20 Customer Contract, then in each case:

(i)
the relevant Seller shall procure that the relevant member of the Target Group will request the consent of the relevant Purchaser before entering into such contract by contacting Stephen Taylor, Chris Kenney and the Purchasers’ Solicitors (the “Clean Team”); and

(ii)
the relevant Purchaser shall (i) respond to such request within 3 Business Days after receipt of such request and shall not unreasonably withhold or delay its consent; and (ii) procure that, prior to Completion, within the

Purchasers’ Group, only members of the Clean Team have access to, and information about, such contract, except that, where the relevant Purchaser fails to respond within that period that Purchaser will be deemed to have consented to the entry into such contract by the relevant member of the Target Group.

4.5
The Amsterdam DivestCo Seller shall use reasonable endeavours between the date of this Agreement and Completion to agree with the relevant landlord of the AMS1e Lease an amendment to the AMS1e Lease to reflect the arrangements recorded in the AMS1e Consent Letter, but shall not enter into such amendment without the consent of the Amsterdam DivestCo Purchaser (such consent not to be unreasonably withheld or delayed).

5.	Consideration

5.1	The total consideration for the sale of the London DivestCo Shares shall be the payment by the London DivestCo Purchaser of:

(A)	the sum of £357,298,850 (the "London DivestCo Purchase Price");

(B)
plus an amount equal to the Net External Cash Balance of London DivestCo (it being acknowledged that such amount may be a positive or negative number and, if negative, the absolute value of such amount shall be subtracted from the London DivestCo Purchase Price in this calculation);

(C)
plus an amount equal to the Net Inter-Company Debt of London DivestCo (it being acknowledged that such amount may be a positive or negative number, and if negative, the absolute value of such amount shall be subtracted from the London DivestCo Purchase Price in this calculation); and

(D)
(i) plus, if there is any Excess in respect of London DivestCo, an amount equal to such Excess, or (ii) minus, if there is any Shortfall in respect of London DivestCo, an amount equal to such Shortfall, such amount, as adjusted pursuant to this Agreement, being the "London DivestCo Consideration".

5.2	The total consideration for the sale of the Amsterdam DivestCo Shares shall be the payment by the Amsterdam DivestCo Purchaser of:

(A)	the Amsterdam DivestCo Consideration;

(B)	plus the AMS04 SPV Consideration.

5.3	The “Amsterdam DivestCo Consideration” shall be an amount equal to:

(A)	the sum of EUR263,364,243 (the "Amsterdam DivestCo Purchase Price");

(B)	minus an amount equal to the Outstanding Amsterdam Expansion Cost;

(C)	minus an amount equal to the Amsterdam DivestCo Payables Purchase Price;

(D)
plus an amount equal to the Net External Cash Balance of Amsterdam DivestCo (it being acknowledged that such amount may be a positive or negative number and, if negative, the absolute value of such amount shall be subtracted from the Amsterdam DivestCo Purchase Price in this calculation);

(E)	plus an amount equal to the Net Inter-Company Debt of Amsterdam DivestCo (it being acknowledged that such amount may be a positive or negative number and,

if negative, the absolute value of such amount shall be subtracted from the Amsterdam DivestCo Purchase Price in this calculation); and

(F)
(i) plus, if there is any Excess in respect of Amsterdam DivestCo, an amount equal to such Excess, or (ii) minus, if there is any Shortfall in respect of Amsterdam DivestCo, an amount equal to such Shortfall, as adjusted pursuant to this Agreement.

5.4	The “AMS04 SPV Consideration” shall be an amount equal to:

(A)	the sum of EUR21,034,307 (the “AMS04 SPV Purchase Price”);

(B)	minus an amount equal to the AMS04 SPV Payables Purchase Price;

(C)	minus an amount equal to any Amsterdam DivestCo Purchaser RETT Payment;

(D)
plus an amount equal to the Net External Cash Balance of AMS04 SPV (it being acknowledged that such amount may be a positive or negative number and, if negative, the absolute value of such amount shall be subtracted from the AMS04 SPV Purchase Price in this calculation);

(E)
plus an amount equal to the Net Inter-Company Debt of AMS04 SPV (it being acknowledged that such amount may be a positive or negative number and, if negative, the absolute value of such amount shall be subtracted from the AMS04 SPV Purchase Price in this calculation); and

(F)	(i) plus, if there is any Excess in respect of AMS04 SPV, an amount equal to such Excess, or (ii) minus, if there is any Shortfall in respect of AMS04 SPV, an amount equal to such Shortfall, as adjusted pursuant to this Agreement.

5.5	The total consideration for the sale of the Frankfurt DivestCo Shares shall be the payment by the Frankfurt DivestCo Purchaser of:

(A)	the sum of EUR34,898,550 (the "Frankfurt DivestCo Purchase Price");

(B)	minus an amount equal to the Frankfurt Payables Purchase Price;

(C)
plus an amount equal to the Net External Cash Balance of Frankfurt DivestCo (it being acknowledged that such amount may be a positive or negative number and, if negative, the absolute value of such amount shall be subtracted from the Frankfurt DivestCo Purchase Price in this calculation);

(D)
plus an amount equal to the Net Inter-Company Debt of Frankfurt DivestCo (it being acknowledged that such amount may be a positive or negative number and, if negative, the absolute value of such amount shall be subtracted from the Frankfurt DivestCo Purchase Price in this calculation); and

(E)
(i) plus, if there is any Excess in respect of Frankfurt DivestCo, an amount equal to such Excess, or (ii) minus, if there is any Shortfall in respect of Frankfurt DivestCo, an amount equal to such Shortfall, such amount, as adjusted pursuant to this Agreement, being the "Frankfurt DivestCo Consideration".

5.6	The London DivestCo Consideration, the Amsterdam DivestCo Consideration, the AMS04 SPV Consideration and the Frankfurt DivestCo Consideration shall be calculated and paid in accordance with clause 6 (Completion), Schedule 2 (Completion arrangements) and Schedule 8 (Completion Accounts).

5.7	Any payment made by any party under this Agreement shall (so far as possible) be treated as an adjustment to the consideration for the Shares (as the case may be) to the extent of the payment.

5.8
The Amsterdam DivestCo Purchaser undertakes to pay, or procure the payment by Amsterdam DivestCo of, an amount in aggregate equal to the Outstanding Amsterdam Expansion Cost (which is to be deducted from the total consideration for the Amsterdam DivestCo Shares in accordance with clause 5.3(B)) to the relevant contractor as it falls due under the Amsterdam Phase 1 Fit-out Agreements and the Amsterdam Phase 2 Fit-out Agreements (as applicable).

6.	Completion

6.1	Completion shall take place at 10 a.m. on the Completion Date at the offices of the Sellers’ Solicitors at One Bunhill Row, London, EC1Y 8YY.

6.2	No fewer than three Business Days prior to Completion, the Sellers shall notify the Purchasers of:

(A)	in respect of each member of the Target Group and AMS04 SPV,

(i)	the Estimated External Cash Value;

(ii)	the Estimated External Debt Value;

(iii)	the Estimated Net External Cash Balance;

(iv)	the Estimated Inter-Company Receivables;

(v)	the Estimated Inter-Company Payables;

(vi)	the Estimated Net Inter-Company Debt;

(B)	the Outstanding Amsterdam Expansion Cost;

(C)	the Amsterdam DivestCo Purchaser RETT Payment (if any);

(D)	the amount payable by the London DivestCo Purchaser at Completion (the "London DivestCo Completion Payment"), being an amount calculated as follows:

(i)	the London DivestCo Purchase Price;

(ii)
plus an amount equal to the Estimated Net External Cash Balance of London DivestCo (it being acknowledged that such amount may be a positive or negative number and, if negative, the absolute value of such amount shall be subtracted from the London DivestCo Purchase Price in this calculation); and

(iii)
plus an amount equal to the Estimated Net Inter-Company Debt of London DivestCo (it being acknowledged that such amount may be a positive or negative number and, if negative, the absolute value of such amount shall be subtracted from the London DivestCo Purchase Price in this calculation);

(E)	the amount payable by the Amsterdam DivestCo Purchaser at Completion being an amount equal to:

(i)	the Amsterdam DivestCo Completion Payment;

(ii)	plus the AMS04 SPV Completion Payment;

(F)	the "Amsterdam DivestCo Completion Payment" shall be calculated as follows:

(i)	the Amsterdam DivestCo Purchase Price;

(ii)	minus an amount equal to the Outstanding Amsterdam Expansion Cost;

(iii)	minus an amount equal to the Amsterdam DivestCo Payables Purchase Price;

(iv)
plus an amount equal to the Estimated Net External Cash Balance of Amsterdam DivestCo (it being acknowledged that such amount may be a positive or negative number and, if negative, the absolute value of such amount shall be subtracted from the Amsterdam DivestCo Purchase Price in this calculation);

(v)
plus an amount equal to the Estimated Net Inter-Company Debt of Amsterdam DivestCo (it being acknowledged that such amount may be a positive or negative number and, if negative, the absolute value of such amount shall be subtracted from the Amsterdam DivestCo Purchase Price in this calculation);

(G)	the “AMS04 SPV Completion Payment” shall be calculated as follows:

(i)	the AMS04 SPV Purchase Price;

(ii)	minus an amount equal to the AMS04 SPV Payables Purchase Price;

(iii)	minus an amount equal to any Amsterdam DivestCo Purchaser RETT Payment;

(iv)
plus an amount equal to the Estimated Net External Cash Balance of AMS04 SPV (it being acknowledged that such amount may be a positive or negative number and, if negative, the absolute value of such amount shall be subtracted from the AMS04 SPV Purchase Price in this calculation);

(v)
plus an amount equal to the Estimated Net Inter-Company Debt of AMS04 SPV (it being acknowledged that such amount may be a positive or negative number and, if negative, the absolute value of such amount shall be subtracted from the AMS04 SPV Purchase Price in this calculation);

(H)	the amount payable by the Frankfurt DivestCo Purchaser at Completion (the "Frankfurt DivestCo Completion Payment"), being an amount calculated as follows:

(i)	the Frankfurt DivestCo Purchase Price;

(ii)
plus an amount equal to the Estimated Net External Cash Balance of Frankfurt DivestCo (it being acknowledged that such amount may be a positive or negative number and, if negative, the absolute value of such amount shall be subtracted from the Frankfurt DivestCo Purchase Price in this calculation);

(iii)
plus an amount equal to the Estimated Net Inter-Company Debt of Frankfurt DivestCo (it being acknowledged that such amount may be a positive or negative number and, if negative, the absolute value of such amount shall be subtracted from the Frankfurt DivestCo Purchase Price in this calculation); and

(iv)	minus an amount equal to the Frankfurt Payables Purchase Price;

6.3
Subject to clause 6.5, at Completion, the Sellers shall do those things listed in Part A (Sellers’ obligations) of Schedule 2 (Completion arrangements) and the Purchasers shall do those things listed in Part B (Purchasers’ obligations) of Schedule 2 (Completion arrangements). Completion shall take place in accordance with Part C (General) of Schedule 2 (Completion arrangements).

6.4
Subject to clause 6.5, none of the Purchasers nor the Sellers shall be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all of the Shares is completed simultaneously.

6.5
Notwithstanding the provisions of clauses 6.3 and 6.4, if, following the submission of the Reasoned Proposal to the Commission for the approval of the Purchasers in connection with the Approval Condition pursuant to clause 3.2, the Commission notifies the Sellers’ Guarantor in writing that it approves the London DivestCo Purchaser and the Amsterdam DivestCo Purchaser but that it requires further time to consider the approval of Frankfurt DivestCo Purchaser or adopts a final written decision that it shall not approve the Frankfurt DivestCo Purchaser:

(A)	the Sellers’ Guarantor shall promptly notify the other parties to this Agreement in writing (and provide the other parties to this Agreement with a copy of the relevant notice from the Commission);

(B)
the Approval Condition shall be deemed to have been satisfied in part for the purposes of the transfer of the Amsterdam DivestCo Shares, the London DivestCo Shares (but not for the purposes of the transfer of the Frankfurt DivestCo Shares);

(C)	subject to the satisfaction or waiver of the Condition set out in paragraph 2 of Schedule 1 (Conditions to Completion):

(i)	the Amsterdam DivestCo Seller and the Amsterdam DivestCo Purchaser shall proceed to complete the sale and purchase of the Amsterdam DivestCo Shares; and

(ii)	the London DivestCo Seller and the London DivestCo Purchaser shall proceed to complete the sale and purchase of the London DivestCo Shares, and the provisions of clauses 6.1 to 6.4, 6.6 to 6.8, 7.1 and 7.2 (and the definitions of “Completion” and “Completion Date”) shall apply to the sale and purchase of such shares mutatis mutandis;

(D)
with respect to the Frankfurt DivestCo Shares, where the Commission notifies the Sellers’ Guarantor in writing that it approves the London DivestCo Purchaser and the Amsterdam DivestCo Purchaser but that it requires further time to consider the approval of Frankfurt DivestCo Purchaser:

(i)
clause 3.2 shall continue to apply to the Frankfurt DivestCo Seller and the Frankfurt DivestCo Purchaser with respect to the remaining outstanding part of the Approval Condition relating to the approval of Frankfurt DivestCo Purchaser;

(ii)
if, prior to the Long Stop Date, the Commission subsequently notifies the Sellers’ Guarantor in writing that it approves the Frankfurt DivestCo Purchaser, the Frankfurt DivestCo Seller and Frankfurt DivestCo Purchaser shall proceed to complete the sale and purchase of the Frankfurt DivestCo Shares and the provisions of clauses 6.1 to 6.4, 6.6 to 6.8, 7.1 and 7.2 (and the definitions of “Completion” and “Completion Date”) shall apply to the sale and purchase of such shares mutatis mutandis, save that clause 6.6(C) shall not apply;

(iii)
if completion of the sale and purchase of the Amsterdam DivestCo Shares and the London DivestCo Shares occurs pursuant to clause 6.5(C), but the Commission does not approve the Frankfurt DivestCo Purchaser by 5.00 p.m. on the Long Stop Date, the provisions of this Agreement (other than the Continuing Provisions) shall cease to apply in respect of the Frankfurt DivestCo Shares only;

(E)
with respect to the Frankfurt DivestCo Shares, where the Commission notifies the Sellers’ Guarantor in writing that it approves the London DivestCo Purchaser and the Amsterdam DivestCo Purchaser and adopts a final written decision that it shall not approve Frankfurt DivestCo Purchaser the provisions of this Agreement (other than the Continuing Provisions) shall cease to apply in respect of the Frankfurt DivestCo Shares only.

6.6
If (i) the obligations of the Sellers under clause 6.3 and Schedule 2 are not complied with on the Completion Date, the Purchasers may, or (ii) the obligations of the Purchasers under clause 6.3 and of Schedule 2 (Completion arrangements) are not complied with on the Completion Date, the Sellers may:

(A)	defer Completion to a date not beyond the Long Stop Date (so that the provisions of this clause 6 shall apply to Completion as so deferred);

(B)	proceed to Completion as far as practicable (without limiting its rights under this Agreement); or

(C)	in the event of a material breach of such obligations, terminate this Agreement with immediate effect by way of notice in writing to the other parties.

6.7
If this Agreement is terminated in accordance with clause 6.6(C) and without limiting any party’s right to claim damages, all obligations of the parties under this Agreement shall end (except for the Continuing Provisions) but (for the avoidance of doubt) all rights and liabilities of the parties which have accrued before termination shall continue to exist.

6.8	Following Completion, the parties will comply with their respective obligations set out in Schedule 8 (Completion Accounts).

6.9
Immediately prior to Completion the Sellers shall procure that any and all Encumbrances over the Shares or the AMS04 SPV Shares or assets of any member of the Target Group or AMS04 SPV are irrevocably and unconditionally released.

7.	Sellers’ warranties and undertakings

7.1	Subject to clause 7.5:

(A)	the London DivestCo Seller warrants to the London DivestCo Purchaser;

(B)	the Amsterdam DivestCo Seller warrants to the Amsterdam DivestCo Purchaser; and

(C)	the Frankfurt DivestCo Seller warrants to the Frankfurt DivestCo Purchaser,

that, in respect of itself, the Relevant Shares and the relevant member of the Target Group (as applicable) only (i) each of the Sellers’ Warranties set out in Schedule 3 (Sellers’ Warranties) is true and accurate at the date of this Agreement, and (ii) each of the Sellers’ Fundamental Warranties and Sellers’ Anti-bribery Warranties is true and accurate immediately before Completion (by reference to the facts and circumstances existing on such date).

7.2
The Amsterdam DivestCo Seller warrants to the Amsterdam DivestCo Purchaser that (i) each of the AMS04 SPV Warranties set out in Schedule 4 (AMS04 SPV Warranties) is true and accurate at the date of this Agreement, and (ii) each of the AMS04 SPV Fundamental Warranties and AMS04 SPV Anti-bribery Warranties is true and accurate immediately before Completion (by reference to the facts and circumstances existing on such date).

7.3
Except in the case of fraud, each Purchaser acknowledges that it does not rely on and has not been induced to enter into this Agreement on the basis of any warranties, representations, covenants, undertakings, indemnities or other statements whatsoever, other than those which are set out in the Share Purchase Documents, and acknowledges that none of the Sellers, the AMS04 SPV Seller, any member of the Retained Group, AMS04 SPV, any member of the Target Group or any of their respective agents, officers or employees has given any warranties, representations, covenants, undertakings, indemnities or other statements which are not set out in the Share Purchase Documents.

7.4
Each of the Sellers’ Warranties and the AMS04 SPV Warranties shall be construed as being separate and independent and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Sellers’ Warranty or AMS04 SPV Warranty.

7.5	The only Sellers’ Warranties given:

(A)
in respect of Property are those contained in paragraphs 6, 15, 18 and 25 of Schedule 3 (Sellers’ Warranties), none of the other Sellers’ Warranties shall be deemed to be, whether directly or indirectly, a Sellers’ Warranty in respect of Property and each Purchaser acknowledges and agrees that each Seller makes no other warranty in relation to Property;

(B)
in respect of Intellectual Property or rights in information (or agreements relating thereto) are those contained in paragraphs 6, 15 and 17 of Schedule 3 (Sellers’ Warranties), none of the other Sellers’ Warranties shall be deemed to be, whether directly or indirectly, a Sellers’ Warranty in respect of Intellectual Property or rights in information (or agreements relating thereto) and each Purchaser acknowledges and agrees that each Seller makes no other warranty in relation to Intellectual Property or rights in information (or agreements relating thereto);

(C)
in respect of Information Technology (or agreements relating thereto) are those contained paragraphs 6, 15 and 17 of Schedule 3 (Sellers’ Warranties), none of the other Sellers’ Warranties shall be deemed to be, whether directly or indirectly, a Sellers’ Warranty in respect of Information Technology (or agreements relating thereto) and each Purchaser acknowledges and agrees that each Seller makes no other warranty in relation to Information Technology (or agreements relating thereto);

(D)
in respect of pensions and employment matters are those contained paragraphs 6, 15, 19 and 20 of Schedule 3 (Sellers’ Warranties), none of the other Sellers’ Warranties shall be deemed to be, whether directly or indirectly, a Sellers’ Warranty in respect of pensions and employment matters and each Purchaser acknowledges and agrees that each Seller makes no other warranty in relation to pensions and employment matters; and

(E)
in respect of Tax are the Tax Warranties and those contained in paragraphs 6, 15 and 24 of Schedule 3 (Sellers’ Warranties), none of the other Sellers’ Warranties shall be deemed to be, whether directly or indirectly, a Sellers’ Warranty in respect of Tax and each Purchaser acknowledges and agrees that each Seller makes no other warranty in relation to Tax.

7.6	The only AMS04 SPV Warranties given:

(A)
in respect of Property are those contained in paragraph 8 and paragraph 9 of Schedule 4 (AMS04 SPV Warranties), none of the other AMS04 SPV Warranties shall be deemed to be, whether directly or indirectly, an AMS04 SPV Warranty in respect of Property and each Purchaser acknowledges and agrees that the Amsterdam DivestCo Seller make no other AMS04 SPV Warranty in relation to Property; and

(B)
in respect of Tax are those contained in paragraph 8 and paragraph 13 of Schedule 4 (AMS04 SPV Warranties), none of the other AMS04 SPV Warranties shall be deemed to be, whether directly or indirectly, an AMS04 SPV Warranty in respect of Tax and each Purchaser acknowledges and agrees that the Amsterdam DivestCo Seller makes no other AMS04 SPV Warranty in relation to Tax.

7.7
The Amsterdam DivestCo Seller undertakes to pay to the Amsterdam DivestCo Purchaser such amount as is required to hold and keep the Amsterdam DivestCo Purchaser indemnified on an after-Tax basis from and against any and all Losses (or, under clauses 7.7(A), 7.7(B) and 7.7(D) any and all Losses and Tax) suffered or incurred by Amsterdam DivestCo or any member of the Purchasers’ Group:

(A)	in relation to, or arising out of, or as a result of, any failure to fully implement the Amsterdam Reorganisation;

(B)	in relation to, or arising out of, or as a result of, any failure to carry out the Amsterdam Reorganisation in accordance with the Carve-out Memorandum and the Amsterdam Deed of Demerger;

(C)	as a result of the steps taken to implement the Amsterdam Reorganisation; or

(D)
in relation to, or arising out of, or as a result of, any failure of the AMS04 SPV Seller to transfer AMS04 SPV to Amsterdam DivestCo in accordance with the provisions of clause 24 (Transfer of AMS04 SPV Shares).

7.8
The Frankfurt DivestCo Seller undertakes to pay to the Frankfurt DivestCo Purchaser such amount as is required to hold and keep the Frankfurt DivestCo Purchaser indemnified on an after-Tax basis from and against any and all Losses (or, under clauses 7.8(A) and 7.8(B), any and all Losses and Tax) suffered or incurred by Frankfurt DivestCo or any member of the Purchasers’ Group:

(A)	in relation to, or arising out of, or as a result of, any failure to fully implement the Frankfurt Reorganisation;

(B)	in relation to, or arising out of, or as a result of, any failure to carry out the Frankfurt Reorganisation in accordance with the Carve-out Memorandum and the Frankfurt Demerger Agreement; or

(C)	as a result of the steps taken to implement the Frankfurt Reorganisation.

7.9
The London DivestCo Seller undertakes to pay to the London DivestCo Purchaser such amount as is required to hold and keep the London DivestCo Purchaser indemnified on an after-Tax basis from and against any and all Losses (or, under clauses 7.9(A), 7.9(B)

and 7.9(D), any and all Losses and Tax) suffered or incurred by London DivestCo or any member of the Purchasers’ Group:

(A)	in relation to, or arising out of, or as a result of, any failure to fully implement the London Reorganisation;

(B)	in relation to, or arising out of, or as a result of, any failure to carry out the London Reorganisation in accordance with the Carve-out Memorandum and the London Business Transfer Agreement;

(C)	as a result of the steps taken to implement the London Reorganisation; or

(D)	as a result of any claim by or on behalf of a London BTA Seller under clauses 9.3(B) or 9.5 of the London Business Transfer Agreement.

7.10
For the avoidance of doubt, the undertakings given by the Sellers in clauses 7.7 to 7.9 shall not apply to any Loss that is a result of, or related to, the ongoing operation of any member of the Target Group following the completion of the Reorganisation, any historic liabilities of the Target Business which have transferred to the Target Group pursuant to completion of the Reorganisation, or where such member has provided any indemnity (but excluding clauses 9.3(B) and 9.5 of the London Business Transfer Agreement) or other assurance against loss, or assumed liabilities, under the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement (as relevant).

7.11
The Sellers and the AMS04 SPV Seller shall use best endeavours to procure the absolute and unconditional release and discharge in full at Completion (or as soon as reasonably practicable thereafter) of each letter of credit, guarantee, indemnity (excluding the indemnities given under the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement (as relevant)), security obligation or other assurance against loss (including any undertaking or commitment to provide any such letter of credit, guarantee, indemnity, security obligation or other assurance against loss), granted or entered into by any member of the Target Group or AMS04 SPV in relation to, or arising out of, an obligation or liability of the Sellers, the AMS04 SPV Seller or any member of the Retained Group, or any of its or their employees, agents, advisers or persons otherwise connected with them (each a “Target Group Guarantee”), at the cost of the Sellers and the AMS04 SPV Seller, and prior to any such release, each Seller and the AMS04 SPV Seller undertakes to each Purchaser, for itself and as trustee for each other member of the Retained Group:

(A)
to hold and keep each member of the Purchasers’ Group indemnified on an after-Tax basis from and against any and all Losses and Tax incurred by the relevant member of the Purchasers’ Group in relation to, or arising out of, any Target Group Guarantee after Completion; and

(B)
that it will not, and will procure that no other person shall, enter into any variation of any agreement which may have the effect of varying any Target Group Guarantee in any way which may adversely affect the interests of any member of the Purchasers’ Group, including by way of increasing the liability of the Target Group or AMS04 SPV under such Target Group Guarantee, without the prior written consent of the Purchasers.

7.12	Each Seller and the AMS04 SPV Seller shall (and shall procure that the Retained Group shall):

(A)	co-operate with the Purchasers in relation to actions required to be taken by the Purchasers in accordance with clauses 9.5, 9.6 and 9.9 (Purchasers’ warranties and undertakings) to procure the release and discharge of the Retained Group Guarantees and the entry into the Frankfurt Lease Amendment Documentation; and

(B)
enter into the Frankfurt Lease Amendment Documentation (as applicable) and all such documentation (including deeds of assignment, novation or release) as may be reasonably necessary to effect the release and discharge of the Target Group Guarantees and the Retained Group Guarantees.

7.13
The Amsterdam DivestCo Seller undertakes to procure the entry prior to Completion by Amsterdam DivestCo into the Amsterdam Phase 1 Fit-out Agreements and Amsterdam Phase 2 Fit-out Agreements not already entered into at the date of this Agreement.

7.14
Each Seller and the AMS04 SPV Seller agrees and undertakes that (in the absence of fraud) it has no rights against and shall not make any claim against any member of the Target Group, AMS04 SPV, or any employee director, agent, officer or adviser of such member or AMS04 SPV, arising in connection with any Share Purchase Document.

7.15
The Sellers shall procure that no claims shall be brought by any member of the Retained Group under the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement, the Transitional Services Agreements, the agreements listed in Schedule 17 (Ongoing Arrangements), the Amsterdam DivestCo Loans, the AMS04 SPV Loans, the Frankfurt Loans and any loans between London DivestCo and any member of the Target Group in relation to any fact, matter or circumstance existing prior to Completion, save for any claims relating to (i) payments made under clauses 8.5 or 8.6 of the London Business Transfer Agreement, or (ii) claims made by third parties.

7.16
The London DivestCo Seller undertakes to pay to the London DivestCo Purchaser such amount as is required to hold and keep the London DivestCo Purchaser indemnified on an after-Tax basis against any Losses suffered or incurred by London DivestCo which London DivestCo would not have otherwise suffered or incurred had the final form settlement agreement disclosed at section 2.5.2-A of the Data Room been signed by the parties thereto at the date of this Agreement.

7.17	The London DivestCo Seller undertakes to procure at its sole cost the payment of the LON1 Contribution in accordance with the provisions of the LON1 Agreement for Lease.

7.18
The London DivestCo Seller hereby covenants pay to London DivestCo (or the relevant member of the Purchaser Group) an amount equal to any stamp duty land tax payable by London DivestCo in connection with the grant of the LON1 Lease should the liability to pay such stamp duty land tax arise after Completion.

7.19	The London DivestCo Seller shall procure that no more than 5 Business Days prior to Completion:

(A)
London DivestCo, Telecity Group Limited and Equinix (UK) Limited enter into a side letter to effect the determination and allocation of the final consideration payable under clause 4 of the London Business Transfer Agreement, provided that the total aggregate amount of consideration payable under the London Business Transfer Agreement shall not exceed an amount equal to the London DivestCo Purchase Price minus the Bonnington House Consideration Amount;

(B)
the principal amount of the loans advanced pursuant to the terms of the TGL Intercompany Loan Agreement and the EUL Intercompany Loan Agreement are amended to reflect the side letter referred to in paragraph (a) above and the settlement of the final consideration amount payable under the London Business Transfer Agreement; and

(C)
part of the principal amount payable under the TGL Intercompany Loan Agreement (as amended pursuant to paragraph (b) above) (the “TGL Prepayment Amount”) shall be prepaid (and accrued interest shall be prepaid first before the principle) to ensure that the total aggregate amount of principal and (where applicable) accrued interest outstanding immediately prior to Completion under the TGL Intercompany Loan Agreement and the EUL Intercompany Loan Agreement does not exceed an amount equal to the London DivestCo Purchase Price minus the Bonnington House Consideration Amount.

7.20	In order to fund the prepayment referred to in clause 7.19, the London DivestCo Sellers shall procure that no more than 5 Business Days prior to Completion:

(A)
Telecity Group Limited subscribes for, and TelecityGroup Investments Limited allots and issues, one or more ordinary shares in the share capital of TelecityGroup Investments Limited in consideration for the payment by Telecity Group Limited to TelecityGroup Investments Limited of an amount equal to the TGL Prepayment Amount;

(B)
TelecityGroup Investments Limited subscribes for, and the London DivestCo Seller allots and issues, one or more ordinary shares in the share capital of London DivestCo Seller in consideration for the payment by TelecityGroup Investments Limited to London DivestCo Seller of an amount equal to the TGL Prepayment Amount; and

(C)
London DivestCo Seller subscribes for, and the London DivestCo allots and issues, one or more ordinary shares in the share capital of London DivestCo in consideration for the payment by London DivestCo Seller to London DivestCo of an amount equal to the TGL Prepayment Amount.

7.21
The Amsterdam DivestCo Seller shall procure that, no earlier than 5 Business Days prior to Completion, the amount owing under the AMS04 SPV Loan shall be adjusted to ensure that the total aggregate amount of principal and accrued interest outstanding under the AMS04 SPV Loan following such adjustment and immediately prior to Completion is equal to the AMS04 SPV Completion Payment, provided that:

(A)
none of Amsterdam DivestCo, AMS04 SPV or the Amsterdam DivestCo Purchaser shall have any greater liability on any basis whatsoever (including under any of the Share Purchase Documents, common law or otherwise); and

(B)	no shares in the share capital of AMS04 SPV shall be allotted and/or issued to any person other than AMS04 SPV Seller and no interest shall be created in any of the AMS04 SPV Shares, as a result of such adjustment to the AMS04 SPV Loan.

7.22
In consideration of the payment of the Network Service Charges pursuant to paragraph 5 of Schedule 20 (Customer Networks), the London DivestCo Seller will provide, or procure the provision of, the Network Services in accordance with the terms of Schedule 20 (Customer Networks).

7.23
The Sellers undertake on behalf of themselves and the Retained Group not to make any claims against Ove Arup & Partners International Ltd and the Sellers’ Accountants that would as a result reduce the amount that any Purchaser would be entitled to claim under the reliance letters from Ove Arup & Partners International Ltd and the Sellers’ Accountants to be issued to the Purchasers on Completion in accordance with Part A of Schedule 2.

7.24
The Amsterdam DivestCo Seller undertakes to pay to the Amsterdam DivestCo Purchaser such amount as is required to hold and keep the Amsterdam DivestCo Purchaser indemnified on an after-Tax basis against any Losses up to EUR2,650,000 suffered or incurred by Amsterdam DivestCo as a result of it being necessary for Amsterdam DivestCo to enter into additional contracts or revise the scope of existing contracts because the Amsterdam Phase 2 Fit-out Agreements do not contain provisions to the substantive effect that the contractors will carry out the Phase 2 Science Park Fit-out to substantially the same standard and quality as the Phase 1 Science Park Fit-out.

7.25
The Amsterdam DivestCo Seller undertakes to pay to the Amsterdam DivestCo Purchaser such amount as is required to hold and keep the Amsterdam DivestCo Purchaser indemnified on an after-Tax basis against any Losses up to EUR500,000 incurred as a result of a penalty amount being paid by Amsterdam DivestCo to SURFsara B.V in accordance with the terms of an agreement dated 20 December 2013 between SURFsara B.V. and Telecity Netherlands B.V. (transferred to Amsterdam DivestCo under the Amsterdam Deed of Demerger) in the event that Science Park is not available for SURFsara B.V. to deploy into by 1 September 2016.

8.	Sellers’ Guarantor

8.1
The Sellers’ Guarantor hereby unconditionally and irrevocably guarantees to each Purchaser the full, due and punctual performance by each Seller, the AMS04 SPV Seller and each member of the Retained Group of their respective obligations under:

(A)	in the case of any Seller or the AMS04 Seller, this Agreement and any other Share Purchase Document to which that Seller or AMS04 Seller is a party; and

(B)	in the case of any member of the Retained Group, the London Business Transfer Agreement, the Amsterdam Deed of Demerger and the Frankfurt Demerger Agreement.
The guarantee under this clause shall not be released or diminished by any variation of the terms of any Share Purchase Document, the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement (whether or not such variation is agreed to by the Sellers’ Guarantor) or by any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance or the insolvency (or similar proceedings) of any Seller, the AMS04 SPV Seller, or a member of the Retained Group or any illegality, invalidity or unenforceability of any obligation of any person under any Share Purchase Document, the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement.

8.2
If and whenever any Seller, the AMS04 SPV Seller or any member of the Retained Group (or any of their respective successors and assigns) defaults for any reason whatsoever in the performance of any of its obligations under this Agreement, any of the other Share Purchase Documents, the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement, as the case may be, the Sellers’ Guarantor shall forthwith upon demand:

(A)
whenever any Seller, the AMS04 SPV Seller or member of the Retained Group does not pay any amount when due under or in connection with this Agreement, any of the other Share Purchase Documents, the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement immediately pay that amount as if it were the principal obligor; and

(B)	whenever any Seller, the AMS04 SPV Seller or member of the Retained Group (or any of their respective successors and assigns) does not perform any other obligations under or in connection with this Agreement, any of the other Share Purchase Documents, the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement, the Sellers’ Guarantor shall unconditionally perform (or procure the performance of) such obligation and satisfy (or procure satisfaction of) the obligation, commitment or undertaking in regard to which such default has been made in the manner prescribed by this Agreement, any of the other Share Purchase Documents, the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement,
so that the same benefits shall be conferred on the Purchasers as would have been received if such obligation, commitment or undertaking had been duly performed by such Seller, the AMS04 SPV Seller, or member of the Retained Group (as the case may be).

8.3
The Sellers’ Guarantor undertakes that if any amount guaranteed pursuant to clause 8.1 is not recoverable on the basis of a guarantee for any reason it will (as a separate and independent obligation) pay to the relevant Purchaser on demand an amount equal to the amount it would have been liable to pay but for such irrecoverability, together with an amount equal to any Losses and Tax suffered or incurred by the relevant Purchaser as a result of such irrecoverability.

8.4
This guarantee is to be a continuing guarantee and accordingly is to remain in force until all of each of the Seller’s, the AMS04 SPV Seller’s and any member of the Retained Group’s obligations under this Agreement and all of the Share Purchase Documents, the London Business Transfer Agreement, the Amsterdam Deed of Demerger and the Frankfurt Demerger Agreement shall have been performed notwithstanding the winding up, liquidation, dissolution or other incapacity of any Seller, the AMS04 SPV Seller or any member of the Retained Group (or any of their respective successors and assigns) or any change in the status, control or ownership of any Seller, the AMS04 SPV Seller or any member of the Retained Group (or any of their respective successors and assigns). This guarantee is in addition to and not substitution for any rights or security which the Purchasers may have or hold for the performance of each of the Seller’s, the AMS04 SPV Seller’s or any member of the Retained Group’s obligations pursuant to the Share Purchase Documents, the London Business Transfer Agreement, the Amsterdam Deed of Demerger and the Frankfurt Demerger Agreement.

8.5	The Sellers’ Guarantor warrants to the Purchasers that (i) at the date of this Agreement, and (ii) immediately before Completion:

(A)	the Sellers’ Guarantor has the requisite power and authority to enter into and perform this Agreement and the other Share Purchase Documents to which it is a party;

(B)
the obligations of the Sellers’ Guarantor under this Agreement constitute, and the obligations of the Sellers’ Guarantor under the other Share Purchase Documents will, when delivered, constitute binding obligations of the Sellers’ Guarantor in accordance with their respective terms;

(C)	the execution and delivery of, and the performance by the Sellers’ Guarantor of its obligations under, this Agreement and the other Share Purchase Documents will not:

(i)	result in a breach of any provision of the bylaws of the Sellers’ Guarantor;

(ii)	result in a breach of, or constitute a default under, any instrument to which the Sellers’ Guarantor is a party or by which the Sellers’ Guarantor is bound;

(iii)	result in a breach of any order, judgment or decree of any court or governmental agency to which the Sellers’ Guarantor is a party or by which the Sellers’ Guarantor is bound; or

(iv)	require the consent of its shareholders;

(D)	no order has been made and no resolution has been passed for the winding up of the Sellers’ Guarantor and no petition has been presented for the purpose of winding up the Sellers’ Guarantor;

(E)	no administration order has been made and no petition or application for such an order has been made or presented and no administrator has been appointed in respect of the Sellers’ Guarantor;

(F)	no receiver (which expression shall include an administrative receiver) has been appointed in respect of the Sellers’ Guarantor or all or any of its assets; and

(G)	no composition or similar arrangement with creditors including, but not limited to, a voluntary arrangement has been proposed in respect of the Sellers’ Guarantor.

9.	Purchasers’ warranties and undertakings
9.1
(A)    The London DivestCo Purchaser warrants to the London DivestCo Seller;

(B)	The Amsterdam DivestCo Purchaser warrants to the Amsterdam DivestCo Seller; and

(C)	The Frankfurt DivestCo Purchaser warrants to the Frankfurt DivestCo Seller, that, in respect of itself only, (i) each of the Purchasers’ Warranties set out in Schedule 5 (Purchasers’ Warranties) is true and accurate at the date of this Agreement, and (ii) each of the Purchasers’ Fundamental Warranties is true and accurate immediately before Completion (by reference to the facts and circumstances existing on such date).

9.2	Subject to clause 9.3, each Purchaser covenants to the Sellers that:

(A)
subject to clause 9.2(B) below, between the date of this Agreement and 31 July 2016, it shall not, and it shall procure that no member of the Purchasers’ Group shall, undertake any act, matter or course of action which directly and solely results in the Approval Condition not being satisfied; and

(B)
if and to the extent a Force Majeure Event occurs before the Approval Condition is satisfied and results in any delay to the satisfaction of the Approval Condition, the time period applying to the covenant in clause 9.2(A) shall be extended by a period equal to the length of the Force Majeure Event or to 31 August 2016, whichever is earlier.

9.3
The parties agree that upon satisfaction of the Approval Condition in respect of the London DivestCo Purchaser and the Amsterdam DivestCo Purchaser, the covenant in clause 9.2 shall cease to have effect.

9.4	Not less than thirty days before the Completion Date, the Purchasers shall notify the Sellers in writing of the Overlay Employees they do not wish to retain following Completion.

9.5
The Purchasers shall promptly use best endeavours to procure the absolute and unconditional release and discharge in full at Completion (or as soon as reasonably practicable thereafter) of the guarantees (i) listed in Schedule 18 (Specified Retained Group Guarantees) and (ii) entered into after the date of this Agreement but before Completion in connection with the assignment of any Lease pursuant to the Reorganisation that has been lawfully requested by a landlord after the date of this Agreement (each a “Specified Retained Group Guarantee”):

(A)
in relation to any Specified Retained Group Guarantee that is a granted or entered into by any Seller, the AMS04 SPV Seller or any other member of the Retained Group, replace such Specified Retained Group Guarantee with either: (i) a guarantee, indemnity, security obligation or other assurance against loss from a member of the Purchasers’ Group of appropriate financial standing; or (ii) a guarantee provided by a bank or other financial institution, in each case sufficient to secure the release of such Specified Retained Group Guarantee; and

(B)
in relation to any Specified Retained Group Guarantee that is provided by any bank or other financial institution at the request of any Seller, the AMS04 SPV Seller or any other member of the Retained Group, take all necessary action (including the entering into of deeds of transfer, novation or assignment) to assume all obligations (including the payment of any ongoing fees) of any Seller, the AMS04 SPV Seller or any other member of the Retained Group (as applicable) in relation to such Specified Retained Group Guarantee. If and to the extent that the benefit of any such Specified Retained Group Guarantee is received by the Purchaser, any member of the Target Group or AMS04 SPV, on or after the Completion Date, but any payment (by way of deposit, prepayment or otherwise) has been made by any Seller, the AMS04 Seller or any other member of the Retained Group, in respect of the price or cost of any such Specified Retained Group Guarantee, then the Purchaser shall, or shall procure that the relevant member of the Target Group or AMS04 SPV shall, pay a sum equal to the relevant pro rata proportion of that payment relating to the period after Completion to the relevant Seller or the AMS04 Seller and shall hold such sum on trust for the relevant Seller or AMS04 Seller until it is paid over.

9.6
Subject to clause 9.7, the Purchasers shall use reasonable endeavours to procure the absolute and unconditional release and discharge in full of each guarantee, including any undertaking or commitment to provide any such guarantee not listed in Schedule 18 and:

(A)	granted or entered into by any Seller, the AMS04 SPV Seller or any other member of the Retained Group; or

(B)	provided by any bank or other financial institution at the request of any Seller, the AMS04 SPV Seller or any other member of the Retained Group, in relation to, or arising out of, an obligation or liability of any member of the Target Group or AMS04 SPV, or any of its or their employees, agents, advisers or persons otherwise connected with them (each an "Other Retained Group Guarantee") as soon as reasonably practicable after becoming aware of such Other Retained Group Guarantee, at the cost of the Purchasers.

9.7
Notwithstanding clause 9.6, once the Purchasers have released and discharged Other Retained Group Guarantees guaranteeing a sum in aggregate in excess of £500,000 the covenant in clause 9.6 shall cease to apply and the Purchasers, Sellers and AMS04 SPV Seller shall, acting reasonably, co-operate with each other in good faith to procure the absolute and unconditional release and discharge of any further Other Retained Group Guarantees in a mutually satisfactory manner.

9.8	Prior to any release under clauses 9.5, each Purchaser undertakes to each Seller and the AMS04 SPV Seller, for itself and as trustee for each other member of the Retained Group:

(A)
to hold and keep each member of the Retained Group indemnified on an after-Tax basis from and against any and all Losses and Tax incurred by the relevant member of the Retained Group in relation to, or arising out of, any Specified Retained Group Guarantee after Completion; and

(B)
that it will not, and will procure that no other person shall, enter into any variation of any agreement which may have the effect of varying any Specified Retained Group Guarantee in any way which may adversely affect the interests of any member of the Retained Group, including by way of increasing the liability of the Sellers or the AMS04 SPV Seller (or other relevant member of the Retained Group) under such Specified Retained Group Guarantee, without the prior written consent of the relevant Seller or the AMS04 SPV Seller (as the case may be).

9.9	The Frankfurt DivestCo Purchaser shall use best endeavours to, at Completion (or as soon as practicable thereafter):

(A)
enter into documentation with the landlord under the Frankfurt Lease and the Sellers' Guarantor with the effect that the 4th and 5th amendments to the Frankfurt Lease would cease to have effect or that the Sellers’ Guarantor is fully released from any and all obligations thereunder (the "Frankfurt Lease Amendment Documentation"); and

(B)
procure the entry into of any letter of credit, guarantee, indemnity, security obligation or other assurance against loss (including any undertaking or commitment to provide any such letter of credit, guarantee, indemnity, security obligation or assurance) that, in each case, may be lawfully required or requested by the landlord under the Frankfurt Lease (with respect to release of obligations only) or the Sellers' Guarantor in connection with the Frankfurt Lease Amendment Documentation, and the Frankfurt DivestCo Purchaser undertakes to the Sellers and the AMS04 SPV Seller, for itself and as trustee for each other member of the Retained Group to hold and keep each member of the Retained Group indemnified on an after-Tax basis from and against any and all Losses and Tax incurred by the relevant member of the Retained Group as a result of the Frankfurt Lease Amendment Documentation not being entered into for any period of time after Completion.

9.10	Each Purchaser shall (and shall procure that the Purchasers’ Group shall):

(A)
co-operate with the Sellers and the AMS04 SPV Seller in relation to actions required to be taken by the Sellers and the AMS04 SPV Seller in accordance with clause 7.11 (Sellers’ warranties and undertakings) to procure the release and discharge of the Target Group Guarantees; and

(B)	shall enter into all such documentation (including deeds of assignment, novation or release) as may be reasonably necessary to effect the release and discharge of the Target Group Guarantees.

9.11	The Purchasers shall procure that each member of the Purchasers’ Group complies with their respective obligations under Schedule 20 (Customer Networks).

10.	Purchasers’ Guarantor

10.1
The Purchasers’ Guarantor hereby unconditionally and irrevocably guarantees to each Seller and the AMS04 SPV Seller the full, due and punctual performance by each Purchaser and by each member of the Purchasers’ Group of their respective obligations under:

(A)	in the case of any Purchaser, this Agreement and any other Share Purchase Document to which that Purchaser is a party; and

(B)	in the case of any member of the Purchasers’ Group, the London Business Transfer Agreement, the Amsterdam Deed of Demerger and the Frankfurt Demerger Agreement.
The guarantee under this clause shall not be released or diminished by any variation of the terms of any Share Purchase Document, the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement (whether or not such variation is agreed to by the Purchasers’ Guarantor) or by any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance or the insolvency (or similar proceedings) of any Purchaser or member of the Purchasers’ Group or any illegality, invalidity or unenforceability of any obligation of any person under any Share Purchase Document, the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement.

10.2
If and whenever any Purchaser or any member of the Purchasers’ Group (or any of their respective successors and assigns) defaults for any reason whatsoever in the performance of any of its obligations under this Agreement, any of the other Share Purchase Documents, the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement, as the case may be, the Purchasers’ Guarantor shall forthwith upon demand:

(A)
whenever any Purchaser or member of the Purchasers’ Group does not pay any amount when due under or in connection with this Agreement, any of the other Share Purchase Documents, the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement, immediately pay that amount as if it were the principal obligor; and

(B)
whenever any Purchaser or member of the Purchasers’ Group (or any of their respective successors and assigns) does not perform any other obligations under or in connection with this Agreement, any of the other Share Purchase Documents, the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement, the Purchasers’ Guarantor shall unconditionally perform (or procure the performance of) such obligation and satisfy (or procure satisfaction of) the obligation, commitment or undertaking in regard to which such default has been made in the manner prescribed by this Agreement, any of the other Share Purchase Documents, the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement,

so that the same benefits shall be conferred on the Sellers and the AMS04 SPV Seller as would have been received if such obligation, commitment or undertaking had been duly performed by such Purchaser or member of the Purchasers’ Group (as the case may be).

10.3
The Purchasers’ Guarantor undertakes that if any amount guaranteed pursuant to clause 10.1 is not recoverable on the basis of a guarantee for any reason it will (as a separate and independent obligation) pay to the relevant Seller on demand an amount equal to the amount it would have been liable to pay but for such irrecoverability, together with an amount equal to any Losses and Tax suffered or incurred by the relevant Seller as a result of such irrecoverability.

10.4
This guarantee is to be a continuing guarantee and accordingly is to remain in force until all of each of the Purchaser’s and any member of the Purchasers’ Group’s obligations under this Agreement and all of the Share Purchase Documents, the London Business

Transfer Agreement, the Amsterdam Deed of Demerger and the Frankfurt Demerger Agreement shall have been performed notwithstanding the winding up, liquidation, dissolution or other incapacity of any Purchaser or member of the Purchasers’ Group (or any of their respective successors and assigns) or any change in the status, control or ownership of any Purchaser or member of the Purchasers’ Group (or any of their respective successors and assigns). This guarantee is in addition to and not substitution for any rights or security which the Sellers or the AMS04 SPV Seller may have or hold for the performance of each Purchaser’s or any other member of the Purchasers’ Group’s obligations pursuant to the Share Purchase Documents, the London Business Transfer Agreement, the Amsterdam Deed of Demerger and the Frankfurt Demerger Agreement.

10.5
The Purchasers’ Guarantor undertakes not (without the prior written consent of the Sellers and the AMS04 SPV Seller) to effect, enter into or permit to occur any Trigger Event without first procuring the execution and delivery in favour of the Sellers and the AMS04 SPV Seller of either:

(A)	a replacement third party guarantee from a sufficiently credit-worthy entity reasonably acceptable to the Sellers and the AMS04 SPV Seller; or

(B)	a bank guarantee from a reputable financial institution reasonably acceptable to the Sellers and the AMS04 SPV Seller, in each case, in form and content reasonably acceptable to the Sellers and the AMS04 SPV Seller, in respect of all obligations and liabilities, past, present or future, actual or contingent, of the Purchasers, members of the Purchasers’ Group and the Purchasers’ Guarantor under this Agreement, each of the Share Purchase Documents, the London Business Transfer Agreement, the Amsterdam Deed of Demerger and the Frankfurt Demerger Agreement (a “Replacement Guarantee”). The Replacement Guarantee shall be provided at the expense of the Purchasers’ Guarantor.

10.6
The Purchasers’ Guarantor shall notify the Sellers and the AMS04 SPV Seller in writing as soon as practicable after it becomes aware that any Trigger Event is reasonably likely to occur. Such notice shall include:

(A)	details of the Trigger Event;

(B)	details of the party which the Purchasers’ Guarantor proposes would provide the Replacement Guarantee; and

(C)	the draft form of the Replacement Guarantee.

10.7	The Purchasers’ Guarantor warrants to each Seller and the AMS04 SPV Seller that (i) at the date of this Agreement, and (ii) immediately before Completion:

(A)	the Purchasers’ Guarantor has the requisite power and authority to enter into and perform this Agreement and the other Share Purchase Documents to which it is a party;

(B)
the obligations of the Purchasers’ Guarantor under this Agreement constitute, and the obligations of the Purchasers’ Guarantor under the other Share Purchase Documents will, when delivered, constitute binding obligations of the Purchasers’ Guarantor in accordance with their respective terms;

(C)	the execution and delivery of, and the performance by the Purchasers’ Guarantor of its obligations under, this Agreement and the other Share Purchase Documents will not:

(i)	result in a breach of any provision of the memorandum or articles of association or other constitutional documents of the Purchasers’ Guarantor;

(ii)	result in a breach of, or constitute a default under, any instrument to which the Purchasers’ Guarantor is a party or by which the Purchasers’ Guarantor is bound;

(iii)	result in a breach of any order, judgment or decree of any court or governmental agency to which the Purchasers’ Guarantor is a party or by which the Purchasers’ Guarantor is bound; or

(iv)	require the consent of its shareholders;

(D)	no order has been made and no resolution has been passed for the winding up of the Purchasers’ Guarantor and no petition has been presented for the purpose of winding up the Purchasers’ Guarantor;

(E)	no administration order has been made and no petition or application for such an order has been made or presented and no administrator has been appointed in respect of the Purchasers’ Guarantor;

(F)	no receiver (which expression shall include an administrative receiver) has been appointed in respect of the Purchasers’ Guarantor or all or any of its assets; and

(G)	no composition or similar arrangement with creditors including, but not limited to, a voluntary arrangement has been proposed in respect of the Purchasers’ Guarantor.

10.8
Notwithstanding any other provision of this clause 10 the Purchasers’ Guarantor shall not be liable for any obligation or liability of any member of the Retained Group which is not expressly assumed by a member of the Target Group pursuant to the terms of this Agreement, the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement (including, for the avoidance of doubt, any obligation or liability of the Amsterdam DivestCo Seller or Frankfurt DivestCo Seller for which any member of the Target Group may become liable upon the occurrence of any insolvency, liquidation, winding-up or analogous event in respect of the Amsterdam DivestCo Seller or Frankfurt DivestCo Seller).

11.	Purchasers’ remedies and Sellers’ limitations on liability

11.1
The Purchasers shall not be entitled to claim that any fact, matter or circumstance causes any of the Sellers’ Warranties or the AMS04 SPV Warranties to be breached if fairly disclosed in the Disclosure Letter or in any document delivered or deemed to be delivered with the Disclosure Letter.

11.2
No liability shall attach to any Seller in respect of claims under the Sellers’ Warranties or the AMS04 SPV Warranties, if and to the extent that the limitations set out in Schedule 7 (Limitations on the Sellers’ and AMS04 SPV Seller’s liability) apply.

11.3
Save as provided in clauses 3.6 or 6.6, if the Purchasers become aware, whether before or after Completion, that there has been any breach of the Sellers’ Warranties or the AMS04 SPV Warranties or any other term of this Agreement, the Purchasers shall not be entitled to terminate or rescind this Agreement.

12.	Transferring Contracts and Carve-out Memorandum

12.1
    To the extent that there are any steps set out in the London Business Transfer Agreement, Amsterdam Deed of Demerger, Frankfurt Demerger Agreement or the Carve-out Memorandum the completion of which remains outstanding at the date of this Agreement, the Sellers shall complete or procure the completion of such steps as soon as reasonably practicable following the date of this Agreement in accordance with the relevant provisions of the London Business Transfer Agreement, Amsterdam Deed of Demerger, Frankfurt Demerger Agreement or the Carve-out Memorandum (as the case may be), subject to the following provisions of this clause 12.

12.2
In respect of each Transferring Contract, from the date of this Agreement the relevant Seller shall use reasonable endeavours to procure that such contract (or, in the case of a Shared Transferring Contract, that part of such contract that relates to the Target Business) is transferred from the Retained Group to the relevant member of the Target Group (which shall include (i) taking such reasonable steps to obtain all Third Party Consents required in connection with such transfer, including continuing to send communications to any counterparty which has not responded to a request for consent, together with any further engagement and communication with a third party to address any issues or concerns that such third party has in respect of granting the Third Party Consent and (ii) any other reasonable steps as may be necessary to effect the transfer of such Transferring Contract) in accordance with the provisions of the London Business Transfer Agreement, Amsterdam Deed of Demerger, Frankfurt Demerger Agreement or the Carve-out Memorandum (as the case may be). The relevant Seller shall indemnify the relevant Purchaser (or the relevant member of the Purchasers’ Group) on an after-Tax basis against any Losses and Tax suffered or incurred by such member of the Purchasers’ Group in relation to the act of transfer of such Transferring Contract but, for the avoidance of doubt, such indemnity shall not extend to any Losses and Tax incurred or suffered by any member of the Purchasers’ Group in relation to: (i) performance of past or ongoing obligations under that Transferring Contract; or (ii) the provision or procurement of any credit, guarantee, indemnity, security obligation or other assurance against loss in relation to that Transferring Contract.

12.3
In relation to each Transferring Contract which has not expired prior to the Completion Date and which has not been transferred from the Retained Group to the Target Group pursuant to clause 12.2 prior to the Completion Date (an “Outstanding Transferring Contract”), from the Completion Date to the date on which such Outstanding Transferring Contract (or, in the case of a Shared Transferring Contract, that part of such contract that relates to the Target Business) is transferred from the Retained Group to the Target Group:

(A)
the relevant Seller shall continue to use reasonable endeavours to procure that such contract (or, in the case of a Shared Transferring Contract, that part of such contract that relates to the Target Business) is transferred from the Retained Group to the relevant member of the Target Group (which shall include (i) taking such reasonable steps to obtain all Third Party Consents required in connection with such transfer, including continuing to send communications to any counterparty which has not responded to a request for consent, together with any further engagement and communication with a third party to address any issues or concerns that such third party has in respect of granting the Third Party Consent and (ii) any other reasonable steps as may be necessary to effect the transfer of such Transferring Contract, including co-operating with the Purchasers (acting reasonably) in respect of any steps taken by the Purchasers to effect such transfer);

(B)
the relevant Seller shall (or shall procure that the relevant member of the Retained Group shall) hold the benefit of that Outstanding Transferring Contract (or in the case of a Shared Transferring Contract, that part of such contract that relates to the Target Business) as trustee on trust for the relevant member of the Target

Group and any such benefit shall be promptly paid over to the relevant Purchaser (on trust for and on behalf of such relevant member of the Target Group); and

(C)
(i) to the extent permissible under such Outstanding Transferring Contract, the relevant Purchaser shall procure that the relevant member of the Target Group shall perform on behalf of the relevant Seller (or the relevant member of the Retained Group), at the expense of such Purchaser (on behalf of the relevant member of the Target Group), all the obligations (or, in the case of a Shared Transferring Contract, the obligations relating to the Target Business) of the relevant Seller (or the relevant member of the Retained Group) under such Outstanding Transferring Contract as agent for the relevant Seller (or the relevant member of the Retained Group) and the relevant Purchaser shall indemnify the relevant Seller (or the relevant member of the Retained Group) on an after-Tax basis against any Losses and Tax incurred or suffered by the relevant member of the Retained Group in relation to such performance (save to the extent that (i) such Loss arises or is increased as a result of any occupational lease agreement not having been validly transferred to London DivestCo prior to the Completion Date; or (ii) the relevant Seller is itself in breach of its obligations in relation to such contract under this clause 12); or (ii) to the extent such Outstanding Transferring Contract does not permit the relevant member of the Target Group from acting as agent for the relevant Seller (or the relevant member of the Retained Group) the relevant Seller shall (or shall procure that the relevant member of the Retained Group shall), at the expense of the relevant Purchaser promptly do all such acts and things as the relevant Purchaser may reasonably require to enable due performance and enforcement of such Outstanding Transferring Contract to the extent relating to the Target Business and to provide to the relevant member of the Target Group the benefits, subject to the burdens, of such Outstanding Transferring Contract (or, in the case of a Shared Transferring Contract, to the extent relating to the Target Business), and the relevant Seller shall indemnify the relevant Purchaser (or the relevant member of the Purchasers’ Group) on an after-Tax basis against any Losses and Tax incurred or suffered by the relevant member of the Purchasers’ Group in relation to any such acts and things;

(D)
the relevant Seller shall (or shall procure that the relevant member of the Retained Group shall) do all such acts and things as the relevant Purchaser may reasonably request to enable the relevant Purchaser to enforce its rights under such Outstanding Transferring Contract; and

(E)
the relevant Seller shall (or shall procure that the relevant member of the Retained Group shall) not agree to any amendment or waiver of any provision of such Outstanding Transferring Contract without the prior written consent of the relevant Seller.

12.4
The relevant Seller shall indemnify the relevant Purchaser (or the relevant member of the Purchasers’ Group) on an after-Tax basis against any Losses incurred or suffered by the relevant member of the Purchasers’ Group in relation to any breach of any Outstanding Transferring Contract caused by the arrangements set out in clauses 12.3(B) and 12.3(C) and in clause 7.6 of the London Business Transfer Agreement.

13.	Wrong pockets

13.1
If the legal title to, and/or the contractual right to use, any asset (except any Excluded Required Asset, Intellectual Property or Business Information or asset to be transferred in accordance with clause 12 (Transferring Contracts and Carve-out Memorandum)) which (i) is not required for, or used in, the Target Business as at the Completion Date, and (ii) is required for, or used in, any member of the Retained Group or the business of the

Retained Group as at the Completion Date (such asset, a "Required Asset") is held by any member of the Target Group after the Completion Date, the relevant Purchaser shall procure that the relevant member of the Target Group shall hold such Required Asset for the account of the relevant Seller (or, at the relevant Seller's option, another member of the Retained Group or another company) and shall, as soon as reasonably practicable, procure that, subject to any required Third Party Consents being obtained, the legal title to, and/or the right to use, such Required Asset is transferred to the relevant Seller (or, at the relevant Seller's option, another member of the Retained Group or another company) for consideration in cash equal to the fair market value of such Required Asset (but excluding amounts in respect of VAT) agreed between the relevant Seller and the relevant Purchaser, or failing such agreement as determined by such independent firm of chartered accountants of international repute as the relevant Seller and the relevant Purchaser may agree or failing such agreement within ten Business Days such independent firm of chartered accountants of international repute in London as the President of the Institute of Chartered Accountants in England and Wales may nominate on the application of either the relevant Seller or the relevant Purchaser (the "Asset Transfer Price") together with, against delivery of an appropriate VAT invoice, an amount equal to any VAT for which the relevant member of the Target Group (or any company which is a member of the same group for VAT purposes as the relevant member of the Target Group) is required to account in respect of such transfer and the relevant Seller shall, or shall procure that the nominated company shall, accept such transfer and pay such amounts. The relevant Seller agrees to bear the cost of all transfer taxes payable in connection with the transfer of the Required Asset. Upon payment of the Asset Transfer Price being made, the relevant Purchaser shall pay to the relevant Seller an amount equal to the Asset Transfer Price. In connection with any transfer pursuant to this clause 13.1 the relevant Purchaser shall procure that the relevant member of the Target Group shall:

(A)
execute all such documents as may be necessary for the purpose of transferring (free from any Encumbrances created after the Completion Date) the legal title to, and/or the right to use, such Required Asset to the relevant Seller (or, at the relevant Seller's option, another member of the Retained Group); and

(B)
do, or procure the doing of, all such further acts or things as the relevant Seller may reasonably request for the purpose of transferring the legal title to, and/or the right to use, such Required Asset to the relevant Seller (or, at the relevant Seller's option, another member of the Retained Group).

The relevant Seller shall indemnify the relevant Purchaser (or the relevant member of the Purchasers’ Group) on an after-Tax basis against any Losses and Tax suffered or incurred by any member of the Target Group in connection with the transfer required pursuant to this clause 13.1.

13.2
If the legal title to, and/or the contractual right to use, any asset (except any Excluded Missing Asset, Intellectual Property, Business Information or asset to be transferred in accordance with clause 12 (Transferring Contracts and Carve-out Memorandum)) which (i) is required for, or used in, the Target Business as at the Completion Date, and (ii) is not required for, or used in, any member of the Retained Group or the business of the Retained Group as at the Completion Date (such asset, a "Missing Asset") is held by any member of the Retained Group after the Completion Date, the relevant Seller shall procure that the relevant member of the Retained Group shall hold such Missing Asset for the account of the relevant Purchaser (or, at the relevant Purchaser's option, a member of the Purchasers’ Group) and shall, as soon as reasonably practicable, procure that, subject to any required Third Party Consents being obtained, the legal title to, and/or the right to use, such Missing Asset is transferred to the relevant Purchaser (or, at the relevant Purchaser's option, a member of the Target Group) for consideration in cash equal to the amount to the Asset Transfer Price together with, against delivery of an appropriate VAT invoice, an amount equal to any VAT for which the relevant member of the Retained Group (or any company which is a member of the same group for VAT purposes as the relevant member of the Retained Group) is required to account in respect of such transfer and the relevant Purchaser shall, or shall procure that the nominated company shall, accept such transfer and pay such amounts. The relevant Seller agrees to bear the cost of all transfer taxes payable in connection with the transfer of the Missing Asset. Upon payment of the Asset Transfer Price being made, the relevant Seller shall pay to the relevant Purchaser an amount equal to the Asset Transfer Price. In connection with any transfer pursuant to this clause 13.2 the relevant Seller shall procure that the relevant member of the Retained Group shall:

(A)
execute all such documents as may be necessary for the purpose of transferring (free from any Encumbrances created after the Completion Date) the legal title to, and/or the right to use, such Missing Asset to the relevant Purchaser (or, at the relevant Purchaser's option, a member of the Target Group); and

(B)
do, or procure the doing of, all such further acts or things as the relevant Purchaser may reasonably request for the purpose of transferring the legal title to, and/or the right to use, such Missing Asset to the relevant Purchaser (or, at the relevant Purchaser's option, a member of the Target Group).

The relevant Seller shall indemnify the relevant Purchaser (or the relevant member of the Purchasers’ Group) on an after-Tax basis against any Losses and Tax suffered or incurred by any member of the Purchasers’ Group in connection with the transfer required pursuant to this clause 13.2.

13.3
If the legal title to, and/or the contractual right to use, any asset (except any (i) asset to which the Target Group is granted access under any Share Purchase Document or which is used for the provision of services by any member of the Retained Group under the Transitional Services Agreements or any other ancillary agreement between any member of the Target Group and the Retained Group, (ii) Intellectual Property, (iii) Business Information or (iv) asset to be transferred in accordance with clause 12 (Transferring contracts and Carve-out Memorandum)) which (i) is required for, or used in, the Target Business as at the Completion Date, and (ii) is required for, or used in, any member of the Retained Group or the business of the Retained Group as at the Completion Date (such asset, a “Shared Required Asset”) is held by any member of the Target Group or any member of the Retained Group after the Completion Date, the relevant Purchaser and the relevant Seller shall, as soon as reasonably practicable after notification of such Shared Required Asset by the relevant Purchaser to the relevant Seller or the relevant Seller to the relevant Purchaser (as applicable), negotiate in good faith the appropriate allocation of the ownership and/or use of that Shared Required Asset.

13.4
Where a Third Party Consent is required for the transfer of legal title to and/or the contractual right to use any Required Asset or Missing Asset pursuant to clause 13.1 or 13.2, the party responsible for effecting such transfer shall use all reasonable endeavours, at the expense of the relevant Seller, to obtain any such Third Party Consent as soon as reasonably practicable following the date of this Agreement.

13.5
Each party shall promptly notify the other parties in writing upon it becoming aware of any Required Asset being in the possession, custody or control of any member of the Target Group or of any Missing Asset being in the possession, custody or control of any member of the Retained Group.

13.6
Clauses 13.1 to 13.5 (inclusive) shall apply only where the relevant notification pursuant to, and in accordance with clause 13.5 is given within six months after the Completion Date. Such clauses are without prejudice to the rights and remedies of the parties arising out of this Agreement, including without limitation, in respect of any breach of the Sellers’ Warranties, the AMS04 SPV Warranties, and the Sellers’ Guarantor’s Warranties.

14.	Sale, purchase and assignment of the Frankfurt Payables

14.1
The Frankfurt DivestCo Seller shall sell, or procure the sale of, the Frankfurt Payables on Completion for a purchase price equal to the aggregate amount of the Frankfurt Payables to the Frankfurt DivestCo Purchaser (the “Frankfurt Payables Purchase Price”) and assign the Frankfurt Payables to the Frankfurt DivestCo Purchaser by executing, or procuring the execution by the relevant members of the Retained Group of, separate deeds of assignment substantially in the form set out in Schedule 13 (Frankfurt Payables Deed of Assignment) (“Frankfurt Payables Deeds of Assignment”). The Frankfurt DivestCo Seller shall notify the Frankfurt DivestCo Purchaser of the Frankfurt Payables Purchase Price no later than three Business Days prior to Completion. The Frankfurt DivestCo Purchaser acknowledges and accepts the sale of the Frankfurt Payables and undertakes to execute the Frankfurt Payables Deeds of Assignment on Completion and to procure the delivery to the Frankfurt DivestCo Seller as soon as practicable after Completion of the Frankfurt Payables Notice duly executed by Frankfurt DivestCo.

14.2
The Frankfurt DivestCo Purchaser shall procure that no member of the Purchasers’ Group shall repay or otherwise settle, whether in whole or in part, any of the Frankfurt Payables for a period of one year following Completion.

15.	Sale, purchase and assignment of the Amsterdam DivestCo Payables

15.1
The Amsterdam DivestCo Seller shall sell, or procure the sale of, the Amsterdam DivestCo Payables on Completion for a purchase price equal to the aggregate amount of the Amsterdam DivestCo Payables to the Amsterdam DivestCo Purchaser (the “Amsterdam DivestCo Payables Purchase Price”) and transfer the Amsterdam DivestCo Payables to the Amsterdam DivestCo Purchaser by executing, or procuring the execution by the relevant members of the Retained Group of, separate deeds of transfer of contract (contractsovername) substantially in the form set out in Schedule 14 (Amsterdam DivestCo Payables Deed of Transfer of Contract) (“Amsterdam DivestCo Payables Deeds of Transfer of Contract”). The Amsterdam DivestCo Seller shall notify the Amsterdam DivestCo Purchaser of the Amsterdam DivestCo Payables Purchase Price and the agreements to be transferred to effectuate the transfer of the Amsterdam DivestCo Payables no later than three Business Days prior to Completion. The Amsterdam DivestCo Purchaser acknowledges and accepts the transfer of the Amsterdam DivestCo Payables and undertakes to execute the Amsterdam DivestCo Payables Deeds of Transfer of Contract on Completion. The Amsterdam DivestCo Payables Purchase Price shall be paid in full without set-off or counter-claim and free from any deduction or withholding whatsoever, except as required by law.

15.2	The Amsterdam DivestCo Seller shall procure that no Amsterdam DivestCo Payables are repaid in whole or in part prior to Completion.

16.	Intellectual Property and Business Information

16.1
Without prejudice to paragraph 17 of Schedule 3 (Sellers’ Warranties), if any Seller, the AMS04 SPV Seller or any member of the Retained Group owns after Completion any Intellectual Property (excluding trade marks) or rights in Business Information (other than Excluded Business Information) which relate exclusively to the business of any member of the Target Group, such Seller or the AMS04 SPV Seller (as the case may be) shall procure that such Intellectual Property and/or rights in Business Information are transferred to the relevant Purchaser or a company nominated by such Purchaser for nominal consideration as soon as reasonably practicable upon becoming aware of the ownership of such rights.

16.2
Without prejudice to paragraph 17 of Schedule 3 (Sellers’ Warranties), if any member of the Target Group owns after Completion any Intellectual Property or rights in Business Information (other than customer contract records, client relationship management records and historic invoicing records which relate to the business of any member of the Target Group) which relate exclusively to the business of any member of the Retained Group, the relevant Purchaser shall procure that such Intellectual Property and/or rights in Business Information are transferred to the relevant Seller or a company nominated by such Seller for nominal consideration as soon as reasonably practicable upon becoming aware of the ownership of such rights.

16.3
Without prejudice to paragraph 17 of Schedule 3 (Sellers’ Warranties) and subject to the terms of the Transitional Services Agreements, each Seller and the AMS04 SPV Seller hereby grant, and shall procure the grant by each relevant member of the Retained Group, (with effect from Completion) to the Purchasers a non-exclusive, perpetual, worldwide, assignable, royalty-free licence (with the right to sub-license to all members of the Purchasers’ Group) of all Intellectual Property (excluding trade marks) and rights in Business Information owned by such Seller, the AMS04 SPV Seller or a member of the Retained Group at Completion which relates to the business of the Target Group.

16.4
Without prejudice to paragraph 17 of Schedule 3 (Sellers’ Warranties) and subject to the terms of the Transitional Services Agreements, each Purchaser hereby grants, and shall procure the grant by each relevant member of the Purchasers’ Group, (with effect from Completion) to the Sellers and the AMS04 SPV Seller a non-exclusive, perpetual, worldwide, assignable, royalty-free licence (with the right to sub-license to all members of the Retained Group) of all Intellectual Property (excluding trade marks) and rights in Business Information owned by such Purchaser at Completion or a member of the Purchasers’ Group which is necessary for the operation and/or viability of the business of the Retained Group.

16.5
Subject to clause 17.4 (Restrictions on the Sellers’, the AMS04 SPV Seller’s and the Purchasers’ business activities and additional post-Completion undertakings), each Seller and the AMS04 SPV Seller hereby grants, and shall procure the grant by each relevant member of the Retained Group, (with effect from Completion) to the Purchasers a non-exclusive, worldwide, royalty-free licence (with the right to sub-license to all members of the Purchasers’ Group) to use all Intellectual Property in the Business Names owned by such Seller, the AMS04 SPV Seller or a member of the Retained Group solely for the purposes for which such Intellectual Property in the Business Names was used by such Seller, the AMS04 SPV Seller or member of the Retained Group in relation to the activities of the Target Group during the six month period immediately preceding Completion. The licence granted pursuant to this clause 16.5 (and any sub-licences) shall terminate on the date that falls five months after Completion (the “Run-Off Licence Termination Date”).

16.6
The Purchasers shall procure, with effect from the Run-Off Licence Termination Date, that the Target Group and AMS04 SPV shall cease to use the Business Name in any signage, advertising, promotional and sales materials, product literature, software, stationery, business cards, websites and any other materials.

16.7
Save for any licences granted pursuant to the Transitional Services Agreements and the licences granted pursuant to this clause 16 the Sellers and the AMS04 SPV Seller shall procure that all licences of any Intellectual Property or rights in Business Information owned by any member of the Target Group (or to be owned by the Purchasers or their nominee pursuant to clause 16.1) granted to any member of the Retained Group terminate at Completion.

16.8
Save for any licences granted pursuant to the Transitional Services Agreements and the licences granted pursuant to this clause 16 the Purchasers shall procure that all licences of any Intellectual Property or rights in Business Information owned by any member of the Retained Group (or to be owned by any Seller, the AMS04 SPV Seller or any of their nominees pursuant to clause 16.2) granted to any member of the Target Group terminate at Completion.

16.9	Subject to clause 16.5 and clause 17.4 and without prejudice to the trade mark rights of the Retained Group, the Purchasers shall procure that for:

(A)	a minimum period of five years following Completion; and

(B)	thereafter for so long as any member of the Retained Group continues to retain an interest in any Business Name, no member of the Purchasers’ Group (including the Target Group and AMS04 SPV) shall use any Business Name or any confusingly similar name or mark in any business which competes with the business of any member of the Retained Group.

17.	Restrictions on the Sellers’, the AMS04 SPV Seller’s and the Purchasers’ business activities and additional post-Completion undertakings

17.1
Each Seller and the AMS04 SPV Seller undertakes that it will not (and will procure that no other member of the Retained Group will), neither pending nor within twelve months after Completion, solicit or entice away any person who is a Senior Employee (or any other person who is a Key Employee) except for those who (i) answer a general advertisement, or (ii) those who are approached when they are no longer employed by, or have resigned from their employment with, a member of the Target Group, in each case, without any coercion, solicitation or enticement from such Seller, the AMS04 SPV Seller or any other member of the Retained Group.

17.2
Each Purchaser undertakes that it will not (and will procure that no other member of the Purchasers’ Group will), neither pending nor within twelve months after Completion, solicit or entice away any Senior Retained Group Employee of the Retained Group except for those who (i) answer a general advertisement, or (ii) those who are approached when they are no longer employed by, or have resigned from their employment with, a member of the Retained Group, in each case, without any coercion, solicitation or enticement from such Purchaser or any other member of the Purchasers’ Group.

17.3
The parties acknowledge and agree that, for a period of ten years after Completion, no member of the Retained Group shall acquire, whether directly or indirectly, the possibility of exercising influence over the whole or part of the Target Group unless, following the submission of a reasonable request from the Sellers’ Guarantor showing good cause and accompanied by a report from the Monitoring Trustee, the Commission has given its prior written consent.

17.4
The Purchasers shall procure that London DivestCo, Amsterdam DivestCo and Frankfurt DivestCo whose corporate name contains the word Telecity, as soon as reasonably practicable following Completion and in any event by the date falling thirty days after Completion, pass all required resolutions to change their corporate names to a name which does not include the name Equinix or Telecity or any confusingly similar name and shall procure the prompt registration of the new name with the appropriate court or registry. Upon receipt of confirmation from the appropriate court or registry that such name change has been effected, the Purchasers shall provide the Sellers with written proof that such name change has been effected.

17.5
The Amsterdam DivestCo Purchaser shall procure that AMS04 SPV, whose corporate name contains the word Equinix, as soon as reasonably practicable following Completion and in any event by the date falling thirty days after Completion, passes all required resolutions to change its corporate name to a name which does not include the name Equinix or Telecity or any confusingly similar name and shall procure the prompt registration of the new name with the appropriate court or registry. Upon receipt of confirmation from the appropriate court or registry that such name change has been effected, the Amsterdam DivestCo Purchaser shall provide the AMS04 SPV Seller with written proof that such name change has been effected.

17.6	Other than in respect of Schedule 1 of the London Business Transfer Agreement:

(A)	the Sellers and the AMS04 SPV Seller shall procure that no member of the Retained Group shall bring any claim against any member of the Purchasers’ Group or the Target Group; and

(B)	the Purchasers shall procure that no member of the Purchasers’ Group shall bring any claim against any member of the Retained Group, in each case under the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement arising out of any fact, matter, event or circumstances where any Seller, the AMS04 SPV Seller or any member of the Purchasers’ Group has the right to bring a claim arising out of such fact, matter event or circumstances under this Agreement.

18.	Customer Contracts

18.1	Notwithstanding any other provision of this Agreement, if following Completion:

(A)
a Material Customer Contract is lawfully terminated by a customer of the London Divestment Business solely on the basis of a breach of that Material Customer Contract as a result of the London Reorganisation;

(B)
at that time such customer has no right to terminate for convenience that would allow it to terminate that Material Customer Contract within 6 months of the termination referred to in clause 18.1(A); and

(C)
such customer does not enter into a new contract with London DivestCo in replacement of that Material Customer Contract within one month from the termination and generating revenue equal to or more than the revenue from the previous contract, the London DivestCo Seller shall, subject to clauses 18.2 and 18.3, pay to the London DivestCo Purchaser an amount equal to the revenue (excluding costs of power) that would have been payable to London DivestCo under that Material Customer Contract (pursuant to the work orders in force at the time of such termination) from that termination until the earliest time that the customer could otherwise have terminated that Material Customer Contract for convenience under the terms set out therein (a “Compensation Payment”).

18.2
For the avoidance of doubt, no Compensation Payment shall be due under clause 18.1 unless and until the requirements of paragraph 2.1(B)(ii) of Schedule 7 (Limitations on the Sellers’ and AMS04 SPV Seller’s liability) are satisfied.

18.3	In the event that the London DivestCo Seller becomes aware of any customer alleging that such customer has a termination right under a Material Customer Contract which may result in the London DivestCo Purchaser bringing a claim under this clause, the London DivestCo Purchaser shall (i) promptly notify the London DivestCo Seller; (ii) provide drafts of any material correspondence to be sent by London DivestCo to the relevant customer in respect of the foregoing; and (iii) consult with, and take into account the views of, the London DivestCo Seller (but for the avoidance of doubt, the London DivestCo Purchaser shall not be bound by such views).

18.4	For the avoidance of doubt, nothing in this clause 18 shall require any member of the Purchasers’ Group to bring proceedings against any customer in respect of any Material Customer Contract.

19.	Bonnington House

19.1
The London DivestCo Seller shall procure that as soon as reasonably practicable following the date of this Agreement and in any event prior to Completion, the LON1 Agreement for Lease and the LON1 Lease are duly executed, delivered and completed by the parties thereto, in each case in the form set out in Attachment 3 (LON 1 Documents), and simultaneously with the completion of such documents, the LON1 Legal Opinions are issued by the relevant law firms. For the avoidance of doubt, no amendment, variation or supplement shall be made to the agreed forms of the LON1 Agreement for Lease or the LON1 Lease set out in Attachment 3 (LON 1 Documents) prior to their execution, or to any approved form of the LON1 Legal Opinions, without the prior written consent of the London DivestCo Purchaser (which may be withheld at the sole and absolute discretion of the London DivestCo Purchaser).

19.2
Notwithstanding any other provision of this Agreement, if the LON1 Agreement for Lease and the LON1 Lease have not been duly executed and completed by the parties thereto prior to Completion and the LON1 Legal Opinions have not been simultaneously issued:

(A)
the London DivestCo Consideration and the London DivestCo Completion Payment shall be reduced by £30,000,000 (the “Bonnington House Consideration Amount”) and the London DivestCo Purchaser shall not be entitled to any other remedy arising from the breach of London DivestCo’s obligation under clause 19.1; and

(B)	following Completion, the London DivestCo Seller shall continue to use its best endeavours to procure that the LON1 Agreement for Lease and the LON1 Lease are duly executed by the parties thereto.

19.3
If, after Completion but prior to 31 December 2016, the LON1 Agreement for Lease and the LON1 Lease are duly executed by the parties thereto, the London DivestCo Purchaser shall, within 5 Business Days on the date on which such agreements are executed, pay to the London DivestCo Seller an amount equal to the Bonnington House Consideration Amount.

19.4
If the LON1 Agreement for Lease and the LON1 Lease have not been duly executed by the parties thereto prior to 31 December 2016, then the obligation in clause 19.2(B) shall cease to apply, the London DivestCo Purchaser shall have no obligation to pay the Bonnington House Consideration Amount to the London DivestCo Seller and the London DivestCo Seller shall have no liability in respect of Bonnington House / Archway House to the London DivestCo Purchaser under this clause 19.

20.	Residual liabilities from statutory demergers

20.1	As from Completion, the Frankfurt DivestCo Seller agrees to perform its obligations under sections 2.12.4 and 5.1 of the Frankfurt Demerger Agreement.

20.2
As from Completion, the Frankfurt DivestCo Purchaser shall procure that Frankfurt DivestCo performs its obligations under sections 1.4.3, 2.10.1, 2.12.4, 2.13.13, 5.2, 5.3 and 10.1.3 of the Frankfurt Demerger Agreement.

20.3
As from Completion, the Amsterdam DivestCo Seller shall indemnify and hold harmless, on an after-Tax basis, the Amsterdam DivestCo Purchaser and Amsterdam DivestCo from and against any and all Losses, relating to Amsterdam RetainCo (pursuant to and in accordance with article 2:334t DCC) incurred or suffered by Amsterdam DivestCo.

20.4	The indemnification given under clause 20.3 is limited to:

(A)
any and all indivisible obligations (ondeelbare verbintenissen) that Amsterdam RetainCo had at the time of completion of the Amsterdam Statutory Demerger and that were retained or intended to be retained with Amsterdam RetainCo in accordance with the Amsterdam Statutory Demerger; and

(B)
in the case of any and all divisible obligations (deelbare verbintenissen) which were retained or intended to be retained with Amsterdam RetainCo in accordance with the Amsterdam Statutory Demerger, the value of the assets and liabilities which were transferred to Amsterdam DivestCo.

20.5
As from Completion, the Amsterdam DivestCo Purchaser undertakes to pay to the Amsterdam DivestCo Seller, on an after-Tax basis, such amount as is required to hold and keep the Amsterdam DivestCo Seller and Amsterdam RetainCo indemnified on an after-Tax basis from and against any and all Losses relating to Amsterdam DivestCo (pursuant to and in accordance with article 2:334t DCC) incurred or suffered by Amsterdam RetainCo (or any of its legal successors) or the Amsterdam DivestCo Seller.

20.6	The payment given under clause 20.5 is limited to:

(A)
any and all indivisible obligations (ondeelbare verbintenissen) that the Amsterdam RetainCo had at the time of completion of the Amsterdam Statutory Demerger and that were transferred or intended to be transferred to Amsterdam DivestCo in accordance with the Amsterdam Statutory Demerger; and

(B)
in the case of any and all divisible obligations (deelbare verbintenissen) which were transferred or intended to be transferred to Amsterdam DivestCo in accordance with the Amsterdam Statutory Demerger, the value of the assets and liabilities which were retained with Amsterdam RetainCo.

20.7	Each of the parties shall take all commercially reasonable efforts to procure that any obligation for which the other party is liable pursuant to article 2:334t DCC is duly fulfilled.

21.	Employment matters

21.1
Upon being notified of any amounts to which an Amsterdam Relevant Employee is entitled under their Retention Plan, the Amsterdam DivestCo Seller undertakes to pay to the Amsterdam DivestCo Purchaser, within fourteen days of such notification by the Amsterdam DivestCo Purchaser, an amount equal to the amount due under the Retention Plan (inclusive of all payroll Taxes, social security contributions or other associated costs), and the Amsterdam DivestCo Purchaser shall then, at the next payroll date after the entitlements under the Retention Plan have become due, pay to that Amsterdam Relevant Employee the amounts notified to the Amsterdam DivestCo Seller as being attributable to them.

21.2
Upon being notified of any amounts to which a Frankfurt Relevant Employee is entitled under their Retention Plan, the Frankfurt DivestCo Seller undertakes to pay to the Frankfurt DivestCo Purchaser, within fourteen days of such notification by the Frankfurt DivestCo

Purchaser, an amount equal to the amount due under the Retention Plan (inclusive of all payroll Taxes, social security contributions or other associated costs), and the Frankfurt DivestCo Purchaser shall then, at the next payroll date after the entitlements under the Retention Plan have become due, pay to that Frankfurt Relevant Employee the amounts notified to the Frankfurt DivestCo Seller as being attributable to them.

21.3
Upon being notified of any amounts to which a London Relevant Employee is entitled under their Retention Plan, the London DivestCo Seller undertakes to pay to the London DivestCo Purchaser, within fourteen days of such notification by the London DivestCo Purchaser, an amount equal to the amount due under the Retention Plan (inclusive of all payroll Taxes, social security contributions or other associated costs), and the London DivestCo Purchaser shall then, at the next payroll date after the entitlements under the Retention Plan have become due, pay to that London Relevant Employee the amounts notified to the London DivestCo Seller as being attributable to them.

21.4
Subject to clause 21.1, to the extent that an Amsterdam Additional Overlay Employee remains employed by Amsterdam DivestCo on or after the Completion Date, the Amsterdam DivestCo Seller undertakes to pay to the Amsterdam DivestCo Purchaser (for itself and on behalf of Amsterdam DivestCo) such amount as is required to hold and keep the Amsterdam DivestCo Purchaser (for itself and on behalf of Amsterdam DivestCo) indemnified on an after-Tax basis against any costs or liabilities arising out of or in accordance with the employment of such Amsterdam Additional Overlay Employee following the Completion Date and any transitional payments (transitievergoeding) due in respect of the termination of employment of such Amsterdam Additional Overlay Employee, provided that (i) notice of dismissal (if not already served prior to the Completion Date) is validly served upon the Amsterdam Additional Overlay Employee, or that (ii) a request to the court to dissolve the employment agreement of an Amsterdam Additional Overlay Employee is filed, or that (iii) a termination agreement in accordance with article 7:670b DCC has been received by the Additional Overlay Employee, on a date falling on or before one month following the Completion Date and that the Amsterdam DivestCo Purchaser uses reasonable endeavours to minimise the costs and liabilities arising from such termination of employment, save that this indemnity shall not extend to any costs, expenses, damages, compensation, fines or other liabilities arising out of or in connection with any allegations against Amsterdam DivestCo for unlawful discrimination and/or any allegations in connection with Amsterdam DivestCo’s manner of dismissal (including any claims for fair payments (billijke vergoeding) on the basis of book 7 title 10 of the DCC), in each case resulting from the acts or omissions of Amsterdam DivestCo on or after the Completion Date.

21.5
Subject to clause 21.2, to the extent that a Frankfurt Additional Overlay Employee remains employed by Frankfurt DivestCo on or after the Completion Date, the Frankfurt DivestCo Seller undertakes to pay to the Frankfurt DivestCo Purchaser (for itself and on behalf of Frankfurt DivestCo) such amount as is required to hold and keep the Frankfurt DivestCo Purchaser (for itself and on behalf of Frankfurt DivestCo), in case of termination of employment of any Frankfurt Additional Overlay Employee, indemnified on an after-Tax basis in respect of the respective Frankfurt Additional Overlay Employee’s salary (including social dues and other employment costs) and benefits payable up to and during the notice period plus a severance up to the amount calculated in accordance with section 6.2 of the Compromise of Interests (Interessenausgleich) dated 17 February 2016, and in respect of any costs for legal representation and legal fees in connection with the termination of employment of such Additional Overlay Employee, provided that notice of dismissal (if not already served prior to the Completion Date) is served upon the relevant Frankfurt Additional Overlay Employee on a date falling on or before one month following the Completion Date and that the Frankfurt DivestCo Purchaser uses reasonable endeavours to minimise the costs and liabilities arising from such termination of employment. In case the Frankfurt DivestCo Purchaser is unable to terminate the employment of any Additional Overlay Employee due to section 6.2 of the Compromise of Interests, the Frankfurt DivestCo Seller undertakes to pay to the Frankfurt DivestCo Purchaser (for itself and on behalf of Frankfurt DivestCo) such amount as is required to hold and keep the Frankfurt DivestCo Purchaser (and the respective employer of the employee concerned) indemnified in respect of the respective Additional Overlay Employee’s salary (including social dues and other employment costs) and benefits payable during the continued employment of the respective Additional Overlay Employee for a period until and including the date on which the inability or prohibition to terminate the employment ends plus a severance up to the amount calculated in accordance with section 6.2 of the Compromise of Interests (Interessenausgleich) dated 17 February 2016, and in respect of any costs for legal representation and legal fees in connection with the termination of employment of such Additional Overlay Employee, plus the respective Additional Overlay Employee’s salary and benefits payable during the notice period.

21.6
Subject to clause 21.3, to the extent that a London Additional Overlay Employee remains employed by London DivestCo on or after the Completion Date, the London DivestCo Seller undertakes to pay to the London DivestCo Purchaser (for itself and on behalf of London DivestCo) such amount as is required to hold and keep the London DivestCo Purchaser (for itself and on behalf of London DivestCo) indemnified on an after-Tax basis against any costs or liabilities arising out of or in accordance with the employment of such London Additional Overlay Employee following the Completion Date and the termination of employment of any London Additional Overlay Employee, provided that notice of dismissal (if not already served prior to the Completion Date) is validly served upon the London Additional Overlay Employee on a date falling on or before one month following the Completion Date and that the London DivestCo Purchaser uses reasonable endeavours to minimise the costs and liabilities arising from such termination of employment, save that this indemnity shall not extend to any costs, expenses, damages, compensation, fines or other liabilities arising out of or in connection with any allegations against London DivestCo for unlawful discrimination resulting from the acts or omissions of London DivestCo on or after the Completion Date.

21.7
Subject to clause 21.8, the Amsterdam DivestCo Purchaser shall procure that Amsterdam DivestCo shall agree that for a period of two years following the Completion Date, the Amsterdam Relevant Employees will:

(A)
continue to receive basic salary and contractual benefits including pension benefits which are no less favourable than the salary and contractual benefits of the Amsterdam Relevant Employees as at the Completion Date;

(B)
not suffer any change to their terms and conditions of employment (whether contractual or otherwise) and including, without limitation, any related to length of service, which could reasonably be regarded as detrimental to any of the Amsterdam Relevant Employees.

21.8
Clause 21.7 shall not apply where changes are agreed with the Amsterdam Relevant Employees individually or collectively, or from the date of termination of employment of a Amsterdam Relevant Employee whose employment terminates for any reason.

21.9
If the employment of any Amsterdam Relevant Employee is terminated by reason of redundancy within two years following the Completion Date, the Amsterdam DivestCo Purchaser shall procure that Amsterdam DivestCo shall apply in respect of such Amsterdam Relevant Employee such redundancy payments (whether contractual or otherwise and giving due credit for any additional service or earnings of the Amsterdam Relevant Employee following the Completion Date) as are no less favourable than those applicable in respect of the particular Amsterdam Relevant Employee at the date of this

Agreement provided that details of such policies and benefits are set out in the Disclosure Letter.

21.10
The Amsterdam DivestCo Purchaser’s agreement to the provisions of clauses 21.7 to 21.9 inclusive is given by the Amsterdam DivestCo Purchaser on the express understanding that, notwithstanding any lack of direct enforceability by any Amsterdam Relevant Employee, if the Amsterdam DivestCo Purchaser is in breach of any such provisions, the Amsterdam DivestCo Seller (for itself and as agent for each Amsterdam Relevant Employee) may enforce such provisions on the Amsterdam Relevant Employee’s behalf.

21.11
Subject to clause 21.12, the Frankfurt DivestCo Purchaser shall procure that Frankfurt DivestCo shall agree that for a period of two years following the Completion Date, the Frankfurt Relevant Employees will:

(A)
continue to receive basic salary and contractual benefits including pension benefits which are no less favourable than the salary and contractual benefits of the Frankfurt Relevant Employees as at the Completion Date; and

(B)
not suffer any change to their terms and conditions of employment (whether contractual or otherwise) and including, without limitation, any related to length of service, which could reasonably be regarded as detrimental to any of the Frankfurt Relevant Employees.

21.12
Clause 21.10 shall not apply where changes are agreed with the Frankfurt Relevant Employees individually or collectively or from the date of termination of employment of a Frankfurt Relevant Employee whose employment terminates for any reason.

21.13
If the employment of any Frankfurt Relevant Employee is terminated by reason of redundancy on or prior to 30 June 2018, the Frankfurt DivestCo Purchaser shall procure that Frankfurt DivestCo shall, in respect of such Frankfurt Relevant Employee, comply with the stipulations of the Compromise of Interests (Interessenausgleich) dated 17 February 2016.

21.14
The Frankfurt DivestCo Purchaser's agreement to the provisions of clauses 21.10 to 21.13 inclusive is given by the Frankfurt DivestCo Purchaser on the express understanding that, notwithstanding any lack of direct enforceability by any Frankfurt Relevant Employee, if the Frankfurt DivestCo Purchaser is in breach of any such provisions, the Frankfurt DivestCo Seller (for itself and as agent for each Frankfurt Relevant Employee) may enforce such provisions on the Frankfurt Relevant Employee’s behalf.

21.15	Subject to clause 21.16 the London DivestCo Purchaser shall procure that London DivestCo shall agree that for a period of two years following the Completion Date, the London Relevant Employees will:

(A)
continue to receive basic salary and contractual benefits including pension benefits which are no less favourable than the salary and contractual benefits of the London Relevant Employees as at the Completion Date; and

(B)
not suffer any change to their terms and conditions of employment (whether contractual or otherwise) and including, without limitation, any related to length of service, which could reasonably be regarded as detrimental to any of the London Relevant Employees;

21.16
Clause 21.15 shall not apply where changes are agreed with the London Relevant Employees individually or collectively or from the date of termination of employment of a London Relevant Employee whose employment terminates for any reason.

21.17
If the employment of any London Relevant Employee is terminated by reason of redundancy within two years following the Completion Date, the London DivestCo Purchaser shall procure that London DivestCo shall apply in respect of such London Relevant Employee such redundancy payments (whether contractual or otherwise and giving due credit for any additional service or earnings of the London Relevant Employee following the Completion Date) as are no less favourable than those applicable in respect of the particular London Relevant Employee at the date of this Agreement provided that details of such policies and benefits are set out in the Disclosure Letter.

21.18
The London DivestCo Purchaser's agreement to the provisions of clauses 21.15 to 21.17 inclusive is given by the London DivestCo Purchaser on the express understanding that, notwithstanding any lack of direct enforceability by any London Relevant Employee, if the London DivestCo Purchaser is in breach of any such provisions, the London DivestCo Seller (for itself and as agent for each London Relevant Employee) may enforce such provisions on the London Relevant Employee’s behalf.

21.19
As from Completion, the Amsterdam DivestCo Purchaser shall procure that, for a period of not less than two years after the Completion Date, the directors of Amsterdam DivestCo will be covered by directors’ and officers’ liability insurance cover in respect of that individual’s position as a director of Amsterdam DivestCo, subject to the terms of the applicable scheme as in force from time to time.

21.20
As from Completion, the Frankfurt DivestCo Purchaser shall procure that, for a period of not less than two years after the Completion Date, the directors of Frankfurt DivestCo will be covered by directors’ and officers’ liability insurance cover in respect of that individual’s position as a director of Frankfurt DivestCo, subject to the terms of the applicable scheme as in force from time to time.

21.21
As from Completion, the London DivestCo Purchaser shall procure that, for a period of not less than two years after the Completion Date, the directors of London DivestCo will be covered by directors’ and officers’ liability insurance cover in respect of that individual’s position as a director of London DivestCo, subject to the terms of the applicable scheme as in force from time to time.

21.22
Save as permitted by clause 4 (Conduct of business before Completion), the Amsterdam DivestCo Seller undertakes that it will not, and will procure that Amsterdam DivestCo will not, during the time period between the date of this Agreement and the Completion Date make any offer of employment to any person who would become an Amsterdam Relevant Employee if they accepted such offer, without the prior written consent of the Amsterdam DivestCo Purchaser. For the avoidance of doubt, this clause shall not operate to restrict or prevent the offer of employment to any individual in the ordinary course of business between the date of this Agreement and the Completion Date who would become a Replacement Relevant Employee if they accepted such an offer.

21.23
Save as permitted by clause 4, the Frankfurt DivestCo Seller undertakes that it will not, and will procure that Frankfurt DivestCo will not, during the time period between the date of this Agreement and the Completion Date make any offer of employment to any person who would become a Frankfurt Relevant Employee if they accepted such offer, without the prior written consent of the Frankfurt DivestCo Purchaser. For the avoidance of doubt, this clause shall not operate to restrict or prevent the offer of employment to any individual in the ordinary course of business between the date of this Agreement and the Completion Date who would become a Replacement Relevant Employee if they accepted such an offer.

21.24	Save as permitted by clause 4, the London DivestCo Seller undertakes that it will not, and will procure that London DivestCo will not, during the time period between the date of this

Agreement and the Completion Date make any offer of employment to any person who would become a London Relevant Employee if they accepted such offer, without the prior written consent of the London DivestCo Purchaser. For the avoidance of doubt, this clause shall not operate to restrict or prevent the offer of employment to any individual in the ordinary course of business between the date of this Agreement and the Completion Date who would become a Replacement Relevant Employee if they accepted such an offer.

22.	Access

22.1
The Purchasers shall make available to each Seller and the AMS04 SPV Seller any Books and Records of any of London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV (or, if practicable, the relevant parts of those Books and Records) relating to the period prior to Completion which are required by such Seller, the AMS04 SPV Seller or any other member of the Retained Group for the purpose of dealing with its or any other member of the Retained Group's Tax, regulatory and accounting affairs and, accordingly, the Purchasers shall, upon being given reasonable notice by any Seller or the AMS04 SPV Seller and subject to such Seller or the AMS04 SPV Seller (as the case may be) giving such undertaking as to confidentiality as the Purchasers shall reasonably require, procure that such Books and Records are made available to such Seller or the AMS04 SPV Seller (as the case may be) for inspection (during Working Hours) and copying (at the relevant Seller's or the AMS04 SPV Seller’s (as the case may be) expense) for and only to the extent necessary for such purpose and for a period of seven years from Completion.

22.2
Subject to clause 22.1, the Sellers and the AMS04 SPV Seller shall make available to each Purchaser any Books and Records of the Retained Group (or, if practicable, the relevant parts of those Books and Records) which are required by such Purchaser or any other member of the Purchasers’ Group for the purpose of dealing with its or any member of the Target Group's or AMS04 SPV’s Tax, regulatory and accounting affairs and, accordingly, the Sellers and the AMS04 SPV Seller shall, upon being given reasonable notice by the Purchasers and subject to the Purchasers giving such undertaking as to confidentiality as the Sellers or the AMS04 SPV Seller (as the case may be) shall reasonably require, procure that such Books and Records are made available to the Purchasers for inspection (during Working Hours) and copying (at the relevant Purchaser's expense) for and only to the extent necessary for such purpose and for a period of seven years from Completion.

22.3
Without limiting clause 22.2, the Sellers and the AMS04 SPV Seller shall make available to the Purchasers any Books and Records of the Retained Group (or, if practicable, the relevant parts of those Books and Records) that contain Excluded Business Information and accordingly, the Sellers and the AMS04 SPV Seller shall, upon being given reasonable notice by the Purchasers and subject to the Purchasers giving such undertakings as to confidentiality as the Sellers or the AMS04 SPV Seller (as the case may be) shall reasonably require, procure that such Books and Records are made available to the Purchasers for inspection (during Working Hours) and copying (at the relevant Seller's or the AMS04 SPV Seller’s (as the case may be) expense) for a period of seven years from Completion.

23.	Permitted Transfer

23.1
The Amsterdam DivestCo Seller may transfer the Amsterdam DivestCo Shares to Virtu Secure Webservices B.V. (the “Permitted Transferee”) provided that the Permitted Transferee shall first have entered into a Deed of Adherence in the form set out in Schedule 16 (Form of Deed of Adherence) (a “Permitted Transfer”).

23.2
Upon completion of a Permitted Transfer, save in respect of the definition of “Amsterdam RetainCo”, all references to the “Amsterdam DivestCo Seller” and “TelecityGroup Netherlands B.V.” herein, and in any document in the agreed form (including the Tax

Covenant), shall be deemed replaced with the name of (and, where applicable, the corporate details of) the Permitted Transferee.

23.3
For the avoidance of doubt, upon completion of a Permitted Transfer, the obligations of TelecityGroup Netherlands B.V. under this Agreement and its liability in respect thereof shall cease except for the provisions of clauses 31 (Announcements) and 32 (Confidentiality).

24.	Transfer of AMS04 SPV Shares

24.1
The Amsterdam DivestCo Seller shall procure that the AMS04 SPV Seller transfers the legal and beneficial title to the AMS04 SPV Shares to Amsterdam DivestCo immediately prior to Completion, free from all Encumbrances and together with all rights attached or accruing to the AMS04 SPV Shares (the “AMS04 SPV Transfer”) in consideration for the payment by Amsterdam DivestCo to AMS04 SPV Seller of EUR 1, the foregoing to be effected by the signing by the AMS04 SPV Seller, Amsterdan DivestCo, AMS04 SPV and the Dutch Notary of to the deed of transfer substantially in the form at Schedule 12 (Form of AMS04 SPV Deed of Transfer).

24.2	Notwithstanding clause 24.1, the provisions of Schedule 8 (Completion Accounts) shall apply without amendment as if the AMS04 SPV Transfer had not occurred.

24.3
At Completion, the Amsterdam DivestCo Seller shall sell, or procure the sale of, the AMS04 SPV Payables for a purchase price equal to the aggregate amount of the AMS04 SPV Payables (which, for the avoidance of doubt, are equal to the value of the AMS04 Site) to the Amsterdam DivestCo Purchaser (the “AMS04 SPV Payables Purchase Price”) and assign the AMS04 SPV Payables to the Amsterdam DivestCo Purchaser by executing, or procuring the execution by the relevant members of the Retained Group of, separate deeds of transfer of contract (contractsovername) substantially in the form set out in Schedule 15 (AMS04 SPV Payables Deed of Transfer of Contract) in (“AMS04 SPV Payables Deeds of Transfer of Contract”). The Amsterdam DivestCo Seller shall notify the Amsterdam DivestCo Purchaser of the AMS04 SPV Payables Purchase Price and the agreements to be transferred to effectuate the transfer of the AMS04 SPV Payables no later than three Business Days prior to Completion. The Amsterdam DivestCo Purchaser acknowledges and accepts the transfer of the AMS04 SPV Payables and undertakes to execute the AMS04 SPV Payables Deeds of Transfer of Contract on Completion. The AMS04 SPV Payables Purchase Price shall be paid in full without set-off or counter-claim and free from any deduction or withholding whatsoever, except as required by law.

25.	Effect of Completion
Any provision of this Agreement and any other documents referred to in it which is capable of being performed after but which has not been performed at or before Completion and all Sellers’ Warranties, AMS04 SPV Warranties, Purchasers’ Warranties, Sellers’ Guarantor Warranties and Purchasers’ Guarantor Warranties and covenants and other undertakings contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion.

26.	Remedies and waivers

26.1
Except as provided in Schedule 7 (Limitations on the Sellers’ and AMS04 SPV Seller’s liability), no delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall:

(A)	affect that right, power or remedy; or

(B)	operate as a waiver of it.

26.2
Except as provided in Schedule 7 (Limitations on the Sellers’ and AMS04 SPV Seller’s liability), the single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not, unless otherwise expressly stated, preclude any other or further exercise of it or the exercise of any other right, power or remedy provided by law or under this Agreement.

26.3
Without prejudice to any other rights or remedies that the parties may have, the parties acknowledge and agree that damages would not be an adequate remedy for any breach of clause 17 (Restrictions on the Sellers’, the AMS04 SPV Seller’s and the Purchasers’ business activities and additional post-Completion undertakings) and/or clause 32 (Confidentiality) and that the remedies of injunction, specific performance and other equitable remedies are appropriate for any threatened or actual breach of such clauses.

27.	Assignment

27.1
Except as expressly set out in this Agreement (including clause 27.2) or the other Share Purchase Documents, no party shall assign, or purport to assign, all or any part of the benefit of, or its rights or benefits under, this Agreement or the other Share Purchase Documents (together with any causes of action arising in connection with any of them) without the prior written consent of the other parties.

27.2
From Completion, any Purchaser may assign all or any of its rights and benefits under this Agreement or any other Share Purchase Document (including any claim of action arising in connection with any of them) to any member of the Purchasers’ Group provided that if such assignee subsequently ceases to be a member of the Purchasers’ Group, such Purchaser shall procure that prior to its ceasing to be so such assignee reassigns to such Purchaser or (upon giving written notice to the Sellers and the AMS04 SPV Seller) to another member of the Purchasers’ Group such rights and benefits under this Agreement or the other Share Purchase Documents as have been assigned to it.

27.3
If an assignment is made in accordance with clause 27.2, the liabilities of the members of the Retained Group under the Share Purchase Documents shall be no greater than such liabilities would have been if the assignment had not occurred.

27.4
Except as expressly set out in this Agreement or the other Share Purchase Documents, no party shall make a declaration of trust in respect of or enter into any arrangement whereby it agrees to hold in trust for any other person all or any part of the benefit of, or its rights or benefits under, this Agreement or the other Share Purchase Documents.

27.5
Except as expressly set out in this Agreement or the other Share Purchase Documents, no party shall sub-contract or enter into any arrangement whereby another person is to perform any or all of its obligations under this Agreement or the other Share Purchase Documents.

28.	Further assurance
Insofar as it is able to do so after Completion, each of the parties shall, on being required to do so by any of the other parties, do or procure the doing of all acts and/or execute or procure the execution of all documents as such party may reasonably consider necessary to implement and give effect to this Agreement and to secure to each of the parties the full benefit of the rights, powers and remedies conferred upon them under this Agreement.

29.	Entire agreement

29.1	The Share Purchase Documents constitute the whole and only agreement between the parties relating to the sale and purchase of the Shares.

29.2
In the event of conflict between the provisions of this Agreement and the provisions of the London Business Transfer Agreement, the Amsterdam Deed of Demerger or the Frankfurt Demerger Agreement, the provisions of this Agreement shall take precedence.

29.3
Except in the case of fraud, each party acknowledges that, in entering into the Share Purchase Documents, it is not relying upon any pre contractual statement which is not repeated in any Share Purchase Document.

29.4
Except in the case of fraud, no Purchaser shall have any right of action against any other party to this Agreement arising out of or in connection with any pre contractual statement except to the extent that it is repeated in any Share Purchase Document.

29.5
For the purposes of this clause, "pre contractual statement" means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of the Share Purchase Documents made or given by any person at any time prior to this Agreement becoming legally binding.

29.6	This Agreement may only be varied in writing signed by each of the parties.

30.	Notices

30.1	Except where expressly stated otherwise, a notice under this Agreement shall only be effective if it is in writing. E-mail is permitted.

30.2	Notices under this Agreement shall be sent to a party at its address or number and for the attention of the individual set out below:

Party and title of individual	Address	E-mail address
FAO: Peter Waters, Vice President EMEA Legal TelecityGroup International Limited	80 Cheapside, London EC2V 6EE	Peter.Waters@eu.equinix.com
FAO: Peter Waters, Vice President EMEA Legal TelecityGroup Netherlands B.V.	80 Cheapside, London EC2V 6EE	Peter.Waters@eu.equinix.com
FAO: Peter Waters, Vice President EMEA Legal TelecityGroup Germany GmbH	80 Cheapside, London EC2V 6EE	Peter.Waters@eu.equinix.com
FAO: Peter Waters, Vice President EMEA Legal Equinix (Real Estate) B.V.	80 Cheapside, London EC2V 6EE	Peter.Waters@eu.equinix.com
FAO: Peter Waters, Vice President EMEA Legal Equinix, Inc.	80 Cheapside, London EC2V 6EE	Peter.Waters@eu.equinix.com
FAO: General Counsel Digital Stout Holdings LLC	Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, USA	jmills@digitalrealty.com
FAO: General Counsel Digital Netherlands I BV	Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, USA	jmills@digitalrealty.com
FAO: General Counsel Digital Germany Cheetah GmbH i.Gr. (DGC)	Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, USA	jmills@digitalrealty.com
FAO: General Counsel Digital Realty Trust, L.P.	Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, USA	jmills@digitalrealty.com

provided that a party may change its notice details on giving notice to the other party of the change in accordance with this clause. That notice shall only be effective on the day falling five clear Business Days after the notification has been received or such later date as may be specified in the notice.

30.3	Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

(A)	if delivered personally, on delivery;

(B)	if sent by first class inland post, two clear Business Days after the date of posting; and

(C)	if sent by airmail, six clear Business Days after the date of posting; and

(D)	if sent by e-mail, when sent.

30.4
Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

30.5	The provisions of this clause shall not apply in relation to the service of Service Documents.

31.	Announcements

31.1
No announcement concerning the sale of the Shares, the AMS04 SPV Shares or any ancillary matter shall be made by any party without the prior written approval of the other parties, such approval not to be unreasonably withheld or delayed. This clause 31.1 does not apply to the Sellers’ Announcement or in the circumstances described in clause 31.2.

31.2	A party may make an announcement concerning the sale of the Shares, the AMS04 SPV Shares or any ancillary matter if required by:

(A)	law; or

(B)	any securities exchange or regulatory or governmental body or any Tax Authority to which that party is subject or submits, wherever situated, whether or not the requirement has the force of law, in which case the party concerned shall take such steps as may be reasonable and practicable in the circumstances to agree the contents of the announcement with the other parties before making the announcement.

31.3	The restrictions contained in this clause shall continue to apply after Completion or the termination of this Agreement without limit in time.

32.	Confidentiality

32.1	Each party shall treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to:

(A)	the provisions of this Agreement;

(B)	the negotiations relating to this Agreement;

(C)	the subject matter of this Agreement; or

(D)	the other parties,

32.2	The Purchasers shall treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to the Retained Group.

32.3	The Sellers and the AMS04 SPV Seller shall treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to the Purchasers’ Group.

32.4	Notwithstanding the other provisions of this clause, a party may disclose any such confidential information:

(A)	to the extent required by law or for the purpose of any judicial proceedings;

(B)
to the extent required by any securities exchange or regulatory or governmental body or any Tax Authority to which that party is subject or submits, wherever situated, whether or not the requirement for information has the force of law;

(C)	to the extent required to vest the full benefit of this Agreement in that party;

(D)
to the other members of the Retained Group, the Target Group or the Purchasers’ Group (as the case may be) and/or to its or their respective directors, officers, employees, agents, professional advisers, auditors, bankers and other finance providers, in any such case, on a need-to-know basis and provided that each such person has a duty to keep such information confidential;

(E)	to the extent the information has come into the public domain through no fault of that party;

(F)
to a provider or prospective provider or arranger of debt or equity financing to you who reasonably need to receive and consider the confidential information for the purposes of evaluating its financing, provided that details of the provider to whom such disclosure has been made are notified to the other party in writing prior to such disclosure being made, or where this is not practicable, promptly thereafter; or

(G)	to the extent the other parties have given prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed.

32.5	Any information to be disclosed pursuant to clauses 32.1(A) and 32.1(B) shall, where practicable, be disclosed only after notice to the other parties.

32.6
In the event that Completion does not occur and this Agreement is terminated by either party in accordance with the terms of this Agreement, the Purchasers will upon written demand of the Sellers or the AMS04 SPV Seller or on sending or receiving a notice of termination:

(A)
within fourteen days of such demand or sending or receiving a notice of termination, destroy or return to the Sellers or the AMS04 SPV Seller (as the case may be) all hard copy documents and all other materials which are in a form reasonably capable of delivery containing or reflecting any confidential information and all copies thereof which have been made by or on behalf of the Purchasers or any of their Agents other than the Purchasers’ or their Agents’ own proprietary information which the Purchasers and their Agents will destroy; and

(B)
ensure that where confidential information has not been returned or destroyed under clause 32.6(A) above, no step will be taken to access or recover such confidential information from any computer, word-processor, telephone or other device containing such information or which is otherwise stored or held in electronic, digital or other machine readable form. The Purchasers and their Agents will continue to hold such confidential information subject to the terms of this clause 32.

32.7
Notwithstanding the obligations in this clause 32, each Purchaser may retain such copies of such information as is required to be retained by law, such Purchaser’s internal compliance policies or the rules of any applicable regulatory, governmental or supervisory organisation to which such Purchaser or its Agents are subject and such information will continue to be held subject to the terms of this clause 32.

32.8	The restrictions contained in this clause shall continue to apply after Completion or the termination of this Agreement without limit in time.

33.	Costs and expenses

33.1
Except as otherwise stated in this Agreement, each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale and purchase of the Shares and the AMS04 SPV Shares and the preparation, execution and carrying into effect of this

Agreement, the other Share Purchase Documents and all other documents referred to in this Agreement.

33.2
If anything done under this Agreement is a supply or service on which VAT is chargeable, the recipient of that supply or service shall pay to the maker of it (in addition to any other amounts payable under this Agreement) an amount equal to any VAT so chargeable for which the maker of the supply or service is liable to account on production of a valid VAT invoice.

33.3	Any RETT due from AMS04 SPV or Amsterdam DivestCo in connection with any transaction contemplated by this Agreement shall be at the cost of the Amsterdam DivestCo Seller.

34.	Counterparts

34.1	This Agreement may be executed in any number of counterparts, and by the parties to it on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

34.2	Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument.

35.	Invalidity
If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, it shall be deemed to be severed from the remained of this Agreement and shall not affect or impair:

(A)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(B)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

36.	Contracts (Rights of Third Parties) Act 1999

36.1
Clauses 7.11 and 7.12 (Sellers’ warranties and undertakings), 8 (Sellers’ Guarantor), 9.5 to 9.9 (Purchasers’ warranties and undertakings), 10 (Purchasers’ Guarantor), 12 (Wrong pockets), 16 (Intellectual Property and Business Information) and 16.1 (Restrictions on the Sellers’, the AMS04 SPV Seller’s and the Purchasers’ business activities and additional post-Completion undertakings) 21 (Employment Matters) and paragraph 1.3 of Schedule 7 (Limitations on the Sellers’ and AMS04 SPV Seller’s liability) (Limitations on the Sellers’ and AMS04 SPV Seller’s liability) (the "Third Party Provisions") confer a benefit on certain members of the Retained Group, the Purchasers’ Group, the Target Group and AMS04 SPV and, subject to the remaining provisions of this clause 36, are intended to be enforceable by such members by virtue of the Contracts (Rights of Third Parties) Act 1999.

36.2
The parties to this Agreement do not intend that any term of this Agreement, apart from the Third Party Provisions, should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

36.3
Notwithstanding the provisions of clause 36.1, this Agreement may be varied in any way and at any time by the parties to this Agreement without the consent of any member of the Retained Group, the Target Group, AMS04 SPV or the Purchasers’ Group (including their directors and employees).

37.	Payments

37.1
Any amount payable by any Seller, the AMS04 SPV Seller or the Sellers’ Guarantor to, or at the direction of, any Purchaser under this Agreement shall, so far as possible, be deemed to be a reduction of the London DivestCo Purchase Price, the Amsterdam DivestCo Purchase Price, the Frankfurt DivestCo Purchase Price or the AMS04 SPV Purchase Price (as the case may be).

37.2	Any amount payable by:

(A)	any Seller, the AMS04 SPV Seller or the Sellers’ Guarantor to any Purchaser; or

(B)	any Purchaser or the Purchasers’ Guarantor to any Seller or the AMS04 SPV Seller,
shall be made in full without set-off or counter-claim and free from any deduction or withholding whatsoever, except as required by law.

38.	Choice of governing law
This Agreement and any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and construed in accordance with English law.

39.	Jurisdiction

39.1
The courts of England are to have exclusive jurisdiction to settle any dispute, whether contractual or non-contractual, arising out of or in connection with this Agreement. Any Proceedings shall be brought only in the courts of England.

39.2	Each party irrevocably submits and agrees to submit to the jurisdiction of the courts of England.

40.	Agent for service

40.1	Each of the Sellers, the Sellers’ Guarantor, the Purchasers and the Purchasers’ Guarantor irrevocably appoints the following respective party to be its agent for the receipt of Service Documents:
Amsterdam DivestCo Seller:        Peter Waters, 80 Cheapside, London EC2V 6EE
Frankfurt DivestCo Seller:        Peter Waters, 80 Cheapside, London EC2V 6EE
AMS04 SPV Seller:            Peter Waters, 80 Cheapside, London EC2V 6EE
Sellers’ Guarantor:            Peter Waters, 80 Cheapside, London EC2V 6EE

Amsterdam DivestCo Purchaser:	Digital Realty UK Ltd, 40 Gracechurch Street, London, EC3V 0BT

Frankfurt DivestCo Purchaser	Digital Realty UK Ltd, 40 Gracechurch Street, London, EC3V 0BT

Purchasers’ Guarantor:	Digital Realty UK Ltd, 40 Gracechurch Street, London, EC3V 0BT

40.2
Each party agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules.

40.3
If any agent at any time ceases for any reason to act as such, the relevant appointing party shall appoint a replacement agent having an address for service in England or Wales and shall notify the other parties of the name and address of the replacement agent. Failing such appointment and notification:

(A)
in the case of any Purchaser or the Purchasers’ Guarantor, the Sellers, the AMS04 SPV Seller and the Sellers’ Guarantor (or any one of them) shall be entitled by notice to such Purchaser or the Purchasers’ Guarantor (as applicable) to appoint a replacement agent on that party’s behalf; and

(B)
in the case of any Seller, the AMS04 SPV Seller or the Sellers’ Guarantor, the Purchasers and the Purchasers’ Guarantor (or any one of them) shall be entitled by notice to such Seller, the AMS04 SPV Seller or the Sellers’ Guarantor (as applicable) to appoint a replacement agent on that party’s behalf.

40.4	The provisions of this clause 40 applying to the service on an agent shall apply equally to service on a replacement agent.

40.5	A copy of any Service Document served on an agent shall be sent by post to the relevant party.

41.	Language
Each notice, demand, request, statement, instrument, certificate, or other communication under or connection with this Agreement shall be in English.

Schedule 1
(Conditions to Completion)

1.
Approval having been received from the Commission of the Purchasers and terms of each relevant Share Purchase Document (including, for the avoidance of doubt, this Agreement) to the extent required by, and in accordance with, paragraph 18 of the Commitments.

2.
The Dutch Notification and Consultation Matters (as defined below) in respect of the sale of the Amsterdam DivestCo Shares shall have been complied with and completed in accordance with Schedule 9 (Dutch Notification and Consultation Matters).

Schedule 2
(Completion arrangements)
Part A- (Sellers’ obligations)

1.	At Completion, the London DivestCo Seller shall:

(A)	procure that a board meeting of London DivestCo is held at which:

(i)
the sale of the London DivestCo Shares to the London DivestCo Purchaser be approved and it shall be resolved that the transfer of the London DivestCo Shares shall be approved for registration and (subject only to the transfers being duly stamped) the transferee entered into the register of members;

(ii)	new directors shall be appointed in accordance with the London DivestCo Purchaser’s nominations delivered to the London DivestCo Seller no fewer than 10 Business Days prior to Completion;

(iii)	the resignations of the directors of London DivestCo referred to in paragraph 1(D) below shall be tendered and accepted with effect from the close of the meeting; and

(iv)	all existing mandates to banks shall be revoked and authority shall be given to such persons as the London DivestCo Purchaser may nominate to operate the relevant bank accounts;

(B)
transfer the London DivestCo Shares, or procure that the London DivestCo Shares are transferred, to the Purchasers and, in that respect, deliver to the relevant Purchaser or the Purchasers’ Solicitors duly executed transfers in respect of the London DivestCo Shares in favour of the relevant Purchaser, such transfers to be those, and executed in a manner as, required by the law of England and Wales to transfer the London DivestCo Shares;

(C)	deliver or make available to the relevant Purchaser or the Purchasers’ Solicitors:

(i)
an original counterpart of the Tax Covenant, the London Business Transfer Agreement and the Other Retained Group Guarantee Side Letter duly executed by the London DivestCo Seller, the relevant member of the Retained Group and/or the relevant member of the Target Group in a manner required by the relevant governing law of such documents (including, for the avoidance of doubt and where required, notarisation of any such documents and of any other Share Purchase Documents required to be notarised with them);

(ii)	evidence satisfactory to the Purchasers that any and all security over the London DivestCo Shares and assets of London DivestCo has been irrevocably and unconditionally released;

(iii)	documentation effecting the release of any security that may have been entered into by London DivestCo in favour of the Sellers' Guarantor;

(iv)	an election under section 792 CTA 2009 in the agreed form duly executed by London DivestCo and a member of the Retained Group entitled to enter into an effective election under Section 792 CTA 2009;

(v)	such waivers or consents as are necessary to enable the London DivestCo Purchaser or its nominees to be registered as holders of such London DivestCo Shares;

(vi)	powers of attorney in the agreed form from the London DivestCo Seller to allow the London DivestCo Purchaser or its nominee to vote such London DivestCo Shares;

(vii)	a certified copy of each power of attorney under which any document to be delivered to the Purchasers by the London DivestCo Seller has been executed;

(viii)
a certified copy of the minutes of a duly held meeting of the directors of the London DivestCo Seller authorising the execution by the London DivestCo Seller of each of the Share Purchase Documents to which it is a party;

(ix)	a certified copy of the minutes of a duly held meeting of the directors of the Sellers’ Guarantor authorising the execution of each of the Share Purchase Documents to which it is a party;

(x)	a certified copy of the minutes of the duly held meeting of the directors of London DivestCo referred to in paragraph 1 above; and

(xi)	a copy and proof of mailing of a Check the Box Election made in respect of London DivestCo;

(D)	deliver to the relevant Purchaser (or make available to relevant Purchaser at the registered office of London DivestCo):

(i)	the statutory books of London DivestCo which shall be written up to but not including the Completion Date (for the avoidance of doubt, excluding the accounting records);

(ii)	the title deeds relating to the Relevant Properties held by London DivestCo;

(iii)
written resignations in the agreed terms to take effect from Completion of all the directors of London DivestCo (other than such persons who, as agreed with the London DivestCo Purchaser, will remain in office) in each case executed as a deed and relinquishing any right (past, present or future) against London DivestCo for loss of office (whether contractual, statutory or otherwise);

(E)	procure that, where permissible under the terms of the Non-disclosure Agreements without consent, the benefit of the Non-disclosure Agreements shall be assigned to the relevant Purchaser; and

(F)
procure the issuance of a duly executed reliance letter in the agreed form from each of Ove Arup & Partners International Ltd addressed to the Purchasers in respect of the Arup Reports and the Sellers’ Accountants in respect of the London Market VDD Report.

2.	At Completion, the Amsterdam DivestCo Seller shall:

(A)
transfer the Amsterdam DivestCo Shares, or procure that the Amsterdam DivestCo Shares are transferred, to the Purchasers and, in that respect, deliver to the relevant Purchaser or the Purchasers’ Solicitors duly executed transfers (by the relevant member of the Retained Group and, if required, the relevant member of the Target Group) in respect of the Amsterdam DivestCo Shares in favour of the relevant Purchaser, such transfers to be those, and executed in a manner as, required by the law of the Netherlands to transfer the Amsterdam DivestCo Shares;

(B)	deliver or make available to the relevant Purchaser or the Purchasers’ Solicitors:

(i)
an original counterpart of the Tax Covenant and the Amsterdam DivestCo Payables Deeds of Transfer of Contract (if any) executed by the Amsterdam DivestCo Seller, Amsterdam DivestCo, the relevant member of the Retained Group and/or the relevant member of the Target Group in a manner required by the relevant governing law of such documents (including, for the avoidance of doubt and where required, notarisation of any such documents and of any other Share Purchase Documents required to be notarised with them);

(ii)	evidence satisfactory to the Purchasers that any and all security over the Amsterdam DivestCo Shares and assets of Amsterdam DivestCo has been irrevocably and unconditionally released;

(iii)	documentation effecting the release of any security that may have been entered into by Amsterdam DivestCo in favour of the Sellers' Guarantor;

(iv)	such waivers or consents as are necessary to enable the relevant Purchaser or its nominees to be registered as holders of such Amsterdam DivestCo Shares;

(v)	a certified copy of each power of attorney under which any document to be delivered to the Purchasers by the Amsterdam DivestCo Seller has been executed;

(vi)
a certified copy of the minutes of a duly held meeting of the directors of the Amsterdam DivestCo Seller authorising the execution by the Amsterdam DivestCo Seller of each of the Share Purchase Documents to which it is a party;

(vii)	a certified copy of the minutes of a duly held meeting of the directors of the Sellers’ Guarantor authorising the execution of each of the Share Purchase Documents to which it is a party; and

(viii)	a copy and proof of mailing of a Check the Box Election made in respect of Amsterdam DivestCo;

(C)	deliver to the relevant Purchaser (or make available to relevant Purchaser at the registered office of Amsterdam DivestCo):

(i)
the statutory books, or equivalent thereof under the relevant jurisdiction of incorporation of Amsterdam DivestCo, of Amsterdam DivestCo which shall be written up to but not including the Completion Date (for the avoidance of doubt, excluding the accounting records); and

(ii)	the title deeds relating to the Relevant Properties held by Amsterdam DivestCo;

(D)	procure the provision of a bank guarantee on terms reasonable acceptable to the relevant landlord and in accordance with the AMS1(e) Consent Letter;

(E)
deliver to the Dutch Notary (with a copy to the Amsterdam DivestCo Purchaser) (i) the written resignation letters of the statutory directors of Amsterdam DivestCo (other than such persons who, as agreed with the Amsterdam DivestCo Purchaser, will remain in office) (if required by the Dutch Notary, notarised and apostilled)

stating that they resign from their respective positions with Amsterdam DivestCo; and (ii) the written shareholder’s resolution of Amsterdam DivestCo accepting the resignation of each of the resigning directors;

(F)	procure that, where permissible under the terms of the Non-disclosure Agreements without consent, the benefit of the Non-disclosure Agreements shall be assigned to the relevant Purchaser;

(G)
procure the issuance of a duly executed reliance letter in the agreed form from each of Ove Arup & Partners International Ltd addressed to the Purchasers in respect of the Arup Reports and the Sellers’ Accountants in respect of the Amsterdam Market VDD Report;

(H)	deliver or make available to the relevant Purchaser or the Purchasers’ Solicitors:

(i)
an original counterpart of the AMS04 SPV Payables Deeds of Transfer of Contract (if any) executed by the Amsterdam DivestCo Seller, AMS04 SPV, the relevant member of the Retained Group and/or the relevant member of the Target Group in a manner required by the relevant governing law of such documents (including, for the avoidance of doubt and where required, notarisation of any such documents and of any other Share Purchase Documents required to be notarised with them);

(ii)	evidence satisfactory to the Purchasers that any and all security over the AMS04 SPV Shares has been unconditionally released;

(iii)	documentation effecting the release of any security that may have been entered into by AMS04 SPV in favour of the Sellers' Guarantor;

(iv)	a certified copy of each power of attorney under which any document to be delivered to the Purchasers by the AMS04 SPV Seller has been executed;

(v)
a certified copy of the minutes of a duly held meeting of the directors of the AMS04 SPV Seller authorising the execution by the AMS04 SPV Seller of each of the Share Purchase Documents to which it is a party;

(vi)	a certified copy of the minutes of a duly held meeting of the directors of the Sellers’ Guarantor authorising the execution of each of the Share Purchase Documents to which it is a party; and

(vii)	a copy and proof of mailing of a Check the Box Election made in respect of AMS04 SPV;

(I)	deliver to the relevant Purchaser (or make available to relevant Purchaser at the registered office of AMS04 SPV):

(i)
the statutory books, or equivalent thereof under the relevant jurisdiction of incorporation of AMS04 SPV, of AMS04 SPV which shall be written up to but not including the Completion Date (for the avoidance of doubt, excluding the accounting records); and

(ii)	the title deeds relating to the Relevant Properties held by AMS04 SPV; and

(J)
deliver to the Dutch Notary (with a copy to the Amsterdam DivestCo Purchaser) (i) the written resignation letters of the statutory directors of AMS04 SPV (other than such persons who, as agreed with the Amsterdam DivestCo Purchaser, will remain in office) (if required by the Dutch Notary, notarised and apostilled) stating that they resign from their respective positions with AMS04 SPV; and (ii) the written shareholder’s resolution of AMS04 SPV accepting the resignation of each of the resigning directors;

(K)	Procure that, where permissible under the terms of the Non-Disclosure Agreements without consent, the benefit of the Non-Disclosure Agreements shall be assigned to the relevant Purchaser.

3.	At Completion, the Frankfurt DivestCo Seller shall:

(A)
transfer the Frankfurt DivestCo Shares, or procure that the Frankfurt DivestCo Shares are transferred, to the Purchasers and, in that respect, deliver to the relevant Purchaser or the Purchasers’ Solicitors duly executed transfers (by the relevant member of the Retained Group and, if required, the relevant member of the Target Group) in respect of the Frankfurt DivestCo Shares in favour of the relevant Purchaser, such transfers to be those, and executed in a manner as, required by the law of Germany to transfer the Frankfurt DivestCo Shares;

(B)	deliver or make available to the relevant Purchaser or the Purchasers’ Solicitors:

(i)
an original counterpart of the Tax Covenant and the Frankfurt Payables Deeds of Assignment (if any), in each case, duly executed by the Frankfurt DivestCo Seller, the relevant member of the Retained Group and/or the relevant member of the Target Group in a manner required by the relevant governing law of such documents (including, for the avoidance of doubt and where required, notarisation of any such documents and of any other Share Purchase Documents required to be notarised with them);

(ii)	evidence satisfactory to the Purchasers that any and all security over the Frankfurt DivestCo Shares and assets of Frankfurt DivestCo has been irrevocably and unconditionally released;

(iii)	documentation effecting the release of any security that may have been entered into by Frankfurt DivestCo in favour of the Sellers' Guarantor;

(iv)	such waivers or consents as are necessary to enable the relevant Purchaser or its nominees to be registered as holders of such Frankfurt DivestCo Shares;

(v)
powers of attorney in the agreed form from the Frankfurt DivestCo Seller (or relevant member of the Retained Group) to allow the Frankfurt DivestCo Purchaser or its nominee to vote such Frankfurt DivestCo Shares; and

(vi)	a certified copy of each power of attorney under which any document to be delivered to the Purchasers by the Frankfurt DivestCo Seller has been executed;

(vii)
a certified copy of the minutes of a duly held meeting of the directors of the Frankfurt DivestCo Seller authorising the execution by the Frankfurt DivestCo Seller of each of the Share Purchase Documents to which it is a party;

(viii)	a certified copy of the minutes of a duly held meeting of the directors of the Sellers’ Guarantor authorising the execution of each of the Share Purchase Documents to which it is a party; and

(ix)	a copy and proof of mailing of a Check the Box Election made in respect of Frankfurt DivestCo;

(C)	deliver to the relevant Purchaser (or make available to relevant Purchaser at the registered office of Frankfurt DivestCo):

(i)
the statutory books, or equivalent thereof under the relevant jurisdiction of incorporation of Frankfurt DivestCo, of Frankfurt DivestCo which shall be written up to but not including the Completion Date (for the avoidance of doubt, excluding the accounting records); and

(ii)	the title deeds relating to the Relevant Properties held by Frankfurt DivestCo;

(D)	procure that, where permissible under the terms of the Non-disclosure Agreements without consent, the benefit of the Non-disclosure Agreements shall be assigned to the relevant Purchaser; and

(E)
procure the issuance of a duly executed reliance letter in the agreed form from each of Ove Arup & Partners International Ltd addressed to the Purchasers in respect of the Arup Reports and the Sellers’ Accountants in respect of the Frankfurt Market VDD Report.

Part B - (Purchasers’ obligations)

1.	At Completion, the London DivestCo Purchaser shall:

(A)
pay to the London DivestCo Seller the London DivestCo Completion Payment in immediately available funds by way of telegraphic transfer to such account of the London DivestCo Seller the details of which the London DivestCo Seller shall have notified to the Purchasers not less than three Business Days before Completion;

(B)
deliver to the Sellers’ Solicitors a counterpart original of the Tax Covenant duly executed by the London DivestCo Purchaser in a manner required by the relevant governing law of such documents (including, for the avoidance of doubt and where required, notarisation of any such documents and of any other Share Purchase Documents required to be notarised with them); and

(C)
deliver to the London DivestCo Seller a certified copy of the minutes of a duly held meeting of the directors of London DivestCo Purchaser authorising the execution by London DivestCo Purchaser of each of the Share Purchase Documents to which it is a party.

2.	At Completion, the Amsterdam DivestCo Purchaser shall:

(A)
deliver to the Amsterdam DivestCo Seller countersigned copies of the Amsterdam DivestCo Payables Deeds of Transfer of Contract (if any) and pay to the Amsterdam DivestCo Seller the Amsterdam DivestCo Payables Purchase Price in immediately available funds by way of telegraphic transfer to such account as the Amsterdam DivestCo Seller shall notify to the Amsterdam DivestCo Purchaser not less than three Business Days before Completion;

(B)
pay to the Amsterdam DivestCo Seller the Amsterdam DivestCo Completion Payment in immediately available funds by way of telegraphic transfer to such account of the Amsterdam DivestCo Seller the details of which Amsterdam

DivestCo Seller shall have notified to the Purchasers not less than three Business Days before Completion;

(C)
deliver to the Sellers’ Solicitors a counterpart original of the Tax Covenant duly executed by the Amsterdam DivestCo Purchaser in a manner required by the relevant governing law of such documents (including, for the avoidance of doubt and where required, notarisation of any such documents and of any other Share Purchase Documents required to be notarised with them);

(D)
deliver to the Amsterdam DivestCo Seller a certified copy of the minutes of a duly held meeting of the directors of the Amsterdam DivestCo Purchaser authorising the execution by the Amsterdam DivestCo Purchaser of each of the Share Purchase Documents to which it is a party;

(E)	procure that (statutory) directors shall be appointed to their positions with Amsterdam DivestCo;

(F)	procure the provision of a parent company guarantee on terms reasonably acceptable to the relevant landlord and in accordance with the AMS1(e) Consent Letter;

(G)
deliver to the Amsterdam DivestCo Seller countersigned copies of the AMS04 SPV Payables Deeds of Transfer of Contract (if any) and pay to the Amsterdam DivestCo Seller the AMS04 SPV Payables Purchase Price in immediately available funds by way of telegraphic transfer to such account as the Amsterdam DivestCo Seller shall notify to the Amsterdam DivestCo Purchaser not less than three Business Days before Completion;

(H)
pay to the Amsterdam DivestCo Seller the AMS04 SPV Completion Payment in immediately available funds by way of telegraphic transfer to such account of the Amsterdam DivestCo Seller the details of which the Amsterdam DivestCo Seller shall have notified to the Purchasers not less than three Business Days before Completion; and

(I)	procure that (statutory) directors shall be appointed to their positions with AMS04 SPV.

3.	At Completion, the Frankfurt DivestCo Purchaser shall:

(A)
pay to the Frankfurt DivestCo Seller the Frankfurt DivestCo Completion Payment in immediately available funds by way of telegraphic transfer to such account of the Frankfurt DivestCo Seller the details of which Frankfurt DivestCo Seller shall have notified to the Purchasers not less than three Business Days before Completion;

(B)
deliver to the Frankfurt DivestCo Seller countersigned copies of the Frankfurt Payables Deeds of Assignment (if any) and pay to the Frankfurt DivestCo Seller the Frankfurt Payables Purchase Price in immediately available funds by way of telegraphic transfer to such account as the Frankfurt DivestCo Seller shall notify to the Frankfurt DivestCo Purchaser not less than three Business Days before Completion;

(C)
deliver to the Sellers’ Solicitors a counterpart original of the Tax Covenant duly executed by the Frankfurt DivestCo Purchaser in a manner required by the relevant governing law of such documents (including, for the avoidance of doubt and where required, notarisation of any such documents and of any other Share Purchase Documents required to be notarised with them); and

(D)
deliver to the Frankfurt DivestCo Seller a certified copy of the minutes of a duly held meeting of the directors of the Frankfurt DivestCo Purchaser authorising the execution by the Frankfurt DivestCo Purchaser of each of the Share Purchase Documents to which it is a party.

4.
The Purchasers shall deliver to the Sellers a certified copy of the minutes of a duly held meeting of the directors of the Purchasers’ Guarantor authorising the execution of each of the Share Purchase Documents to which it is a party.

Part C- (General)

1.
All documents and items delivered at Completion pursuant to this Schedule shall be held by the recipient to the order of the person delivering the same until such time as Completion shall be deemed to have taken place. Simultaneously with:

(A)
delivery of all documents and items required to be delivered at Completion in accordance with this Schedule (or waiver of the delivery of it by the person entitled to receive the relevant document or item); and

(B)
receipt of an electronic funds transfer by the Sellers and the AMS04 SPV Seller of an amount equal to the aggregate of the London DivestCo Completion Payment, the Amsterdam DivestCo Completion Payment, the Frankfurt DivestCo Completion Payment and the AMS04 SPV Completion Payment,

the documents and items delivered in accordance with this Schedule shall cease to be held to the order of the person delivering them and Completion shall be deemed to have taken place.

2.
With regard to the Amsterdam DivestCo Shares, the Amsterdam DivestCo Seller shall procure that it and Amsterdam DivestCo will deliver, and the Amsterdam DivestCo Purchaser shall deliver, to the Dutch Notary an executed and, to the extent required by the Dutch Notary, legalised and apostilled, power of attorney to execute the deed of transfer of the Amsterdam DivestCo Shares substantially in the form at Schedule 11 (Form of Amsterdam DivestCo Deed of Transfer).

3.
The Amsterdam DivestCo Seller shall transfer to the Amsterdam DivestCo Purchaser the Amsterdam DivestCo Shares, the Amsterdam DivestCo Purchaser shall accept such transfer, and the Amsterdam DivestCo Seller shall procure that Amsterdam DivestCo acknowledges such transfer, the foregoing to be effected by the signing by the Amsterdam DivestCo Seller, the Amsterdam DivestCo Purchaser, Amsterdam DivestCo and the Dutch Notary of the deed of transfer substantially in the form at Schedule 11.

4.
The transfer of the Frankfurt DivestCo Shares pursuant to paragraph 1(A) of Part A of this Schedule and paragraph 1(A) of Part B of this Schedule shall be effected by the signing in duly notarised form by the Frankfurt DivestCo Seller and the Frankfurt DivestCo Purchaser of a deed of transfer substantially in the form as set out in Schedule 10 (Form of German Deed of Transfer).

5.	Following all of the above:

(A)
each Seller and the AMS04 SPV Seller shall procure in accordance with paragraph (C) below the discharge and repayment of the relevant Estimated Inter-Company Receivables and shall acknowledge, on behalf of the relevant recipient, the payment, and to that extent the discharge, of the Estimated Inter-Company Payables paid in accordance with paragraph (B) below;

(B)
each Purchaser shall procure in accordance with paragraph (C) below the discharge and repayment by London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV of the Estimated Inter-Company Payables (for the avoidance of doubt, excluding the Frankfurt Loans, the Amsterdam DivestCo Loans and the AMS04 SPV Loans) and shall acknowledge on behalf of each of London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV the payment, and to that extent the discharge, of the Estimated Inter-Company Receivables paid in accordance with paragraph (A) above; and

(C)	without prejudice to paragraphs 1.8 and 1.9 of Schedule 8 (Completion Accounts):

(i)
the London DivestCo Seller (as agent for the Retained Group) and the London DivestCo Purchaser (as agent for London DivestCo) shall settle the Estimated Inter-Company Receivables (expressed as a positive amount) and the Estimated Inter-Company Payables (expressed as a negative amount) in respect of London DivestCo by netting such amounts against each other to produce a net sum (being the Estimated Net Inter-Company Debt in respect of London DivestCo) and:

(a)
the London DivestCo Purchaser paying, or procuring the payment by London DivestCo, to the London DivestCo Seller the absolute value of the Estimated Net Inter-Company Debt in respect of London DivestCo (if such be a negative amount); or

(b)	the London DivestCo Seller paying the London DivestCo Purchaser the amount of the Estimated Net Inter-Company Debt in respect of London DivestCo (if such be a positive amount);

(ii)
the Amsterdam DivestCo Seller (as agent for the Retained Group) and the Amsterdam DivestCo Purchaser (as agent for Amsterdam DivestCo) shall settle the Estimated Inter-Company Receivables (expressed as a positive amount) and the Estimated Inter-Company Payables (expressed as a negative amount) in respect of Amsterdam DivestCo by netting such amounts against each other to produce a net sum (being the Estimated Net Inter-Company Debt in respect of Amsterdam DivestCo) and:

(a)
the Amsterdam DivestCo Purchaser paying, or procuring the payment by Amsterdam DivestCo, to the Amsterdam DivestCo Seller the absolute value of the Estimated Net Inter-Company Debt in respect of Amsterdam DivestCo (if such be a negative amount); or

(b)	the Amsterdam DivestCo Seller paying the Amsterdam DivestCo Purchaser the amount of the Estimated Net Inter-Company Debt in respect of Amsterdam DivestCo (if such be a positive amount);

(iii)
the Frankfurt DivestCo Seller (as agent for the Retained Group) and the Frankfurt DivestCo Purchaser (as agent for Frankfurt DivestCo) shall settle the Estimated Inter-Company Receivables (expressed as a positive amount) and the Estimated Inter-Company Payables (expressed as a negative amount) in respect of Frankfurt DivestCo by netting such amounts against each other to produce a net sum (being the Estimated Net Inter-Company Debt in respect of Frankfurt DivestCo) and:

(a)	the Frankfurt DivestCo Purchaser paying, or procuring the payment by Frankfurt DivestCo, to the Frankfurt DivestCo Seller

the absolute value of the Estimated Net Inter-Company Debt in respect of Frankfurt DivestCo (if such be a negative amount); or

(b)	the Frankfurt DivestCo Seller paying the Frankfurt DivestCo Purchaser the amount of the Estimated Net Inter-Company Debt in respect of Frankfurt DivestCo (if such be a positive amount);

(iv)
the AMS04 SPV Seller (as agent for the Retained Group) and the Amsterdam DivestCo Purchaser (as agent for AMS04 SPV) shall settle the Estimated Inter-Company Receivables (expressed as a positive amount) and the Estimated Inter-Company Payables (expressed as a negative amount) in respect of AMS04 SPV by netting such amounts against each other to produce a net sum (being the Estimated Net Inter-Company Debt in respect of AMS04 SPV) and:

(a)
the Amsterdam DivestCo paying, or procuring the payment by AMS04 SPV, to the AMS04 SPV Seller the absolute value of the Estimated Net Inter-Company Debt in respect of AMS04 SPV (if such be a negative amount); or

(b)	the AMS04 SPV Seller paying the Amsterdam DivestCo Purchaser the amount of the Estimated Net Inter-Company Debt in respect of AMS04 SPV (if such be a positive amount)
in each case to such account(s) as the payee shall notify the payer not less than three Business Days before Completion.

Schedule 3
(Sellers’ Warranties)

1.	Ownership of the Shares

1.1	The London DivestCo Seller is the sole legal and beneficial owner of the London DivestCo Shares and has the right to exercise all voting rights over all of the London DivestCo Shares.

1.2	The Amsterdam DivestCo Seller is the sole legal and beneficial owner of the Amsterdam DivestCo Shares and has the right to exercise all voting rights over all of the Amsterdam DivestCo Shares.

1.3	The Frankfurt DivestCo Seller is the sole legal and beneficial owner of the Frankfurt DivestCo Shares and has the right to exercise all voting rights over all of the Frankfurt DivestCo Shares.

1.4	There is no Encumbrance on, over or affecting the Shares or any of them and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

2.	Capacity of the Sellers

2.1	Each Seller has the requisite power and authority to enter into and perform this Agreement and the other Share Purchase Documents to which it is a party.

2.2
The obligations of the Sellers under this Agreement constitute, and the obligations of the Sellers under the other Share Purchase Documents will, when delivered, constitute binding obligations of the Sellers in accordance with their respective terms.

2.3	The execution and delivery of, and the performance by each Seller of its obligations under, this Agreement and the other Share Purchase Documents will not:

(A)	constitute a breach of any laws or regulations in any relevant jurisdiction;

(B)	result in a breach of any provision of the memorandum or articles of association of such Seller;

(C)	result in a breach of, or constitute a default under, any instrument to which such Seller is a party or by which such Seller is bound;

(D)	result in a breach of any order, judgment or decree of any court or governmental agency to which such Seller is a party or by which such Seller is bound; or

(E)	require the consent of its shareholders.

2.4
The execution, delivery and performance by each Seller of its obligations under this Agreement and the other Share Purchase Documents will not require it or any other member of the Retained Group nor any member of the Target Group to obtain any consent, waiver or approval of, or give any notice to or make any registration or filing with, any governmental or regulatory authority which has not been obtained or made at the date of this Agreement on a basis both unconditional and which cannot be revoked, provided that this paragraph shall not extend to those consents, waivers or approvals referred to in the Conditions in Schedule 1 (Conditions to Completion).

2.5	No order has been made and no resolution has been passed for the winding up of any Seller and no petition has been presented for the purpose of winding up any Seller.

2.6	No administration order has been made and no petition or application for such an order has been made or presented and no administrator has been appointed in respect of any Seller.

2.7	No receiver (which expression shall include an administrative receiver) has been appointed in respect of any Seller or all or any of its assets.

2.8	No composition or similar arrangement with creditors including, but not limited to, a voluntary arrangement has been proposed under Part 1 Insolvency Act 1986 in respect of any Seller.

2.9	No event analogous to those specified in paragraphs 2.5 to 2.8 of this Schedule has occurred in relation to any Seller.

3.	Corporate matters

3.1	The Shares have been validly issued and allotted and are fully paid up.

3.2	The London DivestCo Shares constitute the entire allotted and issued share capital of London DivestCo.

3.3	The Amsterdam DivestCo Shares constitute the entire allotted and issued share capital of Amsterdam DivestCo.

3.4	The Frankfurt DivestCo Shares constitute the entire allotted and issued share capital of Frankfurt DivestCo.

3.5
There is no agreement or commitment outstanding which calls for the allotment or issue of, or accords to any person the right to call for the allotment or issue of, any shares (including the Shares) or any debentures in or securities of any member of the Target Group.

3.6	The information given in Attachment 1 (Basic information about London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV) is true and accurate as at the date of this Agreement.

3.7	London DivestCo has been duly incorporated and validly exists under the laws of England and Wales and has full power to carry on its business as it is carried on at the date of this Agreement.

3.8	Amsterdam DivestCo has been duly incorporated and validly exists under the laws of the Netherlands and has full power to carry on its business as it is carried on at the date of this Agreement.

3.9	Frankfurt DivestCo has been duly incorporated and validly exists under the laws of Germany and has full power to carry on its business as it is carried on at the date of this Agreement.

4.	Constitutional documents

4.1
The copies of the memorandum and articles of association or other constitutional documents of each member of the Target Group which are attached to the Disclosure Letter are complete and accurate and, to the extent required by law, fully set out the rights and restrictions attaching to each class of share capital of the member of the Target Group to which they relate.

4.2
The statutory books (including all registers but excluding the minute books and, for the avoidance of doubt, the accounting records) of each member of the Target Group have been properly kept in compliance with all applicable laws, are up-to-date and contain a record which is accurate and complete in all material respects and no notice or allegation that any of them is incorrect or should be rectified has been received by any member of the Retained Group.

5.	Business and Business Assets

5.1
Each of the assets (other than Property) included in the Amsterdam DivestCo Financial Statement, the Frankfurt DivestCo Financial Statement and the London DivestCo Financial Statement or acquired by any member of the Target Group since the Amsterdam Accounts Date, the Frankfurt Accounts Date or the London Accounts Date (as applicable) (other than current assets sold, realised or applied in the normal course of business) will at Completion be owned both legally and beneficially by the relevant member of the Target Group.

5.2	Since 1 April 2016, no member of the Target Group has, outside the ordinary and normal course of business, disposed of, or agreed to dispose of, any asset of the Target Business.

5.3
No option, right to acquire, mortgage, charge, pledge, lien or other form of Encumbrance (other than a lien arising by operation of law in the ordinary course of trading), over or affecting the whole or any part of the undertaking or assets of any member of the Target Group is outstanding and, so far as the Sellers are aware, there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

5.4
The Reorganisation has been carried out in accordance with the Carve-out Memorandum, the London Business Transfer Agreement, the Frankfurt Demerger Agreement and the Amsterdam Deed of Demerger and in compliance in all material respects with all applicable laws.

5.5
Each member of the Target Group will, as at Completion, own or be entitled to possess or use (when taken together with the services provided under the Transitional Services Agreements and for such period as such services are so provided) all the assets (including Intellectual Property) that are being used to carry on the Amsterdam Divestment Business, the London Divestment Business or the Frankfurt Divestment Business (as applicable) as it is carried on as at the date of this Agreement.

5.6
Each member of the Target Group will, as at Completion, own or have the benefit of (when taken together with the services provided under the Transitional Services Agreements and for such period as such services are so provided and the provisions of the London Business Transfer Agreement and clause 12 (Transferring Contracts and Carve-out Memorandum)) all the contracts that are being used to carry on the Amsterdam Divestment Business, the London Divestment Business or the Frankfurt Divestment Business (as applicable) as it is carried on as at the date of this Agreement.

5.7	No member of the Target Group carries on business together with any other person in partnership.

5.8	No member of the Target Group has any branch or agency in any jurisdiction.

5.9	No member of the Target Group owns any legal or beneficial interest in any shares, securities or participation interests of any kind in any undertaking.

6.	Financial information

6.1	The Amsterdam DivestCo Financial Statement:

(A)	was prepared in accordance with the accounting practices applied in the Telecity Group Accounts, as amended by the allocation methodology set out on pages 44 to 45 of the Amsterdam Market VDD Report;

(B)
shows a reasonable representation of the state of affairs of the Amsterdam Divestment Business at the Amsterdam Accounts Date and taken as a whole is not misleading in any material respects and does not materially over-state the value of the assets or materially under-state the value of the liabilities of the Amsterdam Divestment Business at the Amsterdam Accounts Date; and

(C)	includes provision for bad and doubtful debts in accordance with the accounting practices applied in the Telecity Group Accounts.

6.2
Taking into account the basis of its preparation as set out in the Amsterdam Market VDD Report and the purpose for which it was prepared, the Amsterdam DivestCo P&L is not misleading in any material respects.

6.3	The Frankfurt DivestCo Financial Statement:

(A)	was prepared in accordance with the accounting practices applied in the Telecity Group Accounts, as amended by the allocation methodology set out on pages 36 to 37 of the Frankfurt Market VDD Report;

(B)
shows a reasonable representation of the state of affairs of the Frankfurt Divestment Business at the Frankfurt Accounts Date and taken as a whole is not misleading in any material respects and does not materially over-state the value of the assets or materially under-state the value of the liabilities of the Frankfurt Divestment Business at the Frankfurt Accounts Date; and

(C)	includes provision for bad and doubtful debts in accordance with the accounting practices applied in the Telecity Group Accounts.

6.4
Taking into account the basis of its preparation as set out in the Frankfurt Market VDD Report and the purpose for which it was prepared, the Frankfurt DivestCo P&L is not misleading in any material respects.

6.5	The London DivestCo Financial Statement:

(A)	was prepared in accordance with the accounting practices applied in the Telecity Group Accounts, as amended by the allocation methodology set out on pages 82 to 85 of the London Market VDD Report;

(B)
shows a reasonable representation of the state of affairs of the London Divestment Business at the London Accounts Date taken as a whole is not misleading in any material respects and does not materially over-state the value of the assets or materially under-state the value of the liabilities of the London Divestment Business at the London Accounts Date; and

(C)	includes provision for bad and doubtful debts in accordance with the accounting practices applied in the Telecity Group Accounts.

6.6
Taking into account the basis of its preparation as set out in the London Market VDD Report and the purpose for which it was prepared, the London DivestCo P&L is not misleading in any material respects.

7.	Events since the Amsterdam Accounts Date, the Frankfurt Accounts Date and the London Accounts Date

7.1	Since the Amsterdam Accounts Date, the Frankfurt Accounts Date and the London Accounts Date:

(A)	there has been no material adverse change in the financial position of the Target Business (as carried on at the date of this Agreement) taken as a whole;

(B)	save for compliance with the Commitments (as in effect as the date of this Agreement), the Target Business has been carried on in the ordinary course of business.

7.2	Since the Amsterdam Accounts Date, the Frankfurt Accounts Date and the London Accounts Date, no resolution in general meeting or written resolution of the shareholders of any member of the Target Group has been passed other than resolutions relating to the Reorganisation and routine business of general meetings.

8.	Contracts and commitments

8.1	No member of the Target Group is a party to:

(A)	any contract or arrangement which materially restricts its freedom to carry on its business in any part of the world in such manner as it may think fit;

(B)	any joint venture agreement or arrangement or any agreement or arrangement under which it participates with any other person in any business;

(C)	any contract or arrangement which relates to matters not within the ordinary business of such member or is not entirely on arms' length terms;

(D)	any contract or arrangement which is expressed to be of three years or greater duration and cannot be terminated on less than 12 months’ notice;

(E)	any agency, distributorship or management agreement; or

(F)
any agreement or arrangement with any member of the Retained Group (other than the London Business Transfer Agreement, the Amsterdam Deed of Demerger, the Frankfurt Demerger Agreement, the Transitional Services Agreements and those agreements listed in Schedule 17 (Ongoing Arrangements);

(G)
any contract or arrangement which can be terminated or amended in the event of any change in the underlying ownership or control of such member or whose terms, upon the event of such a change of control, are or could be materially different from those which apply prior to such event.

8.2	All Material Contracts have been disclosed.

8.3	No member of the Target Group is a party to a construction contract save as listed in Schedule 19 (Amsterdam Expansion Agreements).

8.4	No Seller is aware of any breach of any Material Contract which would have a material adverse effect on any member of the Target Group.

8.5
Each Material Contract is valid and binding upon the relevant member of the Target Group and in full force and effect and, so far as the Sellers are aware, there is no material breach of any Material Contract (including any breach of any applicable service level). No notice of termination or cancellation by reason of default of any Material Contract has been served or received by any member of the Target Group and, so far as the Sellers are aware, there are no grounds for termination, rescission, avoidance or repudiation by any counterparty of any such contract.

8.6
No mortgage, charge, pledge, lien or other security agreement or arrangement nor, so far as the Sellers are aware, Other Retained Group Guarantee has been given or entered into by any member of the Retained Group, in respect of any obligations of any member of the Target Group (including in respect of borrowings). No mortgage, charge, pledge, lien or other security agreement or arrangement nor, so far as the Sellers are aware, Target Group Guarantee has been given or entered into by any member of the Target Group in respect of any obligations of another person, including any member of the Retained Group (including in respect of borrowings).

8.7
Save for claims relating to (i) payments made under clauses 8.5 or 8.6 of the London Business Transfer Agreement; or (ii) claims made by third parties, there are no claims (actual or contingent) against the Target Group under the London Business Transfer

Agreement, the Amsterdam Deed of Demerger, the Frankfurt Demerger Agreement, the Transitional Services Agreements or those agreements listed in Schedule 17 (Ongoing Arrangements).

9.	Trading
So far as the Sellers are aware, no customer or supplier of the Target Business which accounts (in the twelve months immediately preceding this agreement) for five per cent. (5%) or more by expenditure or revenue of the Target Business’ annual supply or sales, as the case may be, has during the twelve months immediately preceding the date of this Agreement, ceased or materially changed or indicated in writing an intention to cease, or materially change the terms of, its trading with or supplies to the Target Business.

10.	Powers of attorney
No member of the Target Group has given any power of attorney or other written authority which is still outstanding or effective to any person to enter into any contract or commitment on its behalf (other than to its directors, officers and employees to enter into routine trading contracts in the normal course of their duties).

11.	Bank borrowings

11.1
Complete and accurate details of all agreements or arrangements in respect of, or providing for, monies borrowed by any member of the Target Group (including the amounts and terms of all borrowings) are set out in the Disclosure Letter.

11.2
The total amount borrowed by each member of the Target Group from its bankers does not exceed its financial facilities and the total amount borrowed from whatsoever source does not exceed any limitation on its borrowing contained in the relevant member’s articles of association.

11.3
No demand or notice to repay has been received under and, so far as the Sellers are aware, no event which is an event of default under or any material breach of any of the terms of any loan capital, borrowing, debenture or financial facility of any member of the Target Group or would entitle any third party to call for repayment prior to normal maturity has occurred or been alleged.

12.	Insurances
A summary of the insurance policies in respect of which any member of the Target Group has an interest is included in section 5.2.3 of the Data Room and, so far as the Sellers are aware, all such policies are in full force and effect, are not void or voidable, no claims are outstanding and no event has occurred which might give rise to any claim and all premiums due and payable have been paid.

13.	Insolvency

13.1
No order has been made and no resolution has been passed for the winding up of any member of the Target Group and, so far as the Sellers are aware, no petition has been presented for the purpose of winding up any member of the Target Group.

13.2
No administration order has been made and, so far as the Sellers are aware, no petition or application for such an order has been made or presented and no administrator has been appointed in respect of any member of the Target Group.

13.3	No receiver (which expression shall include an administrative receiver) has been appointed in respect of any member of the Target Group or all or any of its assets.

13.4
No composition or similar arrangement with creditors including, but not limited to, a voluntary arrangement has been proposed under Part 1 Insolvency Act 1986 in respect of any member of the Target Group.

13.5
So far as the Sellers are aware, no event analogous to those specified in paragraphs 13.1 to 13.4 of this Schedule has occurred in relation to any member of the Target Group incorporated outside England and Wales.

14.	Licences

14.1
All licences, consents and other permissions and approvals required for or in connection with the carrying on of the Target Business as at the date of this Agreement are in full force and effect and are listed in the Disclosure Letter.

14.2
The transactions contemplated by this Agreement will not result in the suspension, cancellation, variation, revocation, termination or non-renewal of any licence referred to in paragraph 14.1. No written notice has been received by any member of the Target Group that any such licence, consent, permission or approval is likely to be revoked.

15.	Litigation

15.1
No member of the Target Group is engaged in, whether as claimant, defendant or otherwise, and the Target Business is not otherwise a party to, any litigation, arbitration or other dispute resolution process, or administrative or criminal proceedings, other than in respect of the collection of debts in the ordinary course of business.

15.2
No litigation, arbitration or other dispute resolution process, or administrative or criminal proceedings by or against any member of the Target Group or otherwise involving the Target Business is pending or, so far as the Sellers are aware, threatened and so far as the Sellers are aware there are no circumstances reasonably likely to give rise to any such proceedings.

15.3
So far as the Sellers are aware, no member of the Target Group is the subject of any investigation, enquiry or enforcement proceedings by any governmental or other body, no such investigations are pending or, so far as the Sellers are aware, there are no circumstances likely to give rise to any such investigation, enquiry or enforcement proceedings.

16.	Data protection
So far as the Sellers are aware, each member of the Target Group has complied with all relevant requirements of the data protection legislation in each of the jurisdictions in which it carries on business or activities at all times while the relevant data protection legislation was in force.

17.	Intellectual Property and Information Technology

17.1	No member of the Target Group owns any registered Intellectual Property.

17.2
Details of all material Information Technology owned by any member of the Target Group are set out in the Disclosure Letter and the specified member of the Target Group is the sole legal and beneficial owner of such Information Technology free from all charges, options and other Encumbrances.

17.3
Copies (or in the case of unwritten licences, agreements or arrangements, details) of all material licences, agreements and arrangements relating to (i) Intellectual Property or Business Information, and (ii) Information Technology, in each case entered into by any member of the Target Group are set out in folder 7.1.17, 7.2.14 and 7.3.11 of the Data Room.

17.4
No member of the Target Group nor, so far as the Sellers are aware, any other party is in breach of any material licence, agreement or arrangement disclosed pursuant to paragraph 17.3 of this Schedule. So far as the Sellers are aware, no such licence, agreement or arrangement is invalid and, so far as the Sellers are aware, there exists no grounds for determination, rescission, avoidance or repudiation of any such licence, agreement or arrangement.

17.5
So far as the Sellers are aware, no third party is infringing or making unauthorised use of, or has, in the past twelve months, infringed or made unauthorised use of any Intellectual Property or rights in Business Information owned by any member of the Target Group.

17.6
So far as the Sellers are aware, the activities of the Target Group do not infringe or make unauthorised use, and have not, in the past twelve months, infringed or made unauthorised use, of any Intellectual Property or rights in Business Information owned by any third party.

17.7
    So far as the Sellers are aware, no confidential Business Information proprietary to any member of the Target Group has been disclosed to, or otherwise become known by, any third party other than under an obligation of confidentiality.

17.8
All material Information Technology which is owned by the Target Group, or used by, or on behalf of, the Target Business is: (i) in good working order; and (ii) operated and maintained in accordance with good industry practice.

17.9
The Target Business has not experienced any material disruption in its operations as a result of: (i) any security breach or other unauthorised access or acts in relation to any Information Technology; or (ii) any failure of any Information Technology howsoever arising.

18.	Property

18.1	The Relevant Properties are the only Properties owned, used or occupied by the members of the Target Group or in which any member of the Target Group has an interest.

18.2	All deeds and documents necessary to prove the Property Owner’s title to the Relevant Properties are in its possession or under its control.

18.3	In relation to each Relevant Property, the Property Owner is solely legally and beneficially entitled to such Relevant Property.

18.4
No member of the Target Group has any actual or contingent liability in respect of any estate or interest in real property whether arising as original tenant, assignee, guarantor or otherwise, other than in respect of the Relevant Properties.

18.5
There are no mortgages, charges (legal or equitable, fixed or floating) or agreements for sale, estate contracts, options, rights of pre-emption or first refusal affecting any of the Relevant Properties (including for the avoidance of doubt any tenant’s fixtures).

18.6	There are no material outstanding notices or disputes in respect of the Relevant Properties nor, so far as the Sellers are aware, are there any circumstances rendering any of the foregoing likely.

18.7	In relation to each Relevant Property which is leasehold:

(A)	the Relevant Property is held under the terms of the lease (the "Lease") referred to in Attachment 2 (Relevant Properties);

(B)	the rent and all other material sums payable under the Lease have been paid to date; and

(C)	so far as the Sellers are aware, there is no material breach of any covenant on the part of the tenant under the Lease which remains outstanding.

18.8
All statutes, orders or regulations relating to each Relevant Property have been observed in all material respects, there are no material outstanding requirements or recommendations of any competent authority and the Relevant Property complies with the current requirements of the relevant insurers in all material respects.

18.9	All sums due in respect of rates, Tax or other outgoings in respect of any of the Relevant Properties have been paid to date.

18.10	Frankfurt DivestCo does not own any real estate (Grundbesitz) or assets treated as real estate for the purposes of the German Real Estate Transfer Tax Code (Grunderwerbsteuergesetz).

18.11	In respect of such of the Relevant Properties that are let or occupied otherwise than by a Property Owner, the material sums payable under the occupancy agreements have been paid to date.

19.	Employment

19.1
A complete and accurate list of all Amsterdam Relevant Employees at the date of this Agreement showing their names, job titles, details of the remuneration, start date of employment, age or date of birth, contractual notice period and the years of continuous service for redundancy purposes, and including details of whether they transferred to Amsterdam DivestCo by operation of law pursuant to the Amsterdam Reorganisation or with their express consent or accepted an offer of employment to commence employment with Amsterdam DivestCo following the Amsterdam Reorganisation (as a Replacement Relevant Employee or otherwise), is set out in the Disclosure Letter.

19.2
No individuals other than those Amsterdam Relevant Employees listed in the Disclosure Letter have transferred to or accepted employment with Amsterdam DivestCo, and so far as the Amsterdam DivestCo Seller is aware there is no basis on which any other former or current employee of the Sellers or any subcontractor of the Sellers can claim that they should have transferred to the Amsterdam DivestCo pursuant to the transfer of undertaking regulations as set out in article 7:633 et seq. of the DCC or otherwise.

19.3
A complete and accurate list of all Frankfurt Relevant Employees at the date of this Agreement showing their names, age or date of birth, job titles, special protections against dismissal, applicable notice periods, fixed term employment, details of remuneration, start date of employment and the years of continuous service for redundancy purposes, and including details of whether they transferred to Frankfurt DivestCo by operation of law pursuant to the Reorganisation or with their express consent or accepted an offer of employment with Frankfurt DivestCo following the Frankfurt Reorganisation (as a Replacement Relevant Employee or otherwise), is set out in the Disclosure Letter.

19.4
No individuals other than those Frankfurt Relevant Employees listed in the Disclosure Letter have transferred to or accepted employment with Frankfurt DivestCo, and so far as the Frankfurt DivestCo Seller is aware there is no basis on which any other former or current employee of the Sellers or any subcontractor of the Sellers can claim that they should have transferred to the Frankfurt DivestCo pursuant to Sec. 613a of the German Civil Code or otherwise.

19.5
A complete and accurate list of all London Relevant Employees at the date of this Agreement showing their names, jobs titles, details of remuneration, start date of employment, age or date of birth, contractual notice period and the years of continuous service for redundancy purposes, and including details of whether they transferred to London DivestCo by operation of law pursuant to the London Reorganisation or with their express consent or accepted an offer of employment to commence employment with London DivestCo following the London Reorganisation (as a Replacement Relevant Employee or otherwise), is set out in the Disclosure Letter.

19.6
No individuals other than those London Relevant Employees listed in the Disclosure Letter have transferred to or accepted employment with London DivestCo, and so far as the London DivestCo Seller is aware there is no basis on which any other former or current employee of the Sellers or any subcontractor of the Sellers can claim that they should have transferred to the London DivestCo pursuant to law or otherwise.

19.7
Short details of any salary and benefit to which any Senior Employee and Key Employee is entitled otherwise than in cash and of any benefits which are related to sales, profits turnover or performance, or which are otherwise variable (other than normal overtime), has been disclosed.

19.8
Other than the employee benefits set out in the Disclosure Letter, no Amsterdam Relevant Employee is entitled to any other contractual benefits arising from or in connection with their employment with Amsterdam DivestCo

19.9
Other than the employee benefits set out in the Disclosure Letter, no Frankfurt Relevant Employee is entitled to any other contractual benefits arising from or in connection with their employment with Frankfurt DivestCo.

19.10
Other than the employee benefits set out in the Disclosure Letter, no London Relevant Employee is entitled to any other contractual benefits arising from or in connection with their employment with the London DivestCo.

19.11
The contract of employment of each Relevant Employee (save for the employees of Frankfurt DivestCo) may be terminated by their employing company without damages or compensation (other than that payable by statute) by giving at any time no more than three months’ notice.

19.12
Notwithstanding the Reorganisation, since the Amsterdam Accounts Date, the Frankfurt Accounts Date and the London Accounts Date, no material change has been made to the emoluments or other terms of employment of any Relevant Employee except for (i) increases in base salary made in accordance with normal practice of each member of the Target Group; and (ii) any agreements on the transfer of Key Employees by individual agreement to Frankfurt DivestCo.

19.13
There are no material disputes, claims or proceedings with any Relevant Employee or former employee (or with any trade union, works council or other representative of such person) in respect of their employment by any member of the Target Group or any Seller.

19.14
No amount due to or in respect of any Relevant Employee is in arrears and unpaid other than his or her salary for the month current at the date of this Agreement, reimbursement of expenses, bonus entitlement for the current bonus period and holiday pay for the current holiday year.

19.15
Except as disclosed no trade union, works council, staff association or other body representing Relevant Employees is recognised by any member of the Target Group in any way for bargaining, information or consultation purposes, and details of any collective agreements with any such representative bodies to which any member of the Target Group is a party to, or is bound by, have been disclosed. Further, there is no outstanding dispute with any relevant trade union, works council, staff association or other body representing Relevant Employees.

19.16	In respect of every Senior Employee and Key Employee of any member of the Target Group details and rules have been disclosed for:

(A)	all share option and incentive schemes;

(B)	profit sharing, bonus, commission or other incentive schemes; and

(C)	any other scheme under which pay varies (other than normal overtime).

19.17
The Sellers have disclosed all Senior Employees and any Relevant Employees who have: (i) resigned, (ii) stated their intention to resign, or (iii) been given notice of termination, under their contract of employment to any Seller or any member of the Target Group before the date of this Agreement. So far as the Sellers are aware, no Seller and no member of the Target Group has taken any action which may result in a Senior Employee or Relevant Employee asserting that they have been constructively dismissed.

19.18
So far as the Sellers are aware, each member of the Target Group and Amsterdam DivestCo Seller has complied in all material respects with all applicable contracts of employment and all applicable laws relating to the Relevant Employees.

19.19
The Frankfurt DivestCo Seller has always withheld from the remuneration paid to the Frankfurt Relevant Employees proper and accurate amounts of all applicable taxes and social security contributions and has always paid such amounts when due to the appropriate authority together with the employer’s share, if any, owed by the Frankfurt DivestCo Seller; to the extent to which Frankfurt Relevant Employees are a member of private health and/or nursing care insurance, the Frankfurt DivestCo Seller has always paid the employer’s share owed by the Frankfurt DivestCo Seller.

20.	Pensions

20.1
Other than the Pension Schemes and any scheme provided by the state, there is no obligation, agreement or arrangement (whether funded or unfunded) which any member of the Target Group or Amsterdam DivestCo Seller contributes to or has contributed to or may become liable to contribute to or is or has become or may become liable to satisfy under which benefits are payable on retirement, or on death (whether accidental or not).

20.2
Up-to-date and complete copies of the latest (plus subsequent amending documents) trust deed and rules (or other governing documents) and latest members' explanatory booklet relating to the Pension Schemes have been disclosed.

20.3
Save for the Frankfurt DivestCo Pension Scheme, the Pension Schemes are recognised arrangements for the purposes of the tax regime under which they operates and, so far as the Sellers are aware, there is no reason why such recognition might be withdrawn or might cease to apply.

20.4
No member of the Target Group or Amsterdam DivestCo Seller has any liability to make any payment to the Pension Schemes or any insurance arrangement held in relation to the Pension Schemes which is due, but remains unpaid.

20.5
So far as the Sellers are aware, each member of the Target Group and Amsterdam DivestCo Seller has, in relation to the Pension Schemes, at all times complied in all material respects with the provisions of the Pension Schemes documentation and all applicable laws, which includes but is not limited to the provision of all required financial contributions.

20.6
So far as the Sellers are aware, neither the Pension Schemes nor any member of the Target Group or Amsterdam DivestCo Seller is party to any proceedings which relate to the provision of the Pension Schemes. In this paragraph, "proceedings" means any litigation.

20.7	Each Amsterdam Relevant Employee is a member of the Pensions Scheme provided by Amsterdam DivestCo.

21.	Compliance with laws

21.1
No member of the Target Group has received any notice in writing from any governmental authority indicating or alleging that such member is in violation of any applicable statute or regulation in the United Kingdom, the Netherlands or Germany or any other applicable jurisdiction.

21.2
So far as the Sellers are aware, there is not pending, or in existence, any material investigation or enquiry by, or on behalf of, any governmental authority in the United Kingdom, the Netherlands or Germany or any other applicable jurisdiction in respect of the affairs of the Target Group.

21.3	The Sellers are not aware of any circumstances reasonably likely to give rise to any matter set out in paragraphs 21.1 and 21.2 above.

22.	Anti-Bribery and Improper Payments

22.1
No member of the Target Group and, with respect to the Target Business, no member of the Retained Group nor, so far as the Sellers are aware, any of its or their respective directors, officers, employees, agents, representatives or other persons associated with, performing a service for or otherwise acting for or on behalf of it or them has, in connection with the Target Business, breached any Anti-bribery Laws or any applicable anti-money laundering law, rule or regulation or any books and records offences relating directly or indirectly to a bribe.

22.2
The members of the Target Group maintain and, in relation to the Target Business, the relevant members of the Retained Group maintained from the Merger Completion Date until the completion of the Reorganisation, on an ongoing basis adequate written anti-corruption procedures and internal accounting controls which are designed to ensure compliance by the members of the Target Group, and prior to the Reorganisation the relevant members of the Retained Group, and their respective directors, officers and employees with all Anti-bribery Laws.

23.	Arrangements with the Retained Group

23.1
Save for the Ordinary Trading Payables, the Ordinary Trading Receivables and any amounts owing under clauses 8.5 or 8.6 of the London Business Transfer Agreement, there are no amounts owing from (i) any member of the Target Group to any member of the Retained Group; or (ii) any member of the Retained Group to any member of the Target Group.

23.2
No indebtedness (actual or contingent) and no contract or arrangement will on Completion be outstanding between any member of the Target Group (on the one hand) and any member of the Retained Group (on the other hand) (other than under or pursuant to any Share Purchase Document or contract listed in Schedule 17 (Ongoing Arrangements).

24.	Tax

24.1
Each member of the Target Group has, within all relevant time limits, made or caused to be made all proper returns required to be made, and has supplied or caused to be supplied all material information required to be supplied, to any Tax Authority within the last four years.

24.2
All material amounts of Tax required to be paid or withheld by each member of the Target Group have been duly paid or withheld, and no material penalties, fines, surcharges or interest in relation to Tax have been incurred by any member of the Target Group.

24.3
There is no material dispute or disagreement outstanding nor is any contemplated at the date of this Agreement with any Tax Authority regarding any liability or potential liability to any Tax in respect of the Target Business or that is recoverable from any member of the Target Group.

24.4
The amount of Tax chargeable on each member of the Target Group or in respect of the Target Business during any accounting period within the last four years has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any Tax Authority or any other treatment which has been or could be construed as state aid.

24.5
No arrangements have been made under which any member of the Target Group is or could become liable to make any material payment to any person in respect of any Tax sharing arrangements, any joint liability for any Tax, or any liability in respect of Tax which is chargeable directly or primarily against any person other than a member of the Target Group.

24.6
Each member of the Target Group is solely resident for Tax purposes in the place identified as its jurisdiction of Tax residence in Attachment 1 (Basic information about London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV), and is not subject to Tax in any other jurisdiction by virtue of having a permanent establishment there.

24.7
Each member of the Target Group has all the information in its possession and control necessary to calculate its Tax liabilities for periods up to Completion and any future Tax liability of each member of the Target Group insofar as it is calculated by reference to any transaction or event occurring on or before Completion.

24.8
Each member of the Target Group is a taxable person, is registered for the purposes of VAT and all of its supplies are subject to VAT such that it is a fully taxable person for VAT purposes. No member of the Target Group (other than London DivestCo) is or has ever been a member of a group for VAT purposes. The only properties in respect of which an option to tax has been exercised under Part 1 of Schedule 10 to the Value Added Tax Act 1994 by a member of the Target Group are 1 Oliver’s Yard and Unit 1 Airport Gate Business Centre. So far as the Sellers are aware, no adjustments are required to be made under Part XV of the Value Added Tax Regulations 1995 (capital goods scheme) in relation to input tax which may be deducted in respect of any capital items which are held by London DivestCo.

24.9	No member of the Target Group has been party to any transaction, scheme or arrangement the main purpose of which, or one of the main purposes of which, was the evasion or avoidance of Tax.

24.10
A valid and timely Check the Box Election has been made to treat each of London DivestCo, Amsterdam DivestCo and Frankfurt DivestCo as disregarded as an entity separate from its single owner for U.S. federal income tax purposes, with effect at least three days prior to the Completion Date.

25.	Environment
So far as the Sellers are aware, there are no Hazardous Materials used, stored, transported or disposed or otherwise existing at any Relevant Property except in material compliance with all applicable laws and consents.

Schedule 4
(AMS04 SPV Warranties)

1.	Ownership of the Shares

1.1	As at the date of this Agreement, the AMS04 SPV Seller is the sole legal and beneficial owner of the AMS04 SPV Shares and has the right to exercise all voting rights over all of the AMS04 SPV Shares.

1.2	As at the Completion Date, the Amsterdam DivestCo is the sole legal and beneficial owner of the AMS04 SPV Shares and has the right to exercise all voting rights over all of the AMS04 SPV Shares.

1.3
There is no Encumbrance on, over or affecting the AMS04 SPV Shares or any of them and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

2.	Capacity of the AMS04 SPV Seller

2.1	The AMS04 SPV Seller has the requisite power and authority to enter into and perform this Agreement and the other Share Purchase Documents to which it is a party.

2.2
The obligations of the AMS04 SPV Seller under this Agreement constitute, and the obligations of the AMS04 SPV Seller under the other Share Purchase Documents will, when delivered, constitute binding obligations of the AMS04 SPV Seller in accordance with their respective terms.

2.3	The execution and delivery of, and the performance by the AMS04 SPV Seller of its obligations under, this Agreement and the other Share Purchase Documents will not:

(A)	constitute a breach of any laws or regulations in any relevant jurisdiction;

(B)	result in a breach of any provision of the memorandum or articles of association of the AMS04 SPV Seller;

(C)	result in a breach of, or constitute a default under, any instrument to which the AMS04 SPV Seller is a party or by which the AMS04 SPV Seller is bound;

(D)	result in a breach of any order, judgment or decree of any court or governmental agency to which the AMS04 SPV Seller is a party or by which the AMS04 SPV Seller is bound; or

(E)	require the consent of its shareholders.

2.4
The execution, delivery and performance by the AMS04 SPV Seller of its obligations under this Agreement and the other Share Purchase Documents will not require it or any other member of the Retained Group nor AMS04 SPV to obtain any consent, waiver or approval of, or give any notice to or make any registration or filing with, any governmental or regulatory authority which has not been obtained or made at the date of this Agreement on a basis both unconditional and which cannot be revoked, provided that this paragraph shall not extend to those consents, waivers or approvals referred to in the Conditions in Schedule 1 (Conditions to Completion).

2.5	No order has been made and no resolution has been passed for the winding up of the AMS04 SPV Seller and no petition has been presented for the purpose of winding up the AMS04 SPV Seller.

2.6	No administration order has been made and no petition or application for such an order has been made or presented and no administrator has been appointed in respect of the AMS04 SPV Seller.

2.7	No receiver (which expression shall include an administrative receiver) has been appointed in respect of the AMS04 SPV Seller or all or any of its assets.

2.8	No composition or similar arrangement with creditors including, but not limited to, a voluntary arrangement has been proposed under Part 1 Insolvency Act 1986 in respect of the AMS04 SPV Seller.

2.9	No event analogous to those specified in paragraphs 2.5 to 2.9 of this Schedule has occurred in relation to the AMS04 SPV Seller

3.	Corporate matters

3.1	The AMS04 SPV Shares have been validly issued and allotted and are fully paid up.

3.2	The AMS04 SPV Shares constitute the entire allotted and issued share capital of AMS04 SPV.

3.3
There is no agreement or commitment outstanding which calls for the allotment or issue of, or accords to any person the right to call for the allotment or issue of, any shares (including the AMS04 SPV Shares) or any debentures in or securities of AMS04 SPV.

3.4	The information given in Attachment 1 (Basic information about London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV) is true and accurate as at the date of this Agreement.

3.5	AMS04 SPV has been duly incorporated and validly exists under the laws of the Netherlands and has full power to carry on its business as it is carried on at the date of this Agreement.

4.	Constitutional documents

4.1
The copies of the memorandum and articles of association or other constitutional documents of AMS04 SPV which are attached to the Disclosure Letter are complete and accurate and, to the extent required by law, fully set out the rights and restrictions attaching to each class of share capital of AMS04 SPV.

4.2
The statutory books (including all registers but excluding the minute books and, for the avoidance of doubt, the accounting records) of AMS04 SPV have been properly kept in compliance with all applicable laws and contain a record which is accurate and complete and no notice or allegation that any of them is incorrect or should be rectified has been received by any member of the Retained Group.

5.	Contracts and commitments
AMS04 SPV is not a party to any contracts, agreements or arrangements.

6.	Insolvency

6.1	No order has been made and no resolution has been passed for the winding up of AMS04 SPV and, so far as the Sellers are aware, no petition has been presented for the purpose of winding up AMS04 SPV.

6.2
No administration order has been made and, so far as the Sellers are aware, no petition or application for such an order has been made or presented and no administrator has been appointed in respect of AMS04 SPV.

6.3	No receiver (which expression shall include an administrative receiver) has been appointed in respect of AMS04 SPV or all or any of its assets.

6.4	No composition or similar arrangement with creditors including, but not limited to, a voluntary arrangement has been proposed in respect of AMS04 SPV.

6.5	No event analogous to those specified in paragraphs 6.1 to 6.4 of this Schedule has occurred in relation to AMS04 SPV.

7.	Powers of Attorney
AMS04 SPV has not given any power of attorney or other written authority which is still outstanding or effective to any person to enter into any contract or commitment on its behalf (other than to its directors, officers and employees to enter into routine trading contracts in the normal course of their duties).

8.	Litigation

8.1
AMS04 SPV is not engaged in any litigation, arbitration or other dispute resolution process, or administrative or criminal proceedings, whether as claimant, defendant or otherwise, other than in respect of the collection of debts in the ordinary course of business.

8.2
No litigation, arbitration or other dispute resolution process, or administrative or criminal proceedings or other investigations by or against AMS04 SPV is pending or threatened and so far as the Sellers are aware there are no circumstances reasonably likely to give rise to any such proceedings.

9.	Property

9.1	The AMS04 Site is the only Property owned, used or occupied by the AMS04 SPV or in which the AMS04 SPV has an interest, right or liability.

9.2
The AMS04 SPV does not have any actual or contingent liability in respect of any estate or interest in real property whether arising as original tenant, assignee, guarantor or otherwise, other than in respect of the AMS04 Site.

10.	Employment
AMS04 SPV does not have and has never had any contracts for employment with any person, whether as employee, consultant or independent contractor.

11.	Compliance with laws

11.1
AMS04 SPV has not received any notice in writing from any governmental authority indicating or alleging that AMS04 SPV is in violation of any applicable statute or regulation in the Netherlands or any other applicable jurisdiction.

11.2
There is not pending, or in existence, any material investigation or enquiry by, or on behalf of, any governmental authority in the Netherlands or any other applicable jurisdiction in respect of the affairs of AMS04 SPV.

11.3	The Sellers are not aware of any circumstances reasonably likely to give rise to any matter set out in paragraphs 11.1 and 11.2 above.

12.	Anti-bribery and Improper Payments

12.1	AMS04 SPV has not breached any Anti-bribery Laws or any applicable anti-money laundering law, rule or regulation or any books and records offences relating directly or indirectly to a bribe.

12.2	AMS04 SPV maintains on an ongoing basis adequate written anti-corruption procedures and internal accounting controls which are designed to ensure compliance by AMS04 SPV with all Anti-bribery Laws.

13.	Tax

13.1
AMS04 SPV has, within all relevant time limits, made or caused to be made all proper returns required to be made, and has supplied or caused to be supplied all material information required to be supplied, to any Tax Authority.

13.2
All material amounts of Tax required to be paid or withheld by AMS04 SPV have been duly paid or withheld, and no material penalties, fines, surcharges or interest in relation to Tax have been incurred by AMS04 SPV.

13.3
There is no material dispute or disagreement outstanding nor is any contemplated at the date of this Agreement with any Tax Authority regarding any liability or potential liability to any Tax in respect of AMS04 SPV or that is recoverable from AMS04 SPV.

13.4
The amount of Tax chargeable on AMS04 SPV during any accounting period has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any Tax Authority or any other treatment which has been or could be construed as state aid.

13.5
No arrangements have been made under which AMS04 SPV is or could become liable to make any material payment to any person in respect of any Tax sharing arrangements, any joint liability for any Tax, or any liability in respect of Tax which is chargeable directly or primarily against any person other than AMS04 SPV.

13.6
AMS04 SPV is solely resident for Tax purposes in the place identified as its jurisdiction of Tax residence in Attachment 1 (Basic information about London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV), and is not subject to Tax in any other jurisdiction by virtue of having a permanent establishment there.

13.7
AMS04 SPV has all the information in its possession and control necessary to calculate its Tax liabilities for periods up to Completion and any future Tax liability of each member of the Target Group insofar as it is calculated by reference to any transaction or event occurring on or before Completion.

13.8
A valid and timely Check the Box Election has been made to treat AMS04 SPV as disregarded as an entity separate from its single owner for U.S. federal income tax purposes, with effect at least three days prior to the Completion Date.

13.9
AMS04 SPV is a taxable person, is registered for the purposes of VAT and all of its supplies are subject to VAT such that it is a fully taxable person for VAT purposes. An option for VATable lease has been exercised on the AMS04 Site under section 11.1, sub b 5ᵒ, of the Dutch Value Added Tax Act 1968 (Wet op de Omzetbelasting 1968) and article 6a of the Implementing Decision of the Dutch Value Added Tax Act 1968 (Uitvoeringsbeschikking omzetbelasting 1968).

14.	Licences
All material licences, consents and other permissions and approvals required for or in connection with the carrying on of the business of AMS04 SPV as at the date of this Agreement are in full force and effect and are listed in the Disclosure Letter.

Schedule 5
(Purchasers’ Warranties)

1.	Capacity of the Purchasers

1.1	Each Purchaser has the requisite power and authority to enter into and perform this Agreement and the other Share Purchase Documents to which it is a party.

1.2
The obligations of the Purchasers under this Agreement constitute, and the obligations of the Purchasers under the other Share Purchase Documents will, when delivered, constitute binding obligations of the Purchasers in accordance with their respective terms.

1.3	The execution and delivery of, and the performance by each Purchaser of its obligations under, this Agreement and the other Share Purchase Documents will not:

(A)	result in a breach of any provision of the memorandum or articles of association or other constitutional documents of such Purchaser;

(B)	result in a breach of, or constitute a default under, any instrument to which such Purchaser is a party or by which such Purchaser is bound;

(C)	result in a breach of any order, judgment or decree of any court or governmental agency to which such Purchaser is a party or by which such Purchaser is bound; or

(D)	require the consent of its shareholders.

2.	Insolvency

2.1	No order has been made and no resolution has been passed for the winding up of any Purchaser and no petition has been presented for the purpose of winding up any Purchaser.

2.2	No administration order has been made and no petition or application for such an order has been made or presented and no administrator has been appointed in respect of any Purchaser.

2.3	No receiver (which expression shall include an administrative receiver) has been appointed in respect of any Purchaser or all or any of its assets.

2.4	No composition or similar arrangement with creditors including, but not limited to, a voluntary arrangement has been proposed under Part 1 Insolvency Act 1986 in respect of any Purchaser.

2.5	No event analogous to those specified in paragraphs 2.1 to 2.4 of this Schedule has occurred in relation to any Purchaser.

3.	Regulatory consents and licences

3.1
All governmental and regulatory licences, registrations, authorisations, consents, permissions and approvals required by any Purchaser to consummate the transactions contemplated by this Agreement (the "Authorisations"):

(A)	have been obtained in writing; and

(B)	are in full force and effect.

3.2	So far as the Purchasers are aware, there are no circumstances which indicate that any Authorisation may be varied, suspended, revoked or not renewed (in whole or in part).

4.	Reasoned Proposal
The information about the Purchasers contained in the Reasoned Proposal (excluding the annexures thereto) is accurate at the date of this Agreement.

Schedule 6
(Conduct of Business before Completion)
The acts and matters referred to in clause 4.1 are as follows:

(A)	any disposal of any part of its business and undertaking other than a disposal of any business asset where its value is less than £500,000;

(B)
the making of any capital commitment which, alone, or when aggregated with all other related capital commitments (such that the capital commitments are part of the same project), already entered into, exceeds £500,000;

(C)
any entry into, material amendment or termination of any contract or arrangement (i) having a value or involving or likely to involve expenditure in excess of £500,000 per annum, or (ii) which cannot be performed within its terms within twelve months after the date on which it is entered into or undertaken or cannot be terminated on less than twelve months' notice, or (iii) which may result in a material change in the nature or scope of the operations of the Target Business as carried on as at the date of this Agreement (or any modification of an existing contract or arrangement which would itself fall, or cause the contract or arrangement concerned to fall, within any of paragraphs (C)(i) to (C)(iii) or the making of any bid, tender, proposal or offer likely to lead to any such contract or arrangement, provided always that this paragraph (C) shall not apply in respect of any contract falling within clause 4.4;

(D)	any offer by any member of the Target Group or AMS04 SPV to engage any new employee or consultant (on the basis of full time employment or consultancy) in excess of £100,000 per annum;

(E)
any dismissal of any Senior Employee by the relevant member of the Target Group other than for cause or unless not to do so would, in the reasonable opinion of any Seller, damage the Target Business as carried on as at the date of this Agreement;

(F)	any material amendment to the terms of employment of any Relevant Employees;

(G)	any grant of any guarantee or indemnity for the obligations of any person (other than a member of the Target Group or AMS04 SPV);

(H)
any creation, allotment or issue or any grant of any option over or other right to subscribe for or purchase, or any redemption or purchase of, any share or loan capital or securities of any member of the Target Group or AMS04 SPV, or securities convertible into any of the foregoing, other than the issue of fully paid ordinary shares in the capital of London DivestCo to the London DivestCo Seller to meet the ongoing funding needs of London DivestCo;

(I)	any sale or transfer, purchase, assignment or disposal of any interest in any share or loan capital of other securities of any member of the Target Group or AMS04 SPV;

(J)	the entering into of any transaction with any member of the Retained Group other than on arm's length terms and in the ordinary course of business;

(K)
any creation or grant of any Encumbrance (other than a lien arising by operation of law) on, over or affecting the whole or any part of the undertaking or assets of the Target Business as carried on at the date of this Agreement, other than rights arising under retention of title clauses in the ordinary course of business or licensing of Intellectual Property in the ordinary course of business;

(L)
the making of any loan (other than the granting of trade credit in the ordinary course of business in accordance with the normal practice of the relevant member of the Target Group or AMS04 SPV) to any person;

(M)
any borrowing or the making of any amendment to an existing financing arrangement (other than the receipt of trade credit in the ordinary course of business pursuant to and in accordance with the limits subsisting at the date of this Agreement);

(N)
the institution or settlement of any litigation which could result in a payment by any member of the Target Group or AMS04 SPV of £500,000 or more except for collection in the ordinary course of trade debts, including amounts recoverable under contracts, payments in advance, trade bills recoverable and prepayments;

(O)
the creation of any new obligation, agreement or arrangement (whether funded or unfunded) under which any member of the Target Group contributes to or has contributed to or may become liable to contribute to or is or has become or may become liable to satisfy under which benefits are payable on retirement, or on death (whether accidental or not) of any Relevant Employee or former employee of any member of the Target Group;

(P)	the declaration, making or paying of any dividend (in cash or in specie);

(Q)	the passing of any shareholders' resolution (except for resolutions passed in respect of ordinary business at its annual general meeting);

(R)	the alteration of its articles of association or equivalent constitutional documents;

(S)	the entry into any lease of any Relevant Property or accepting the surrender of any lease to which a Relevant Property is subject;

(T)	the entry into any variation of the terms of any lease under which a Relevant Property is held or any lease to which a Relevant Property is subject or agreeing any review of the rent payable;

(U)	the disposal of or granting any option in respect of any Relevant Property or any interest therein;

(V)	the granting of any rights over or creating any restriction, covenant or Encumbrance affecting any Relevant Property;

(W)	any action taken by any member of the Target Group or AMS04 SPV which is inconsistent with the provisions of any of the Share Purchase Documents;

(X)
assigning, licensing (other than in the ordinary course of business) or failing to pay any application or renewal fees in respect of any Intellectual Property relating to the Target Business as carried on at the date of this Agreement;

(Y)	any election under the London Business Transfer Agreement to treat any contract, asset or Property as excluded from the sale and transfer under the London Business Transfer Agreement;

(Z)	making any change to the accounting procedures, policies or treatment by reference to which its accounts or other financial statements are prepared;

(AA)	changing its residence for Tax purposes;

(BB)	making any Tax election or settling or compromising any liability to Tax or submitting any Tax return which is inconsistent with past practice;

(CC)	the entering into of any agreement (conditional or otherwise) to do any of the foregoing;

(DD)
making any amendment to the London Business Transfer Agreement, the Amsterdam Deed of Demerger, the Frankfurt Demerger Agreement, the Transitional Services Agreements or the agreements listed in Schedule 17 (Ongoing Arrangements), provided that any non-material changes may be made without the consent of the Purchasers to the agreements listed at 7, 8, 11, 12, 13, 14, 16 and 18 in Schedule 17 prior to such agreements being executed; and

(EE)
making any amendment to, or repaying (including by way of set off) any amounts under, the Amsterdam DivestCo Loans, the AMS04 SPV Loans (save as provided in clause 7.21 (Sellers’ warranties and undertakings)), the Frankfurt Loans and any loans between London DivestCo and any member of the Target Group.

Schedule 7
(Limitations on the Sellers’ and AMS04 SPV Seller’s liability)

1.	General

1.1
Each provision of this Schedule and clause 7 (Sellers’ and AMS04 SPV Seller’s warranties and undertakings) shall be read and construed without prejudice to each of the other provisions of this Schedule and clause 7.

1.2
No Purchaser shall be entitled to claim that any fact, matter or circumstance causes any of the Sellers’ Warranties or AMS04 SPV Warranties to be breached if and to the extent it has been fairly disclosed in or on the terms of the Disclosure Letter or in the Data Room, save that the Purchasers shall be entitled to claim that any Warranty in paragraph 25 of Schedule 3 (Sellers’ Warranties) has been breached or is untrue notwithstanding that any Purchaser knew the fact of such breach as a result of the reports in sections 2.5.1.2-Z, 2.5.2.2-AE, 2.5.2.2-AF, 2.5.3.2-O, 2.5.4.2-O and 2.5.5.2-D of the Data Room.

1.3
Each Purchaser agrees and undertakes that (in the absence of fraud) it has no rights against and shall not make any claim against any employee, director, officer or adviser of each of (i) any Seller or of the AMS04 SPV Seller, (ii) any member of the Target Group, (iii) AMS04 SPV or (iv) any other member of the Retained Group on whom it may have relied before agreeing to any term of any Share Purchase Document.

1.4
No Purchaser shall be entitled to claim for (i) any indirect or consequential loss, or (ii) for any loss of profit, loss of goodwill or of loss of possible business after Completion, whether actual or prospective, direct or indirect, in each case in respect of any claim or claims under any of the Sellers’ Warranties or the AMS04 SPV Warranties.

1.5
As regards the Tax Covenant, to the extent stated in this Schedule, the provisions of this Schedule shall operate to limit the liability of the Sellers and the AMS04 SPV Seller and the provisions of the Tax Covenant shall further operate to limit the liability of the Sellers and the AMS04 SPV Seller in respect of any claim thereunder or (to the extent stated therein) any claim under the Tax Warranties. For the avoidance of doubt, the provisions of paragraph 1.2 of this Schedule shall not limit any claim under the Tax Covenant.

1.6
Without prejudice to clause 29 (Entire agreement), save as expressly provided in this Agreement or the other Share Purchase Documents, each Purchaser acknowledges and agrees that the Sellers and the AMS04 SPV Seller do not give or make any warranty as to the accuracy of the forecasts, estimates, projections, statements of intent or statements of honestly expressed opinion provided to any Purchaser (however so provided) on or prior to the date of this Agreement, including (without limitation) in the Disclosure Letter or the information supplied to or made available to any Purchaser in the Data Room or otherwise during such Purchaser’s due diligence exercise.

1.7
For the avoidance of doubt, except where expressly provided to the contrary, references to “claims” in this Schedule shall include any and all claims made by any Purchaser or a member of the Purchasers’ Group under any Share Purchase Document on any ground whatsoever (including, for the avoidance of doubt, any claim in respect of any indemnities or covenants given by any Seller or the AMS04 SPV Seller under any Share Purchase Document).

1.8
Nothing in this Agreement shall relieve or abrogate any Purchaser of any common law or other duty to mitigate any loss or damage other than, for the avoidance of doubt, in relation to any claim under the Tax Covenant.

2.	Limitation on quantum

2.1	Subject to paragraph 2.2 and 2.3, no Seller shall be liable in respect of any individual claim:
(A)

(i)
under the Tax Warranties, the AMS04 SPV Tax Warranties or the Tax Covenant (other than clause 2.2 of the Tax Covenant) unless the amount of the liability of such Seller in respect of that individual claim (or series of related claims with respect to the same facts or circumstances) exceeds £100,000, in which case the relevant Purchaser shall be entitled to claim the whole of such amount and not merely the excess; or

(B)
under the Sellers’ Warranties, the AMS04 SPV Warranties or clause 18 (Customer Contracts) (other than the Tax Warranties, the AMS04 SPV Tax Warranties, the Sellers’ Fundamental Warranties and the AMS04 SPV Fundamental Warranties):

(i)
unless the amount of the liability of such Seller in respect of that individual claim (or series of related claims with respect to the same facts or circumstances) exceeds £500,000, in which case the relevant Purchaser shall be entitled to claim the whole of such amount and not merely the excess (save that this paragraph (B)(i) shall not apply to any claim under clause 18); and

(ii)
unless and until the aggregate amount of the liability of such Seller in respect of all claims (disregarding any claims excluded by paragraph (B)(i) above) for which such Seller is liable exceeds £3,500,000, but once the aggregate amount of all such claims has exceeded such sum, such Seller shall be liable in respect of the full amount of all such claims and not only the amount by which such sum is exceeded.

2.2
The maximum aggregate liability in respect of all claims under the Sellers’ Warranties and the AMS04 SPV Warranties (other than the Sellers’ Fundamental Warranties, the AMS04 SPV Fundamental Warranties, the Tax Warranties and the AMS04 SPV Tax Warranties) shall not exceed the aggregate of:

(A)	the London DivestCo Seller, the sum of £53,594,828 and EUR47,894,565;

(B)	the Amsterdam DivestCo Seller, the sum of £53,594,828 and EUR47,894,565; and

(C)	the Frankfurt DivestCo Seller, the sum of £53,594,828 and EUR47,894,565,
provided that the total aggregate liability of the AMS04 SPV Seller and the Sellers together in respect of such claims shall not exceed 15 per cent. of the aggregate enterprise value of the Target Group and AMS04 SPV (being the sum of £53,594,828 and EUR47,894,565).

2.3	Subject to paragraph 2.2 and 2.4, the maximum aggregate liability in respect of all other claims under this Agreement shall not exceed, in the case of:

(A)	the London DivestCo Seller, £357,298,850;

(B)	the Amsterdam DivestCo Seller, EUR284,398,550; and

(C)	the Frankfurt DivestCo Seller, EUR34,898,550.

2.4	The total aggregate liability of the AMS04 SPV Seller and the Sellers together under the Share Purchase Documents shall not exceed the sum of £357,298,850 and EUR319,297,100.

3.	Time limits for bringing claims

3.1
No claim shall be brought against any Seller or the AMS04 SPV Seller unless the relevant Purchaser shall have given to such Seller or the AMS04 SPV Seller (as the case may be) written notice of such claim specifying (in reasonable detail to the extent known) the matter which gives rise to the claim, the nature of the claim and the amount claimed in respect thereof (including, to the extent reasonably practicable, such Purchaser's good faith calculation of the loss thereby alleged to have been suffered by it or the relevant member of the Purchasers’ Group on a without prejudice basis:

(A)
in respect of a claim under the Tax Warranties and the Tax Covenant, written notice of such claim having been given in accordance with clause 8 of the Tax Covenant on or before the fourth anniversary of the Completion Date;

(B)	in respect of all other claims under the Share Purchase Documents on or before the date falling eighteen months after the Completion Date.

3.2
The liability of the relevant Seller or the AMS04 SPV Seller (as the case may be) in respect of such claim (other than a claim under the Tax Covenant) shall absolutely determine (if such claim has not been previously satisfied, settled or withdrawn) and the claim shall be deemed to have been withdrawn unless legal proceedings in respect of such claim shall have been commenced within six months of the giving of such notice and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been properly issued and validly served upon the relevant Seller or the AMS04 SPV Seller (as the case may be) except:

(A)
in the case of a claim based upon a liability which is contingent or otherwise not capable of being quantified, in which case the six month period shall commence on the date that the contingent liability becomes an actual liability or the liability is capable of being quantified; or

(B)
in the case of a claim which has arisen as a result of a claim made against a member of the Purchasers’ Group (the "Underlying Claim") where any person has taken steps to avoid, dispute, resist, comprise, defence or appeal against the Underlying Claim in accordance with this Schedule in which case the six month period shall commence on the date that the Underlying Claim is finally settled or finally determined.

4.	No liability for contingent or non-quantifiable claims
If any claim (other than a claim under the Tax Covenant) arises by reason of some liability which, at the time such claim is notified to the relevant Seller or the AMS04 SPV Seller (as the case may be), is contingent only or otherwise not capable of being quantified, then such Seller or the AMS04 SPV Seller (as the case may be) shall not be under any obligation to make any payment in respect of such claim unless and until such liability ceases to be contingent or becomes capable of being quantified. So long as such claim shall have been notified to the relevant Seller or the AMS04 SPV Seller (as the case may be) in accordance with paragraph 3, as appropriate, then the proviso set out at paragraph 3.2(A) shall operate to govern the time limit within which legal proceedings must be commenced in respect thereof.

5.	Third party claims and conduct of litigation
Upon any Purchaser or any member of the Purchasers’ Group becoming aware of any claim, action or demand against it by a third party which is reasonably likely to give rise to any claim under or in connection with the Share Purchase Documents (except for a claim under the Tax Covenant or the Tax Warranties, in which case the provisions of clause 8 of the Tax Covenant shall apply), such Purchaser shall and shall procure that the relevant member of the Purchasers’ Group shall:

(A)
as soon as reasonably practicable and in any event within fifteen Business Days of becoming aware of such claim notify the Sellers and the AMS04 SPV Seller by written notice in accordance with paragraph 3;

(B)
subject to the relevant Seller or the AMS04 SPV Seller (as the case may be) indemnifying the relevant Purchaser in a form reasonably satisfactory to such Purchaser against any liability, cost, damage or expense which may be properly incurred:

(i)
promptly give such information and reasonable access to personnel, premises, chattels, books, records and documents (including in electronic form) (which the relevant Purchaser shall procure are preserved) to the relevant Seller or the AMS04 SPV Seller (as the case may be) or other relevant member of the Retained Group and professional advisers as such Seller or the AMS04 SPV Seller (as the case may be) may reasonably request and consult with such Seller or the AMS04 SPV Seller (as the case may be) before taking any action in order to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal any claim in respect thereof or adjudication with respect thereto; and

(ii)
make no admission of liability, agreement, settlement or compromise with any third party in relation to any such claim, action or demand or adjudication without the prior written consent (not to be unreasonably withheld or delayed) of the relevant Seller or the AMS04 SPV Seller (as the case may be);

5.2	The provisions of this paragraph 5 shall not apply to the Tax Covenant or any claim under the Tax Warranties.

6.	No liability if loss is otherwise compensated for

6.1
No liability shall attach to any Seller or the AMS04 SPV Seller in respect of a breach of this Agreement to the extent that the same loss has been recovered by any Purchaser or any member of the Purchasers’ Group under any other term of this Agreement, or any other document entered into pursuant hereto, including the Tax Covenant, and accordingly the Purchasers may only recover once in respect of the same loss.

6.2
The Sellers and the AMS04 SPV Seller shall not be liable for any claim to the extent that the subject of the claim has been or is made good or is otherwise compensated for without cost or other Loss to the Purchasers or any other member of the Purchasers’ Group.

6.3
Without prejudice to any Purchaser’s right to bring a claim for breach of clauses 7.7, 7.8, or 7.9 (Sellers’ and AMS04 SPV warranties and undertakings), if any Purchaser becomes aware of any matter which could give rise to a claim under clauses 7.7, 7.8, or 7.9 it shall notify the relevant Seller of such matter as soon as reasonably practicable after the occurrence of such matter. Any failure to give such notice shall not prevent the relevant Purchaser from bringing a claim, provided that where any Loss is suffered by the relevant Purchaser or any other member of the Purchasers’ Group due to any delay in giving such notice, the relevant Seller’s liability shall not be increased by any additional Loss suffered or incurred by any member of the Purchasers’ Group resulting from such delay.

6.4
The Sellers’ and the AMS04 SPV Seller’s liability (as applicable) in respect of any claim shall be reduced by an amount equal to any loss or damage to which the claim related which has actually been recovered under a policy of insurance (after deducting any costs incurred in making such recovery and any Tax incurred as a result of the receipt of such recovery).

6.5
Where any Seller or the AMS04 SPV Seller has made a payment to any Purchaser in relation to any claim and such Purchaser or any member of the Purchasers’ Group recovers (whether by insurance or otherwise) from a third party a sum which is referable to the matter giving rise to such claim, such Purchaser or the relevant member of the Purchasers’ Group shall pay to the relevant Seller or the AMS04 SPV Seller (as applicable) as soon as reasonably practicable after receipt:

(A)	an amount equal to the amount recovered from the third party (net of Tax and less any reasonable costs of recovery); or

(B)
if the amount referred to in paragraph (A) exceeds the amount paid by the relevant Seller and/or the AMS04 SPV Seller to such Purchaser in respect of the relevant claim such lesser amount as shall have been so paid by such Seller or the AMS04 SPV Seller.

7.	Acts and knowledge of the Purchasers
No claim (except for a claim under the Tax Covenant or the Tax Warranties, in which case the provisions of clause 3 of the Tax Covenant shall apply) shall lie against any Seller or the AMS04 SPV Seller to the extent that such claim is attributable to any voluntary act, omission, transaction, or arrangement (other than any voluntary act, omission, transaction or arrangement which is either (i) contemplated by this Agreement or the other Share Purchase Documents; or (ii) carried out pursuant to a legally binding commitment created on or before Completion) carried out:

(A)	before Completion by any Seller, the AMS04 SPV Seller or any member of the Retained Group with the prior written consent, of any Purchaser or any member of the Purchasers’ Group; and

(B)
after Completion by any Purchaser or a member of the Purchasers’ Group outside the ordinary and usual course of business of the Target Business at Completion and where such person had actual knowledge that such act, omission, transaction or arrangement would or would be reasonably likely to give rise to or increase a claim.

8.	Completion Accounts
No matter shall be the subject of a claim for breach of any of the Sellers’ Warranties or the AMS04 SPV Warranties (except for a claim under the Tax Warranties in which case the provisions of clause 3 of the Tax Covenant shall apply) to the extent that a specific allowance, provision or reserve in respect of such matter shall have been made in the Completion Accounts or has been included in calculating creditors in the Completion Accounts or shall have been otherwise taken account of or reflected in the Completion Accounts.

9.	Future legislation
No liability shall arise in respect of any claim (except for a claim under the Tax Covenant or the Tax Warranties in which case the provisions of clause 3 of the Tax Covenant shall apply) to the extent that liability for such claim occurs or is increased directly or indirectly as a result of the passing of, or a change in, any law, rule, regulation, treaty, constitution, order or administrative action having the force of law, after the date of this Agreement.

Schedule 8
(Completion Accounts)
Part A

1.	Preparation and determination of Completion Accounts; payment provisions
1.1

(A)
The Purchasers shall procure the preparation of a balance sheet of each of London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV prepared as at the close of business (or, if the Completion Date is on the first Business Day of a month, 12:01 a.m.) on the Completion Date substantially in the form set out in Part D (Balance Sheets) of this Schedule and including a completion statement specifying in respect of each member of the Target Group and AMS04 SPV:

(i)	the Working Capital;

(ii)	the External Debt Value;

(ii)	the External Cash Value;

(vi)	the Net External Cash Balance;

(v)	the Inter-Company Receivables;

(vi)	the Inter-Company Payables; and

(vii)	the Net Inter-Company Debt,
as at the Completion Date (the "Draft Completion Accounts"). The Draft Completion Accounts shall be delivered to the Sellers by the Purchasers in accordance with clause 30 (Notices) by the date falling forty-five Business Days after Completion.

(B)
The Completion Accounts shall be prepared in accordance with those accounting policies, principles, practices, bases and methodologies set out in Part B (Accounting policies etc.) to Part C (Specific accounting principles etc.) of this Schedule.

(C)
Until such time as the Completion Accounts are agreed or finally determined in accordance with this Part A of this Schedule, each Seller shall (and shall procure that each member of the Retained Group shall) give to the Purchasers, the Purchasers’ Accountants and advisers, without charge, such reasonable access to the personnel of any relevant member of the Retained Group (who shall be instructed to give prompt information and explanations) and to all Books and Records, calculations, working papers and other management information of the Retained Group relating to AMS04 SPV, any member of the Target Group and/or the Target Business on or prior to the Completion Date as any Purchaser or the Purchasers’ Accountants or advisers may request in connection with the preparation of the Draft Completion Accounts and the preparation and evaluation of the Completion Accounts and related discussions, subject to providing such confidentiality undertakings as the Sellers or Sellers’ Accountants may reasonably request.

(D)	Save in accordance with the provisions of paragraph 1.3(B), no amendment shall be made to the Draft Completion Accounts after their delivery to the Sellers in accordance with paragraph 1.1(A).
1.2

(A)
The Sellers may dispute the Draft Completion Accounts by notice in writing (in this paragraph, the "Notice") delivered to the Purchasers in accordance with clause 30 (Notices) within twenty Business Days of receiving the Draft Completion Accounts. The Notice shall specify (a) which items of the Draft Completion Accounts are in dispute, (b) the reasons therefor and (c) to the extent practicable, the monetary value of the adjustments that the Sellers claim are accordingly required to be made to:

(i)	the Working Capital;

(ii)	the External Debt Value;

(iii)	the External Cash Value;

(iv)	the Net External Cash Balance;

(v)	the Inter-Company Receivables;

(vi)	the Inter-Company Payables; and

(vii)	the Net Inter-Company Debt,
in respect of AMS04 SPV or any member of the Target Group. Only those items or amounts specified in the Notice shall be treated as being in dispute (the "Disputed Items") and no amendment may be made by the Sellers, the Purchasers, or any Expert appointed pursuant to paragraph 1(ii) below, to any items or amounts which are not Disputed Items, other than consequential amendments resulting from the Disputed Items.

(B)
The Purchasers shall procure that the Target Group and the Purchasers’ Accountants provide without charge such reasonable access to their personnel, the Books and Records, calculations and working papers as the Sellers or the Sellers’ Accountants and advisers may request in connection with their review of the Completion Accounts, subject to providing such undertakings as to confidentiality as the Purchasers or the Purchasers’ Accountants may reasonably request.

1.3

(A)	If the Sellers do not serve the Notice under paragraph 1.2(A) above, the Draft Completion Accounts shall constitute the Completion Accounts.

(B)
If the Sellers do serve the Notice under paragraph 1.2(A) above, then the Purchasers (on the one hand) and the Sellers (on the other hand) shall use their reasonable endeavours to resolve the Disputed Items and either:

(i)
if the Purchasers and the Sellers reach agreement on the Disputed Items within twenty Business Days of the Notice being served (or such longer period as the Purchasers and the Sellers may agree in writing), the Draft Completion Accounts shall be amended to reflect such agreement and shall then constitute the Completion Accounts; or

(ii)
if the Purchasers (on the one hand) and the Sellers (on the other hand) do not reach agreement in accordance with paragraph (i) above, the Purchasers or the Sellers may refer the dispute to such individual at an independent firm of chartered accountants of international repute as the Purchasers and the Sellers may agree or, failing such agreement within ten Business Days of expiry of the period described in paragraph (i) above, to such independent firm of chartered accountants of international repute in London as the President of the Institute of Chartered Accountants in England and Wales may, on the application of the Sellers or the Purchasers, nominate (the "Expert"), on the basis that the Expert is to make a decision on the dispute and notify the Purchasers and the Sellers of its decision within twenty Business Days of receiving the reference or such longer reasonable period as the Expert may determine.

(C)	Each party shall bear its own costs with respect to the finalisation of the Completion Accounts. The costs of the Expert shall be borne by the parties as set out in paragraph 1.4(C) below.

1.4	In any reference to the Expert in accordance with paragraph 1.3 above:

(A)
the Expert shall act as an expert and not as an arbitrator and shall be directed to determine any Disputed Items which remain unresolved by reference to the accounting policies, principles, practices, bases and methodologies set out in Part B (Accounting policies etc.) to Part C (Specific accounting principles etc.) of this Schedule;

(B)
the decision of the Expert shall, in the absence of fraud or manifest error, be final and binding on the Purchasers and the Sellers such decision shall be accompanied by a written summary of the reasons and basis for such decision, and the Completion Accounts shall be the Draft Completion Accounts amended as necessary to reflect the decision of the Expert and, as amended, signed by the Expert;

(C)	the costs of the Expert shall be paid by the Sellers (on the one hand) and the Purchasers (on the other hand) in equal parts; and

(D)	each of the Sellers and the Purchasers shall respectively provide or procure the provision to the Expert of all such information as the Expert shall reasonably require including:

(i)	by their respective advisers;

(ii)	in the case of Purchasers, the Books and Records and personnel of the Purchasers’ Group, London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV; and

(iii)	in the case of the Sellers, the Books and Records and personnel of the Retained Group.

1.5	Following determination of the Completion Accounts, the amount of:

(i)	the Working Capital;

(ii)	the External Debt Value;

(iii)	the External Cash Value;

(iv)	the Net External Cash Balance;

(v)	the Inter-Company Receivables;

(vi)	the Inter-Company Payables; and

(vii)	the Net Inter-Company Debt,
of each member of the Target Group and AMS04 SPV shall be determined by reference to the Completion Accounts.

1.6	Following agreement pursuant to paragraphs 1.3(A) or 1(i) or determination pursuant to paragraph 1.4(B) of the Completion Accounts:

(A)
Subject to paragraph (C), if the Working Capital of AMS04 SPV or any member of the Target Group is less than or greater than the Working Capital Reference Amount of AMS04 SPV or such member (as applicable) (such amount being the "Shortfall" or the "Excess" respectively), the Seller of the Shares of such member (as applicable) shall pay to the relevant Purchaser an amount equal to the Shortfall or, as the case may be, the relevant Purchaser shall pay to such Seller (as applicable) an amount equal to the Excess, within five Business Days of agreement or determination of the Completion Accounts.

(B)
Subject to paragraph (C), if the Net External Cash Balance of the AMS04 SPV or any member of the Target Group is a negative amount, the Seller of the Shares of such member (as applicable) shall pay to the relevant Purchaser an amount equal thereto or, if the Net External Cash Balance of AMS04 SPV or such member of the Target Group (as applicable) is a positive amount, the relevant Purchaser shall pay to such Seller an amount equal thereto, within five Business Days of agreement or determination of the Completion Accounts. Any payment pursuant to this paragraph (B) shall be adjusted to take into account the Estimated Net External Cash Balance in respect of AMS04 SPV or such member of the Target Group (as relevant) applied to the Purchase Price paid at Completion pursuant to paragraph 1 of Part B of Schedule 2 (Completion arrangements).

(C)
For the avoidance of doubt, no amount shall be payable in respect of the same matter both pursuant to this paragraph 1 and in respect of any Sellers’ Warranty, any AMS04 SPV Warranty or Purchasers’ Warranty being breached or being inaccurate or misleading, or in respect of any breach of, or under, any other provision of this Agreement or under the other Share Purchase Documents.

1.7
Any payment made by any Seller or, as the case may be, by any Purchaser pursuant to paragraph 1.6 or paragraph 1.9 shall take effect as an alteration to the London DivestCo Purchase Price, the Amsterdam DivestCo Purchaser Price, the Frankfurt DivestCo Purchase Price or the AMS04 SPV Purchase Price (as applicable).

1.8
Within five Business Days of agreement or determination of the Inter-Company Receivables and the Inter-Company Payables pursuant to paragraphs 1.3(A) and 1(i) or paragraph 1.5, the Sellers shall procure that, in respect of each member of the Target Group and AMS04 SPV, any outstanding Inter-Company Receivables of such member or AMS04 SPV (as applicable) shall be discharged and the relevant Purchaser shall procure that any outstanding Inter-Company Payables of such member or AMS04 SPV (as applicable) shall be discharged in each case in accordance with paragraph 1.9.

1.9
The Sellers (as agent for the members of the Retained Group) and the Purchasers (as agent for London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV) shall settle the outstanding Inter-Company Receivables and outstanding Inter-Company Payables referred to in paragraph 1.8 above by netting such amounts against each other to produce a net sum (in each case, a "Net Sum") and, subject to the final sentence of this paragraph 1.9, the Sellers (if the outstanding Inter-Company Receivables of any member of the Target Group or AMS04 SPV are greater than the outstanding Inter-Company Payables of such member or AMS04 SPV) or the relevant Purchaser (if the outstanding Inter-Company Payables of any member of the Target Group or AMS04 SPV are greater than the outstanding Inter-Company Receivables of such member or AMS04 SPV) (the "payer") shall pay that Net Sum to the relevant Purchaser (in the case of a payment by any Seller) or to the relevant Seller (in the case of a payment by any Purchaser) (the "payee") against the payment by the payee to the payer of an amount equal thereto as an adjustment to the London DivestCo Purchase Price, the Amsterdam DivestCo Purchase Price, the Frankfurt DivestCo Purchase Price or the AMS04 SPV Purchase Price (as applicable). Following such payments, no further amount (save, for the avoidance of doubt, with respect to Ordinary Trading Payables and Ordinary Trading Receivables) shall be considered as due, owing or payable between any member of the Retained Group and any of London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV (or vice versa) in respect of the Inter-Company Payables or the Inter-Company Receivables. The Net Sum in respect of each member of the Target Group and AMS04 SPV shall be adjusted to take into account the Estimated Net Inter-Company Debt in respect of such member and AMS04 SPV applied to the London DivestCo Purchase Price, the Amsterdam DivestCo Purchase Price, the Frankfurt DivestCo Purchase Price and the AMS04 SPV Purchase paid on Completion pursuant to paragraph 1 of Part B of Schedule 2 (Completion arrangements).

1.10
All payments to be made under this paragraph 1 shall be made in immediately available funds in pounds sterling (where the payment relates to London DivestCo) and euros (where the payment relates to Amsterdam DivestCo, Frankfurt DivestCo or AMS04 SPV), in each case without any set-off, restriction or condition and without any deduction or withholding (save only as may be required by law) by telegraphic transfer to the account of the relevant Purchaser or, as the case may be, the relevant Seller notified in advance to the party making the payment by the party receiving the payment.

1.11
The Sellers and the Purchasers agree to procure that the Ordinary Trading Payables and Ordinary Trading Receivables will be settled in accordance with the normal terms of trading between the companies concerned.

1.12
For the purposes of paragraphs 1.6 to 1.11 of this Part A, the Amsterdam DivestCo Purchaser shall be deemed to be the purchaser of AMS04 SPV and the Amsterdam DivestCo Seller shall be deemed to be the seller of AMS04 SPV.

Part B

2.	Accounting policies, principles, practices, bases and methodologies

2.1	The following accounting principles, bases, conventions, rules and estimation techniques shall be applied in the preparation of the Completion Accounts:

(A)	first, in accordance with the specific accounting principles, practices and policies set out in Part C (Specific accounting principles, practices and policies) of this Schedule;

(B)
second, subject to paragraph 2.1(A), in accordance with the same accounting principles, policies, procedures, categorisations, definitions, methods, practices and techniques (including in respect of the exercise of management judgment and on the basis of the same estimates, forecasts and opinions) applied in the Telecity Group Accounts, to the extent such accounting principles, policies, procedures, categorisations, definitions, methods, practices and techniques are in accordance with IFRS in force and applicable at the Completion Date, otherwise IFRS in force and applicable at the Completion Date shall prevail;

(C)	third, subject to paragraph 2.1(A) to 2.1(B) above, in accordance with IFRS in force and applicable at the Completion Date.

2.2
If there is any inconsistency between any of the sub-paragraphs of paragraph 2.1 above, paragraph 2.1(A) shall prevail over paragraphs 2.1(B) and (C) and paragraph 2.1(B) shall prevail over paragraph 2.1(C).

Part C

3.	Specific accounting principles, practices and policies

3.1	The Completion Accounts shall be prepared:

(A)	in accordance with the accounting policies set out in paragraph 4 of Part C of this Schedule;

(B)	in the case of London DivestCo, so as to be expressed in pounds sterling, and in the case of Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV, so as to be expressed in euros;

(C)
as if the date to which the Completion Accounts are made up were the last day of a financial year applying the same degree of care and attention and (except as specified to the contrary in this paragraph 3.1) using those procedures that would customarily be adopted for statutory accounts;

(D)
save as otherwise provided in this Part C of this Schedule, so as to take no account of events following the Completion Date, and regard shall only be had to information available up until the date on which the Purchasers submit the draft Completion Accounts to the Sellers in accordance with paragraph 1.1 of Part A of this Schedule, only where such information provides additional evidence of conditions existing at the Completion Date;

(E)
so as to include no charge, provision, reserve or write-off in respect of any costs, liabilities or charges to be incurred after the date to which the Completion Accounts are made up as a consequence of the change of ownership of the Target Group or AMS04 SPV or any change in management strategy, direction or priority which results from the change of ownership (provided that the valuation of a business, and its assets, shall be conducted in the context of the Target Group or AMS04 SPV (as relevant) at the Completion Date without taking into account any change of ownership thereof or any Purchaser's intentions with respect to the conduct of the Target Group or AMS04 SPV after the Completion Date);

(F)
so as to take no account of the costs of the Sellers, the AMS04 SPV Seller or the Purchasers in relation to this Agreement (including, without limitation, the costs of the preparation, delivery, review and resolution of the Completion Accounts);

(G)	so as to take no account of amounts Relevant Employees are entitled to under their Retention Plan;

(H)	so as to take no account of any liabilities in connection with the Amsterdam Phase 1 Fit-out Agreement and the Amsterdam Phase 2 Fit-out Agreement;

(I)	so as to take account of any Outstanding Transferring Contract as though such contract had transferred to London DivestCo, Amsterdam DivestCo or Frankfurt DivestCo (as relevant);

(J)	as if the matters contemplated by clause 12.1 (Transferring Contracts and Carve-out Memorandum) had been completed prior to the Completion Date;

(K)	so that no item shall be included more than once and no minimum materiality limits shall be applied;

(L)
so as to include a provision for current period corporation tax, as if the period ending on the Completion Date was an accounting period for Tax purposes, and an accrual for any unpaid VAT and PAYE/NICs;

(M)
so as to take account of any unpaid liability incurred by London DivestCo to pay stamp duty land tax on or prior to the Completion Date and any unpaid liabilities of Amsterdam DivestCo or AMS04 SPV to pay RETT in respect of any transactions occurring on or before Completion (including Completion);

(N)	so as to contain no provision for deferred Tax liabilities or deferred Tax assets;

(O)
such that the rate of exchange for conversion between currencies shall be the spot midpoint rate of exchange for the particular currency on the Completion Date at the rate quoted by Reuters at 4:00pm London;

(P)	such that Cash shall be reduced for the amount of any outstanding cheques and increased for the amount of any deposits in transit; and

(Q)
so as to take account of any amount received by any member of the Target Group which such member is required to return to a member of the Retained Group pursuant to the London Business Transfer Agreement.

4.	Revenue recognition, deferred income and accrued income

4.1	Revenue relating to the period prior to the Completion Date shall be accounted for on the following basis:

(A)
Co-location revenue shall be recognised on an even basis over the period of the invoice to which the revenue relates. Deferred income shall initially be recognised on the balance sheet and once realised, shall be subsequently released in line with revenue recognition.

(B)	The following shall be recognised in the period in which they are earned:

(i)	metered power;

(ii)	power overages;

(iii)	first line support;

(iv)	IP bandwidth usage / overage;

(v)	storage fees; and

(vi)	cable installation revenues.

(C)	Accrued revenue shall be recognised on the balance sheet until an invoice has been issued.

(D)
Installation revenue shall be recognised on an even basis over the term of the contract, unless the customer assumes ownership of the equipment, in which case the revenue shall be recognised at the point of installation of such equipment.

(E)	Cross connect installation revenue shall be recognised on installation.

(F)	Cable rental revenue shall be recognised on an even basis over the term of the contract.

4.2
Debts which fall into any of the categories below and which relate to the period prior to the Completion Date, except to the extent that cash has been received for any such debt, shall prior to the delivery of the Draft Completion Accounts to the Sellers in accordance with paragraph 1.1 of Part A of this Schedule, or if a Notice is delivered, the date on which a Notice (if any) is delivered to the Purchasers, be provided against as follows:

(A)	in the case of debts that are 181 to 360 days overdue as at the Completion Date, 50 per cent.;

(B)	in the case of debts that are 361 days or more overdue as at the Completion Date, in full (100 per cent.);

(C)	in the case of debts from customers in administration, receivership or liquidation, in full (100 per cent.); or

(D)	in the case of debts that have been referred to a collection agency, in full (100 per cent.).

4.3
Accruals shall be included in the Completion Accounts in respect of any services or goods which were incurred or received but which, at the Completion Date, have not been settled (whether or not they have been invoiced at that date).

4.4
Prepayments shall be included in the Completion Accounts in respect of any services or goods which, at the Completion Date, have not been incurred or received but have been paid on or prior to the Completion Date.

4.5	No provision shall be included for dilapidations or lease break costs.

4.6	Capital expenditure creditors shall only be recognised in the Completion Accounts where an invoice has been received in respect of any period on or prior to the Completion Date.

4.7
Any assets or liabilities as at the Completion Date which are not categorised by any line item shown in Part D of this Schedule, and which should properly be included in the Completion Accounts, shall be included in the line item “Other Assets” or “Other Creditors”, as applicable, unless such asset or liability is of a similar nature to those in the category “Excluded”, in which case such asset or liability shall not be included in the calculation of Working Capital, Net External Cash or Net Inter-Company Debt.

4.8	The Completion Accounts shall only include fixed accruals for bonuses in accordance with Schedule 21 (Bonus Accruals). There shall be no accrual for bonuses in respect of AMS04 SPV.

Part D

5.	Balance Sheets

London DivestCo pro forma completion balance sheet
£	Total per completion balance sheet	Working Capital	Net External Cash	Net Inter-Company Debt	Excluded
Tangible assets	X	-	-	-	X
Non-current assets	X	-	-	-	X
Trade receivables	X	X	-	-	-
Other receivables	X	X	-	-	-
Prepayments	X	X	-	-	-
Cash	X		X
Other assets	X	X
Current assets	X	-	-	-	-
Trade payables	(X)	(X)	-	-	-
Deferred income	(X)	(X)	-	-	-
Accruals	(X)	(X)	-	-	-
Intercompany	(X)	-	-	(X)	-
Other creditors	(X)	(X)	-	-	-
Sales taxes	(X)	(X)	-	-	-
Social security	(X)	(X)	-	-	-
Provisions for liabilities & charges	(X)	-	(X)	-	-
Capex creditors	(X)	(X)	-	-	-
Corporate taxes	(X)	(X)	-	-	-
Bonuses (as per Schedule 21)	(X)		(X)
Hire purchase & finance leases (<1 year)	(X)	-	(X)	-	-
Current liabilities	(X)	(X)	(X)	(X)	-
Hire purchase & finance leases (>1 year)	(X)	-	(X)	-	-
Non-current liabilities	(X)	-	(X)	-	-
Total	X	(X)	(X)	(X)	X

Amsterdam DivestCo pro forma completion balance sheet
EUR'000	Total per completion balance sheet	Working Capital	Net External Cash	Net Inter-Company Debt	Excluded
Property, plant and equipment	X	-	-	-	X
Non-current assets	X	-	-	-	X
Trade receivables	X	X	-	-	-
Other receivables	X	X	-	-	-
Prepayments	X	X	-	-	-
Cash	X	-	X	-	-
Other assets	X	X	-	-	-
Current assets	X	X	-	-	X
Trade payables	(X)	(X)	-	-	-
Capex payables	(X)	(X)	-	-	-
Amsterdam Expansion cost	(X)	-	-	-	(X)
Deferred income (excluding Customer Deposit)	(X)	(X)	-	-	-
Intercompany	(X)	-	-	(X)	-
Accruals	(X)	(X)	-	-	-
Other payables	(X)	(X)	-	-	-
Sales taxes	(X)	(X)	-	-	-
Social security	(X)	(X)	-	-	-
Corporate taxes	(X)	(X)	-	-	-
Hire purchase & finance leases (<1 year)	(X)	-	(X)	-	-
Bonuses (as per Schedule 21)	(X)	-	(X)	-	-
Customer Deposit	(X)	-	(X)	-	-
Current liabilities	(X)	(X)	(X)	(X)	(x)
Hire purchase & finance leases (>1 year)	(X)	-	(X)	-	-
Non-current liabilities	(X)	-	(X)	-	-
Total	X	(X)	(X)	X	X

Frankfurt DivestCo pro forma completion balance sheet
EUR’000	Total per completion balance sheet	Working Capital	Net External Cash	Net Inter-Company Debt	Excluded
Property, plant and equipment	X	-	-	-	X
Non-current assets	X	-	-	-	X
Trade receivables	X	X	-	-	-
Other receivables	X	X	-	-	-
Prepayments	X	X	-	-	-
Cash	X		X
Other assets	X	X
Current assets	X	X	-	-	-
Provisions for other liabilities and charges	(X)	-	-	-	(X)
Non-current liabilities	(X)	-	-	-	(X)
Trade payables	(X)	(X)	-	-	-
Capex payables	(X)	(X)	-	-	-
Deferred income	(X)	(X)	-	-	-
Accruals	(X)	(X)	-	-	-
Intercompany	(X)	-	-	(X)	-
Other payables	(X)	(X)	-	-	-
Sales taxes	(X)	(X)	-	-	-
Social security	(X)	(X)	-	-	-
Bonuses (as per Schedule 21)	(X)		(X)
Corporate taxes	(X)	(X)	-	-	-
Current liabilities	(X)	(X)	-	(X)	-
Total	X	(X)	-	(X)	X

AMS04 SPV pro forma completion balance sheet
EUR'000	Total per completion balance sheet	Working Capital	Net External Cash	Net Inter-Company Debt	Excluded
Property, plant and equipment	X	-	-	-	X
Non-current assets	X	-	-	-	X
Trade receivables	X	X	-	-	-
Other receivables	X	X	-	-	-
Prepayments	X	X	-	-	-
Cash	X		X
Other assets	X	X
Current assets	X	X	-	-	X
Trade payables	(X)	(X)	-	-	-
Capex payables	(X)	(X)	-	-	-
Deferred income	(X)	(X)	-	-	-
Intercompany	(X)	-	-	(X)	-
Accruals	(X)	(X)	-	-	-
Other payables	(X)	(X)	-	-	-
Sales taxes	(X)	(X)	-	-	-
Corporate taxes	(X)	(X)	-	-	-
Current liabilities	(X)	(X)	(X)	(X)	(x)
Total	X	(X)	(X)	X	X

Schedule 9
(Dutch Notification and Consultation Matters)

1.	The "Dutch Works Notification and Consultation Matters" are:

(A)
obtaining an advice of the works council of the TelecityGroup Netherlands B.V. (the "Dutch Works Council") in compliance with section 25 of the Dutch Works Councils Act (Wet op de Ondernemingsraden) and with paragraph 2 of this Schedule in respect of the sale of the Amsterdam DivestCo Shares; and

(B)
notifying the Social Economic Council in the Netherlands, and notifying and if so requested consulting the relevant trade unions in the Netherlands, pursuant to the provisions of the Social Economic Council Merger Regulation for the protection of employees (SER-Besluit Fusiegedragregels 2015) in respect of the sale of the Amsterdam DivestCo Shares.

2.
The Amsterdam DivestCo Seller shall have the primary responsibility for satisfaction of and compliance with the Dutch Notification and Consultation Matter set out in paragraph 1(A) of this Schedule, which Dutch Notification and Consultation Matter shall be deemed to have been completed upon:

(A)	receipt by the Amsterdam DivestCo Seller from the Dutch Works Council of:

(i)	an unconditional positive or neutral advice; or

(ii)
an advice with conditions reasonably acceptable to the Amsterdam DivestCo Seller and, to the extent that this advice may have an impact on Amsterdam DivestCo post-Completion, reasonably acceptable to the Amsterdam DivestCo Purchaser; or

(iii)	an unconditional and irrevocable waiver in writing of its right to render advice; or

(B)	the adoption of a resolution by Amsterdam DivestCo’s board in respect of the sale of the Amsterdam DivestCo Shares that deviates from the Dutch Works Council's advice and:

(i)
the expiry of one calendar month after the day on which Amsterdam DivestCo’s board has informed the Dutch Works Council in writing of the resolution stating the grounds and motives for the deviation from the Dutch Works Council's advice, during which month the Dutch Works Council has not filed an appeal with the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer); or

(ii)
the expiry of three Business Days after receipt of a court order from the Enterprise Chamber dismissing any appeal of the Dutch Works Council against such resolution (in the sense that no measures obstructing the sale of the Amsterdam DivestCo Shares are imposed) with immediate effect (uitvoerbaar bij voorraad); or

(iii)
receipt by Amsterdam DivestCo’s board of a written statement from the Dutch Works Council waiving (i) the applicable waiting period pursuant to section 25(6) of the Dutch Works Councils Act and (ii) its right to initiate legal proceedings as set out in section 26 of the Dutch Works Councils Act.

3.	The Amsterdam DivestCo Seller and the Amsterdam DivestCo Purchaser shall use their reasonable efforts to:

(A)
negotiate in good faith any changes to this Agreement (bearing in mind the provisions set forth in this Agreement), if necessary, to satisfy the Dutch Notification and Consultation Matter set out in paragraph 1(A) of this Schedule; and

(B)	promptly co-operate with and provide as promptly as practicable all necessary information and assistance reasonably required by the Dutch Works Council.

4.
To the extent that the actions in paragraph 3 of this Schedule may include that the final arrangements to be agreed with the Dutch Works Council will continue to be binding on the Retained Group at or after Completion, these arrangements will always be subject to final approval of the Amsterdam DivestCo Seller. To the extent that these arrangements may have an impact on Amsterdam DivestCo post-Completion, the arrangements will always be subject to final approval of the Amsterdam DivestCo Purchaser, which approval may not be unreasonably withheld or delayed.

Schedule 10
(Form of German Deed of Transfer)

Share Transfer and Assignment Agreement (GmbH-Anteile)
NOTARIAL DEED

Notarized in _________ on __________
Before the undersigned notary public
__________________
with business address and official residence at ________________

appeared today:

1.	[•], born [•], with business address at [•], who identified himself / herself with his / her identity card / passport, acting not in his / her own name, but for and on behalf of
TelecityGermany Group GmbH (the "Transferor"),
a limited liability company organized and existing under the laws of Germany with seat at Gutleutstraße 310, 60327 Frankfurt am Main, registered with the trade register of Frank-furt am Main, HRB 48864, based on a notarial power of attorney, dated [•], the original of which was submitted at notarization and a copy of which is attached to this deed and herewith certified [Alt.: as proxy with the power to represent the Transferor with sole power of representation].

2.	[•], born [•], with business address at [•], who identified himself / herself with his / her identity card / passport, acting not in his / her own name, but for and on behalf of
[•] (the "Transferee"),
a [•] company organized and existing under the laws of [•] with seat at [•], registered with [•], based on a notarial power of attorney, dated [•], the original of which was submitted at notarization and a copy of which is attached to this deed and herewith certified [Alt.: as proxy with the power to represent the Transferor with sole power of representation].
Having inspected the commercial registers on [•] the notary certifies that
TelecityGroup Germany GmbH is registered in the commercial register of the local court of Frankfurt am Main under HRB 48864 [[•] is registered as managing director with sole power of representation.]
The persons appearing requested this Deed to be notarized in the English language. The persons appearing assured the notary that they had sufficient command of the English language. The notary assured himself that this was the case and advised the persons appearing of their right to the presence of a sworn translator and to a written translation of the deed which rights were, how-ever, waived by the appeared. The notary himself is in command of the English language.
After having been advised by the notary on the contents of Sec. 3 para. 1 no. 7 of the German Notarization Act (BeurkG), the persons appearing stated that neither the notary nor a business associate of the notary or a person with whom the notary shares business premises have already been involved, outside the scope of notarial services, in the matter which is the subject-matter of the notarization.
The persons appearing requested the following agreement to be notarized:
Share Transfer and Assignment Agreement
Recitals

1.
The Transferor is the owner of 100% of the issued share capital of TelecityGroup Germany FRA2 GmbH, a limited liability company (GmbH) incorporated under German law and registered in the commercial register of the local court (Amtsgericht) of Frankfurt am Main under no. HRB 104107 (the "Company"). The Company has a registered share capital (Stammkapital) of EUR [26,000], divided into [2] shares in the nominal amount of EUR 25,000 and EUR 1,000 respectively, each owned by the Transferor ("Shares"). The notary has inspected (by way of electronic access) the most recent list of shareholders as available with the commercial register, which reflects the above; no objection (Widerspruch) has been filed (zugeordnet) in respect of such list of shareholders.

2.
Pursuant to a share purchase agreement, dated [tbd] ("SPA") between the Transferor and the Transferee, the Transferor has agreed to sell and the Transferee agreed to purchase all Shares in the Company. Pursuant to the SPA the Shares shall be transferred from the Transferor to the Transferee. A certified copy of the Share Purchase Agreement, to which reference is made in this Deed, is available upon the notarization of this Deed. The persons appearing before the notary confirm that they are familiar with the contents of the Share Purchase Agreement and waive their right to have the Share Purchase Agreement read aloud to them.

Now, therefore, the parties declare the following:
§ 1. Assignment

1.1
The Transferor hereby transfers and assigns with immediate legal effect to the Transferee [2] shares in the Company with a nominal amount of EUR [26,000] together. The Transferee hereby accepts such transfer and assignment.

1.2
The assignment provided for in this § 1 shall include all rights and obligations pertaining to the respective shares and shall include the right to any undistributed profits irrespective of the business year to which they relate.

§ 2. Final Provisions

2.1	This agreement shall be exclusively governed by the substantive laws of the Federal Re-public of Germany.

2.2
The courts in Frankfurt am Main, Germany, shall have jurisdiction, exclusive to the extent legally permissible, over disputes arising regarding the validity and interpretation of this agreement and the assignment of shares provided for herein.

2.3
In the event that any provision of this Agreement should be, or should be deemed to be, fully or partially invalid or unenforceable, the validity and enforceability of the other pro-visions of this Agreement shall not be affected thereby. The same shall apply if the Agreement contains any gaps. The invalid or unenforceable provision shall be replaced by and any gap shall be filled by such appropriate provision that, to the extent legally permissible, comes closest to the actual or assumed intent of the parties that they would have had at the time of the signing of this agreement had they taken such issue into account.

2.4	Where German language terms have been added in brackets to any English language terms, the meaning of the German language terms shall prevail

2.5
Notarial costs for the recording of this notarial deed shall be [if several transferees: jointly (gesamtschuldnerisch)] borne by the Transferee. The costs for the filings with the commercial registers shall be borne by the Company.

2.6    The Company holds no real estate.

2.7
The notary is hereby instructed to file new lists of shareholders (Gesellschafterlisten) of the Company with the respective commercial registers without undue delay after receipt of written notice by the Transferor that the purchase price had been paid and issue copies of such list of shareholders also to the Transferee.

§ 3. Notarial Briefings
3.1    The notary advised the persons appearing that

-
the transfer of shares can - if the transfer directly or indirectly leads to the aggregation of 95% or more of the shares of the company in the hand of the transferee or a company affiliated with the transferee - the transfer can be subject to real estate transfer tax if the company owns real estate,

-
the transferee is subject to unlimited liability with regard to unpaid capital cash contributions as well as deficits due to insufficient capital contributions in kind by the transferor and all other shareholders,

-
a bona fide acquisition of shares is not possible if the list of shareholders is at the time of the transfer incorrect with regard to the share for less than three years and the incorrectness cannot be attributed to the beneficiary; thus a bona fide acquisition of a share within the first three years after the incorporation of a company is only possible if the incorrectness of the list of shareholders can be imputed to the beneficiary,

-	the notary has not evaluated the fiscal effects of this agreement and he has neither received nor accepted a corresponding assignment or instruction,

-	all agreements have to be completely and accurately recorded in notarial form, and that any non-recorded agreements may lead to the invalidity of all agreements.

3.2
After this transfer of shares takes effect and irrespective of potential ex post circumstances which may lead to the invalidity of this agreement the notary is obligated to submit a new list of shareholders to the competent commercial register and to provide the company with a copy of this agreement and the amended list of shareholders without undue delay.

3.3
The parties are aware that the transferee can only validly exercise his shareholder’s rights vis-à-vis the company after having been registered in the list of shareholders registered in the commercial register. The transferor grants to the transferee – the transferee being exempt from the restrictions of Sec. 181 German Civil Code – the irrevocable power of attorney to exercise without limitation all shareholder’s rights in connection with the shares transferred by today’s agreement.

3.4	The notary advised the persons appearing that he is by law obligated to submit a certified copy of this deed to the competent tax and revenue office (Sec. 20 German Fiscal Code).

3.5
The notary finally advised the persons appearing that the data of the parties to this agreement will be stored in the notary’s office for the purpose of safekeeping. The persons appearing consented to the safekeeping.

This notarial deed including the annexes to it was read aloud by the notary to the persons appearing, was presented to them for inspection, was approved by them and was personally signed by them and by the notary as follows:

Schedule 11
(Form of Amsterdam DivestCo Deed of Transfer)
DEED OF SALE, PURCHASE AND TRANSFER OF SHARES
TELECITY NETHERLANDS AMS01 AMS04 B.V.
On [●] two thousand and sixteen appears before me, Johannes Daniël Maria Schoonbrood, notaris (civil law notary) practising in Amsterdam:
[●]
acting for the purpose of this document with written power of attorney from:
1.    TelecityGroup Netherlands B.V., a private company with limited liability, with corporate     seat in Amsterdam, the Netherlands, and address at: 1042 AB Amsterdam, the     Netherlands, Gyroscoopweg 2e / 2f, Dutch Trade Register number 34149253 (the     "Seller");
2.    [●] (the "Purchaser"); and
3.    Telecity Netherlands AMS01 AMS04 B.V., a private company with limited liability, with     corporate seat in Amsterdam, the Netherlands, and address at: 1098 XG Amsterdam, the     Netherlands, Science Park 120, Dutch Trade Register number [●] (the "Company").
The person appearing
DECLARES THAT,
Prior acquisition of shares.

(i)
the Seller is holder of all issued and outstanding shares in the share capital of the Company, numbered 1 to 2, each share having a par value of one euro (EUR 1) (the "Shares"), which Shares were acquired by the Seller pursuant to the demerger in accordance with article 2:334a subsection 3 Burgerlijk Wetboek (the Dutch Civil Code, "BW") (afsplitsing) and article 2:334hh subsection 1 BW, on the occasion of which the Company was incorporated and the Shares were granted to the Seller, effected by a notarial deed of demerger, executed before J.D.M. Schoonbrood, notaris in Amsterdam, on the [●] two thousand and sixteen;

Agreement.

(ii)
on [●] two thousand and sixteen the Purchaser and the Seller, amongst others, entered into an agreement of sale and purchase of, amongst others, the Shares (the "Agreement") which Agreement is attached to this deed;

(iii)	under the provisions of the Agreement the Seller must procure the sale and the transfer of the Shares to the Purchaser;

(iv)	the Shares in the name of the Seller are recorded in the shareholders register of the Company,
THE PARTIES AGREE AND CONFIRM AS FOLLOWS:

Sale, purchase and transfer.
Article 1.
In order to implement the Agreement the Seller hereby sells and transfers the Shares to the Purchaser, who purchases the Shares from the Seller and accepts the transfer of the Shares.
The Shares are for the account of the Purchaser as of the date of this deed.
Purchase price.
Article 2.
The purchase price for the Shares is [●] euros (EUR [●]). The method of payment of the purchase price is further specified in the Agreement and is sufficiently known to the Seller and the Purchaser.
Share transfer restrictions.
Article 3.

3.1.	According to the articles of association of the Company, the transfer of the Shares is not restricted.
3.2.    The transferability of the Shares is not excluded for a certain period of time.
Acknowledgement.
Article 4.
The Company acknowledges this transfer of the Shares and will record the transfer of the Shares in its shareholders register.
Warranties.
Article 5.
The Seller warrants the Purchaser that the Seller is fully entitled to the Shares, the Shares are fully paid-up, they are not encumbered either with a right of pledge or with a right of usufruct and are not attached.
The Purchaser accepts these warranties.
Dissolution.
Article 6.
6.1.    Unless otherwise provided for in this deed, all that has been agreed between the parties     prior to the execution of this deed will remain in full effect, provided, however, that a     condition subsequent relating to the sale, purchase and transfer of the Shares, if any, may     no longer be invoked and a condition precedent relating to the sale, purchase and transfer     of the Shares, if any, is deemed to have been fulfilled.

6.2.    Each of the parties waives any right to dissolve [the Agreement and] the agreement     contained in this deed under section 6:265 Dutch Civil Code as far as it concerns the     transfer of the Shares.
No prohibited concentration.
Article 7.
This transfer of the Shares is not prohibited under the Regulation (EEC) Number 139/2004 or the Competition Act (Mededingingswet) or under the applicable legislation on concentration of any other country.
Costs.
Article 8.
All costs and expenses connected with this transfer of the Shares will be for the account of the Seller.
De Brauw's involvement.
Article 9.
With reference to the Rules of Professional Conduct (Verordening beroeps- en gedragsregels) of the Royal Dutch Organisation of Civil Law Notaries (Koninklijke Notariële Beroepsorganisatie), all parties expressly agree that (i) De Brauw Blackstone Westbroek N.V. acts as counsel to the Seller in connection with, or acts as counsel for or on behalf of the Seller in the event of any dispute relating to this deed or any related agreement, and (ii) the civil law notary mentioned in the preamble of this deed is executing this deed even though he works at De Brauw Blackstone Westbroek N.V. as civil law notary.
Governing law.
Article 10.
This agreement is governed exclusively by Dutch law.
The written powers of attorney to the person appearing are evidenced by three (3) private instruments, which are attached to this deed.
In witness whereof the original of this deed which will be retained by me, notaris, is executed in Amsterdam, on the date first mentioned in the head of this deed.
Having conveyed the substance of the deed and given an explanation thereto and having pointed out the consequences arising from the contents of the deed for the parties and following the statement of the person appearing that [he][she] has taken note of the contents of the deed and agrees with the partial reading thereof, this deed is signed, immediately after reading those parts of the deed which the law requires to be read, by the person appearing, who is known to me, notaris, and by myself, notaris.

Schedule 12
(Form of AMS04 SPV Deed of Transfer)
DEED OF SALE, PURCHASE AND TRANSFER OF SHARES
EQUINIX REAL ESTATE (TCY AMS04) B.V
On [●] two thousand and sixteen appears before me, Johannes Daniël Maria Schoonbrood, notaris (civil-law notary), practising in Amsterdam:
[●],
acting for the purpose of this document with written power of attorney from:

1.
Equinix (Real Estate) B.V., a private company with limited liability (besloten vennootschap) with corporate seat in Amsterdam, the Netherlands, and having its address at 1101 EC Amsterdam Zuidoost, the Netherlands, Luttenbergweg 4, registered with the Dutch Trade Register (Kamer van Koophandel) under number 51504219 (the "Seller"), and in that capacity is representing the Seller;

2.    [●] (the "Purchaser"), and in that capacity is representing the Purchaser; and

3.
Equinix Real Estate (TCY AMS04) B.V., a private company with limited liability, with corporate seat in Amsterdam, the Netherlands, and having its address at 1096 HA Amsterdam, the Netherlands, Amstelplein 1, registered with the Dutch Trade Register (Kamer van Koophandel) under number 65568400 (the "Company"), and in that capacity is representing the Company.

The person appearing
DECLARES THAT,
Prior acquisition of shares.

(i)	The Seller is holder of the sole issued and outstanding share in the share capital of the Company, being one (1) share, with number 1, having a par value of one euro (EUR 1,-) (the "Share");

(ii)
The Share was acquired by the Seller pursuant to the issue of shares upon the incorporation of the Company, effected by a notarial deed, executed before Mr. K.F. Tan, notaris in Amsterdam, the Netherlands, on the fourteenth day of March two thousand and sixteen;

Agreement.

(i)
On [●] two thousand and sixteen the Purchaser and the Seller, amongst others, entered into an agreement of sale and purchase of, amongst others, the Share (the "Agreement") which agreement is attached to this deed;

(ii)	Under the provisions of the Agreement the Seller must procure the sale and the transfer of the Share to Purchaser;

(iii)	The Share in the name of the Seller is recorded in the shareholders register of the Company,
THE PARTIES AGREE AND CONFIRM AS FOLLOWS:
Sale, purchase and transfer.
Article 1.
In order to implement the Agreement the Seller hereby sells and transfers the Share to the Purchaser, who purchases the Share from the Seller and accepts the transfer of the Share.
The Share is for the account of the Purchaser as of the date of this deed.
Purchase price.
Article 2.
The purchase price for the Share is [●] euro (EUR [●]). The method of payment of the purchase price is further specified in the Agreement and is sufficiently known to the Seller and the Purchaser.
Share transfer restrictions.
Article 3.

3.1.	According to article 12 of the articles of association of the Company, the transfer of the Share is not restricted.
3.2.    The transferability of the Share is not excluded for a certain period of time.
Acknowledgement.
Article 4.
The Company acknowledges this transfer of the Share and will record the transfer of the Share in its shareholders register.
Warranties.
Article 5.

5.1.
The Seller warrants the Purchaser that the Seller is fully entitled to the Share, [the Share is fully paid-up,] it is not encumbered either with a right of pledge or with a right of usufruct and is not attached. The Purchaser accepts these warranties.

5.2.	There are no obligations as referred to in section 2:192 paragraph 1 under a of the Dutch Civil Code (Burgerlijk Wetboek) attached to the ownership of the Share.

Dissolution.
Article 6.

6.1.
Unless otherwise provided for in this deed, all that has been agreed between the parties prior to the execution of this deed will remain in full effect, provided, however, that a condition subsequent relating to the sale, purchase and transfer of the Share, if any, may no longer be invoked and a condition precedent relating to the sale, purchase and transfer of the Share, if any, is deemed to have been fulfilled.

6.2.	Each of the parties waives any right to dissolve the agreement contained in this deed under section 6:265 Dutch Civil Code as far as it concerns the sale, purchase and transfer of the Share.
No prohibited concentration.
Article 7.
This transfer of the Share is not prohibited under the Regulation (EEC) Number 139/2004 or the Competition Act (Mededingingswet) or under the applicable legislation on concentration of any other country.
Costs.
Article 8.
All costs and expenses connected with this transfer of the Share will be for the account of the Seller.
Transfer Tax.
Article 9.
The Share is deemed to be immovable property within the meaning of article 4 of the Legal Transactions Tax Act ("LTTA") (Wet op belastingen van rechtsverkeer). The acquisition of the Share constitutes a taxable event for the purpose of the LTTA for which the Purchaser must file a return. In filing the return, the real estate transfer tax due will be calculated on the basis of, among others, article 10 LTTA, article 11 LTTA, and if and to the extent applicable and article 13 LTTA. The Purchaser will bear the real estate transfer tax due in connection with the acquisition of the Share by the Purchaser.
If and to the extent article 13 LTTA applies to the acquisition of the Share, the Purchaser shall pay, in addition to the purchase price, to the [Transferor] on [the date of this deed] the difference between (a) the amount of real estate transfer tax that would be due by the Purchaser if the reduction as referred to in article 13 LTTA were not applicable, and (b) the amount of real estate transfer tax that is actually due in connection with the acquisition of the Share by the Purchaser.
De Brauw's involvement.
Article 10.

With reference to the Rules of Professional Conduct (Verordening beroeps- en gedragsregels) of the Royal Dutch Organisation of Civil Law Notaries (Koninklijke Notariële Beroepsorganisatie), all parties expressly agree that (i) De Brauw Blackstone Westbroek N.V. acts as counsel to the Seller in connection with, or acts as counsel for or on behalf of the Seller in the event of any dispute relating to this deed or any related agreement, and (ii) the civil law notary mentioned in the preamble of this deed is executing this deed even though he works at De Brauw Blackstone Westbroek N.V. as civil law notary.
Governing law.
Article 11.
This agreement is governed exclusively by Dutch law.
Sufficient proof of the existence of the powers of attorney has been given to me, notaris.
The written powers of attorney to the person appearing are evidenced by three (3) private instruments, which are attached to this deed.
Having conveyed the substance of the deed and given an explanation thereto and having pointed out the consequences arising from the contents of the deed for the parties and following the statement of the person appearing that he has taken note of the contents of the deed and agrees with the partial reading thereof, this deed is signed, immediately after reading those parts of the deed which the law requires to be read, by the person appearing, who is known to me, notaris, and by myself, notaris.

Schedule 13
(Frankfurt Payables Deed of Assignment)

DATED 20[ ]

[●]

and

[●]

____________________________________
DEED OF ASSIGNMENT
____________________________________

THIS DEED is made on the [●] day of [●], 201[●]
BETWEEN:

1.
[● insert name of relevant members of the Retained Group], a company incorporated in [●] (registered number [● insert company’s registered number]), whose registered office is at [● insert address of company’s registered office] (the “Assignor”); and

2.
[● insert name of Purchaser], a company incorporated in [●] (registered number [● insert company’s registered number]), whose registered office is at [● insert address of company’s registered office] (the “Assignee”).

WHEREAS:

(A)	The Assignor is a party to a loan agreement with [Frankfurt DivestCo] (“Frankfurt DivestCo”) for [describe the loan agreement] dated [insert date of the loan agreement] (the “Loan Agreement”).
(B)    The Assignor has agreed to assign the Loan Agreement to the Assignee.
THIS DEED PROVIDES as follows:

1.	Interpretation

1.1	In this Deed:

(i)	any reference to a “party” means a party to this Deed;

(ii)	references to clauses, sub-clauses and schedules are to clauses, sub-clauses and schedules of this Deed;

1.2	All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this Deed.

2.	Assignment

2.1	The Assignor hereby assigns all its rights, title, interest and benefit in and to the Loan Agreement to the Assignee.

2.2	The Assignee assumes, and agrees to perform, all the Assignor’s obligations under the Loan Agreement.

2.3	Immediately after execution of this Deed, the Assignor shall deliver notification letters to the Frankfurt DivestCo in the form set out in the Schedule to this Deed.

3.	Indemnity

3.1
The Assignee shall indemnify the Assignor against any loss, cost (including any cost of enforcement), liability (including any tax liability), claim or damage (including any loss of profit or indirect or consequential loss, whether actual or prospective) the Assignor suffers or incurs under or in connection with the Loan Agreement after the date of this Deed, except to the extent that such loss, cost (including any cost of enforcement), liability (including any tax liability), claim or damage (including any loss of profit or indirect or consequential loss, whether actual or prospective) arises as a result of the Assignor’s failure to perform or satisfy its obligations under the Loan Agreement before that date.

3.2
The Assignee shall provide all reasonable assistance to enable the Assignor to resist any claim, action or proceedings brought against the Assignor under or in connection with the Loan Agreement after the date of this Deed.

4.	Further Assurance
Each party shall at its own cost, from time to time on request, do or procure the doing of all acts and things and execute or procure the execution of all documents in a form satisfactory to the other party which the other party may consider necessary for giving full effect to this Deed and securing to the other party the full benefit of the rights, powers and remedies conferred upon the Assignee in this Deed.

5.	Governing Law and Jurisdiction

5.1
This Agreement and any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, are to be governed by and construed in accordance with [insert law which corresponds with governing law of the Loan Agreement].

5.2
The courts of England are to have exclusive jurisdiction to settle any dispute, whether contractual or non-contractual, arising out of or in connection with this Agreement. Any Proceedings shall be brought only in the courts of England.

5.3	Each party irrevocably submits and agrees to submit to the jurisdiction of the courts of England.
This document has been executed as a deed and is delivered on the date stated at the beginning of this Deed.
Executed as a deed by        )

[insert name of company]    )

acting by a director in        )    …………………………………..

the presence of:            )    Director
Witness’s signature            ……………………………………
Name (print):                ……………………………………
Occupation:                ……………………………………
Address:                ……………………………………

Schedule
(Notice of Assignment)
[Frankfurt DivestCo]
[Insert address of Frankfurt DivestCo]
[Insert date of notice]

Dear Sirs,
Notice of assignment
We refer to the loan agreement between us for [insert brief description of the loan agreement] dated [insert date of the loan agreement] (the “Loan Agreement”).
We hereby give you notice that[, following receipt of your consent,] in accordance with the terms of the Loan Agreement we assigned all our rights, title, interest and benefits (both present and future) in and to the Loan Agreement to [insert name of Assignee] with effect from [that date].
[Insert name of Assignee] is a company registered in [•] (registered number [insert number]) and its registered office is at [insert address].
All correspondence relating to the Loan Agreement should be sent to [insert name of Assignee] at the address set out in the paragraph above. The Loan Agreement shall continue on its existing terms in all other respects.
This notice is governed by [insert law which corresponds with governing law of the Loan Agreement].
Please sign and return the enclosed copy letter to acknowledge receipt of this notice [and your consent to the assignment of the Loan Agreement] to [insert name of Assignee].
Yours faithfully,

…………………………………………….
for and on behalf of [insert name of Assignor]

[…………………………………………….]
[for and on behalf of [insert name of Assignee]]

We hereby acknowledge receipt of the notice of assignment [and confirm our consent to the assignment of the Loan Agreement to [insert name of Assignee]].

…………………………………………….
For and on behalf of [Frankfurt DivestCo]

Date ………………………………………

Schedule 14
(Amsterdam DivestCo Payables Deed of Transfer of Contract)

[●INSERT NAME OF RELEVANT MEMBERS OF THE RETAINED GROUP]

and

[●INSERT NAME OF AMSTERDAM DIVESTCO PURCHASER]

and

TELECITY NETHERLANDS AMS01 AMS04 B.V.

____________________________________
DEED OF TRANSFER OF CONTRACT
____________________________________

THIS DEED is made on the [●] day of [●], 2016
BETWEEN:

1.
[● insert name of relevant members of the Retained Group], a company incorporated in [●] (registered number [● insert company’s registered number]), whose registered office is at [● insert address of company’s registered office] (the "Transferor");

2.
[● insert name of Amsterdam DivestCo Purchaser], a company incorporated in [●] (registered number [● insert company’s registered number]), whose registered office is at [● insert address of company’s registered office] (the “Transferee”); and

3.
Telecity Netherlands AMS01 AMS04 B.V., a company incorporated in the Netherlands with registered number 65416902 and having its registered office at Science Park 120, 1098 XG Amsterdam, The Netherlands ("Amsterdam DivestCo")

WHEREAS:

(A)	The Transferor has made available a [●] loan to Amsterdam DivestCo under an [●] agreement between the Transferor and Amsterdam DivestCo and dated [●] (the "Loan Agreement");

(B)	The Transferor and the Transferee have agreed that the Transferor transfers its legal position under the Loan Agreement to the Transferee.
THIS DEED PROVIDES as follows:

1	INTERPRETATION
In this Deed:

(i)	any reference to a “party” means a party to this Deed;

(ii)	references to clauses, sub-clauses and schedules are to clauses, sub-clauses and schedules of this Deed;
All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this Deed.

2	TRANSFER OF CONTRACT
Transfer of contract

2.1	The Transferor hereby transfers to the Transferee the Transferor's legal position under the Loan Agreement (the "Transfer").

2.2	The Transferee hereby accepts the Transfer.

2.3	Amsterdam DivestCo cooperates with the Transfer.

Nature and effect

2.4	The Transfer is a transfer of legal relationship as provided for in section 6:159 of the Dutch Civil Code.

2.5	The Transfer will take effect as of the date of this Deed.

2.6	As a result of the Transfer, all rights and obligations of the Transferor under the Loan Agreement pass to the Transferee.

3	CONSIDERATION
The Consideration for the Transfer is [●enter (relevant part of) Amsterdam DivestCo Payables Purchase Price] and has been paid by the Transferee to the Transferor and the Transferor grants final discharge to the Transferee for the payment.

4	INDEMNITY

4.1
The Transferee shall indemnify the Transferor against any loss, cost (including any cost of enforcement), liability (including any tax liability), claim or damage (including any loss of profit or indirect or consequential loss, whether actual or prospective) the Transferor suffers or incurs under or in connection with the Loan Agreement after the date of this Deed, except to the extent that such loss, cost (including any cost of enforcement), liability (including any tax liability), claim or damage (including any loss of profit or indirect or consequential loss, whether actual or prospective) arises as a result of the Transferor's failure to perform or satisfy its obligations under the Loan Agreement before that date.

4.2
The Transferee shall provide all reasonable assistance to enable the Transferor to resist any claim, action or proceedings brought against the Transferor under or in connection with the Loan Agreement after the date of this Deed.

5	FURTHER ASSURANCE
Each party shall at its own cost, from time to time on request, do or procure the doing of all acts and things and execute or procure the execution of all documents in a form satisfactory to the other party which the other party may consider necessary for giving full effect to this Deed and securing to the other party the full benefit of the rights, powers and remedies conferred upon the Transferee in this Deed.

6	MISCELLANEOUS

6.1	No rescission
Each Party to this Deed waives, to the fullest extent permitted by law, its rights:

(a)	to rescind (ontbinden) this Deed in whole or in part pursuant to section 6:265 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law;

(b)
to suspend (opschorten) any of its obligations under this Deed pursuant to section 6:52, 6:262 and 6:263 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law; and

(c)	to nullify (vernietigen) this Deed pursuant to section 6:228 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law.

7	GOVERNING LAW AND JURISDICTION

7.1	This Deed and any matter, claim or dispute arising out of or in connection with this Deed, whether contractual or non-contractual, are to be governed by and construed in accordance with Dutch law.

7.2
The courts of England are to have exclusive jurisdiction to settle any dispute, whether contractual or non-contractual, arising out of or in connection with this Deed. Any proceedings shall be brought only in the courts of England.

7.3	Each party irrevocably submits and agrees to submit to the jurisdiction of the courts of England.
- Signatures on next page -

This document has been executed as a deed and is delivered on the date stated at the beginning of this Deed.
SIGNATURE PAGE
Transferor

[● insert name of relevant member of the Retained Group]

___________________________
By:	[●]
Title:	[●]

Transferee

[● insert name of Amsterdam DivestCo Purchaser]

___________________________
By:	[●]
Title:	[●]

Amsterdam DivestCo

Telecity Netherlands AMS01 AMS04 B.V.

___________________________
By:	[●]
Title:	[●]

Schedule 15
(AMS04 SPV Payables Deed of Transfer of Contract)

[●INSERT NAME OF RELEVANT MEMBERS OF THE RETAINED GROUP]

and

[●INSERT NAME OF AMSTERDAM DIVESTCO PURCHASER]

and

EQUINIX REAL ESTATE (TCY AMS04) B.V.

____________________________________
DEED OF TRANSFER OF CONTRACT
____________________________________

THIS DEED is made on the [●] day of [●], 2016
BETWEEN:

1.
[● insert name of relevant members of the Retained Group], a company incorporated in [●] (registered number [● insert company’s registered number]), whose registered office is at [● insert address of company’s registered office] (the "Transferor");

2.
[● insert name of Amsterdam DivestCo Purchaser], a company incorporated in [●] (registered number [● insert company’s registered number]), whose registered office is at [● insert address of company’s registered office] (the “Transferee”); and

3.
Equinix Real Estate (TCY AMS04) B.V., a company incorporated in the Netherlands with registered number 65568400 and having its registered office at Amstelplein 1, Rembrandt Toren, 7e verdieping, 1096 HA Amsterdam ("AMS04 SPV")

WHEREAS:

(A)	The Transferor has made available a [●] loan to AMS04 SPV under an [●] agreement between the Transferor and AMS04 SPV and dated [●] (the "Loan Agreement");

(B)	The Transferor and the Transferee have agreed that the Transferor transfers its legal position under the Loan Agreement to the Transferee.
THIS DEED PROVIDES as follows:

1	INTERPRETATION
In this Deed:

(iii)	any reference to a “party” means a party to this Deed;

(iv)	references to clauses, sub-clauses and schedules are to clauses, sub-clauses and schedules of this Deed;
All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this Deed.

2	TRANSFER OF CONTRACT
Transfer of contract

2.1	The Transferor hereby transfers to the Transferee the Transferor's legal position under the Loan Agreement (the "Transfer").

2.2	The Transferee hereby accepts the Transfer.

2.3	AMS04 SPV cooperates with the Transfer.

Nature and effect

2.4	The Transfer is a transfer of legal relationship as provided for in section 6:159 of the Dutch Civil Code.

2.5	The Transfer will take effect as of the date of this Deed.

2.6	As a result of the Transfer, all rights and obligations of the Transferor under the Loan Agreement pass to the Transferee.

3	CONSIDERATION
The Consideration for the Transfer is [● enter (relevant part of) AMS04 SPV Payables Purchase Price] and has been paid by the Transferee to the Transferor and the Transferor grants final discharge to the Transferee for the payment.

4	INDEMNITY

4.1
The Transferee shall indemnify the Transferor against any loss, cost (including any cost of enforcement), liability (including any tax liability), claim or damage (including any loss of profit or indirect or consequential loss, whether actual or prospective) the Transferor suffers or incurs under or in connection with the Loan Agreement after the date of this Deed, except to the extent that such loss, cost (including any cost of enforcement), liability (including any tax liability), claim or damage (including any loss of profit or indirect or consequential loss, whether actual or prospective) arises as a result of the Transferor's failure to perform or satisfy its obligations under the Loan Agreement before that date.

4.2
The Transferee shall provide all reasonable assistance to enable the Transferor to resist any claim, action or proceedings brought against the Transferor under or in connection with the Loan Agreement after the date of this Deed.

5	FURTHER ASSURANCE
Each party shall at its own cost, from time to time on request, do or procure the doing of all acts and things and execute or procure the execution of all documents in a form satisfactory to the other party which the other party may consider necessary for giving full effect to this Deed and securing to the other party the full benefit of the rights, powers and remedies conferred upon the Transferee in this Deed.

6	MISCELLANEOUS

6.1	No rescission
Each Party to this Deed waives, to the fullest extent permitted by law, its rights:

(a)	to rescind (ontbinden) this Deed in whole or in part pursuant to section 6:265 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law;

(b)
to suspend (opschorten) any of its obligations under this Deed pursuant to aection 6:52, 6:262 and 6:263 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law; and

(c)	to nullify (vernietigen) this Deed pursuant to section 6:228 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law.

7	GOVERNING LAW AND JURISDICTION

7.1	This Deed and any matter, claim or dispute arising out of or in connection with this Deed, whether contractual or non-contractual, are to be governed by and construed in accordance with Dutch law.

7.2
The courts of England are to have exclusive jurisdiction to settle any dispute, whether contractual or non-contractual, arising out of or in connection with this Deed. Any proceedings shall be brought only in the courts of England.

7.3	Each party irrevocably submits and agrees to submit to the jurisdiction of the courts of England.
- Signatures on next page -

This document has been executed as a deed and is delivered on the date stated at the beginning of this Deed.
SIGNATURE PAGE
Transferor

[● insert name of relevant member of the Retained Group]

___________________________
By:	[●]
Title:	[●]

Transferee

[● insert name of Amsterdam DivestCo Purchaser]

___________________________
By:	[●]
Title:	[●]

AMS04 SPV

Equinix Real Estate (TCY AMS04) B.V.

___________________________
By:	[●]
Title:	[●]

Schedule 16
(Form of Deed of Adherence)
THIS DEED is made on [                        ]
by [                            ], a company incorporated [in / under the laws of] [          ] under registered number [        ] whose [registered / principal] office is at [              ] (the “New Party”).
WHEREAS:

(A)	By a transfer dated [ ], TelecityGroup Netherlands B.V. transferred to the New Party [ ] shares of [ ] each in the capital of Telecity Netherlands AMS01 AMS04 BV.

(B)
This Deed is entered into in compliance with the terms of clause [20] of an agreement dated [                           ] made between (1) TelecityGroup International Limited, (2) TelecityGroup Netherlands B.V., (3) TelecityGroup Germany GmbH, (4) Equinix (Real Estate) B.V., (5) Equinix, Inc., (6) Digital Stout Holdings LLC, (7) Digital Netherlands I BV, (8) Digital Germany Cheetah GMBH, (9) [insert name of the Amsterdam DivestCo Purchaser], and (10) Digital Realty Trust, L.P., as such agreement shall have been or may be amended from time to time (the “SPA”).

THIS DEED WITNESSES as follows:

1
The New Party undertakes to adhere to and be bound by the provisions of the SPA, and to perform the obligations imposed by the SPA which are to be performed on or after the date of this Deed, in all respects as if the New Party were a party to the SPA and named therein as the Amsterdam DivestCo Seller.

2	This Deed is made for the benefit of the original parties to the SPA (each referred to in clause 5 below as a “party”).

3	The address, number and e-mail address of the New Party for the purposes of clause 30 of the SPA are as follows:

Party and title of individual	Address	[E-mail address]
[Its registered office from time to time]

4	This Deed and any matter, claim or dispute arising out of or in connection with this Deed, whether contractual or non-contractual, is to be governed by and construed in accordance with English law.

5
The courts of England are to have exclusive jurisdiction to settle any dispute, whether contractual or non-contractual, arising out of or in connection with this Deed. Any proceeding, suit or action arising out of or in connection with this Deed (“Proceedings”) or the negotiation, validity or enforceability of this Deed shall be brought only in the courts of England. Each party irrevocably submits and agrees to submit to the jurisdiction of the English courts.

IN WITNESS of which this Deed has been executed and delivered by the New Party on the date which first appears above.

Executed as a deed by	)
[name of company]	)
acting by a director in the presence of:	) )	………………………………………… Director

Witness's signature:        ……………………………………….
Name (print):            ……………………………………….
Occupation:            ……………………………………….
Address:            ……………………………………….

Schedule 17
(Ongoing Arrangements)

1.	Transitional Services Agreement between Telecity Group Limited, Equinix (UK) Limited and TelecityGroup UK LON Limited dated on or around the date of this Agreement.

2.
Transitional Services Agreement between Telecity Group Limited, Telecity Netherlands AMS01 AMS04 B.V., TelecityGroup Germany Fra2 GmbH and TelecityGroup UK LON Limited dated on or around the date of this Agreement.

3.
Amendment and Restatement Deed in respect of a Business Transfer Agreement originally dated 31 March 2016 between Telecity Group Limited, Equinix (UK) Limited and TelecityGroup UK LON Limited dated on or around the date of this Agreement.

4.
Oliver’s Yard Managed Services Platforms Master Services Agreement between TelecityGroup UK LON Limited and TelecityGroup UK Limited, together with one associated Work Order, each dated on or around the date of this Agreement.

5.	Managed Services Agreement between TelecityGroup UK LON Limited and TelecityGroup UK Limited dated on or around the date of this Agreement.

6.
Back-to-Back Agreement for Colocation Services between TelecityGroup UK Limited and TelecityGroup UK LON Limited, pursuant to which two managed services customers of TelecityGroup UK Limited will continue to receive colocation services in data centres divested to TelecityGroup UK LON Limited, in consideration for the pass through of such customers’ fees dated on or around the date of this agreement.

7.
Colocation Master Services Agreement relating to network equipment between TelecityGroup UK Limited and TelecityGroup UK LON Limited, together with four associated Work Orders thereunder, which (in accordance with the Commitments) will contain (i) all terms and conditions equivalent to those applied by Telecity Group Limited (previously Telecity Group plc) prior to 12 November 2015 and (ii) pricing that represents no more than the average price paid in 2014 by network providers with an equivalent deployment in the relevant data centre, currently in draft form but to be finalised and executed as soon as is practicable following the date of this Agreement.

8.
Colocation Master Services Agreement relating to network equipment between TelecityGroup UK LON Limited and TelecityGroup UK Limited, together with two associated Work Orders thereunder, which (in accordance with the Commitments) will contain (i) all terms and conditions equivalent to those applied by Telecity Group Limited (previously Telecity Group plc) prior to 12 November 2015 and (ii) pricing that represents no more than the average price paid in 2014 by network providers with an equivalent deployment in the relevant data centre, currently in draft form but to be finalised and executed as soon as is practicable following the date of this Agreement.

9.	Licence to Occupy between TelecityGroup International Limited and TelecityGroup UK LON Limited dated 1 April 2016.

10.	Transitional Services Agreement between TelecityGroup Netherlands B.V. and Telecity Netherlands AMS01 AMS04 B.V. dated on or around the date of this Agreement.

11.
Managed Services Agreement between TelecityGroup Netherlands B.V. and Telecity Netherlands AMS01 AMS04 BV, currently in draft form but to be finalised and executed as soon as is practicable following the date of this Agreement.

12.
Colocation Master Services Agreement relating to network equipment between Telecity Netherlands AMS01 AMS04 B.V. and TelecityGroup Netherlands B.V., together with an associated Work Order thereunder, which (in accordance with the Commitments) will contain (i) all terms and conditions equivalent to those applied by Telecity Group Limited (previously Telecity Group plc) prior to 12 November 2015 and (ii) pricing that represents no more than the average price paid in 2014 by network providers with an equivalent deployment in the relevant data centre, currently in draft form but to be finalised and executed as soon as is practicable following the date of this Agreement.

13.
Colocation Master Services Agreement relating to network equipment between TelecityGroup Netherlands B.V. and Telecity Netherlands AMS01 AMS04 B.V., together with an associated Work Order thereunder, which (in accordance with the Commitments) will contain (i) all terms and conditions equivalent to those applied by Telecity Group Limited (previously Telecity Group plc) prior to 12 November 2015 and (ii) pricing that represents no more than the average price paid in 2014 by network providers with an equivalent deployment in the relevant data centre, currently in draft form but to be finalised and executed as soon as is practicable following the date of this Agreement.

14.
Deed of Establishment of Real Rights relating to superficies, easements, qualitative obligations and change in priority in respect of AMS4, currently in draft form, but to be finalised and executed before a notary in the Netherlands on behalf of Equinix Real Estate (TCY AMS04) B.V., TelecityGroup Netherlands B.V. and the Municipality of Amsterdam.

15.
Amendment and Restatement Agreement in respect of a Transitional Services Agreement originally dated 20 April 2016 between TelecityGroup Germany GmbH and TelecityGroup Germany Fra2 GmbH dated on or around the date of this Agreement.

16.
Colocation Master Services Agreement relating to network equipment between TelecityGroup Germany GmbH and TelecityGroup Germany Fra2 GmbH, together with an associated Work Order thereunder, which (in accordance with the Commitments) will contain (i) all terms and conditions equivalent to those applied by Telecity Group Limited (previously Telecity Group plc) prior to 12 November 2015 and (ii) pricing that represents no more than the average price paid in 2014 by network providers with an equivalent deployment in the relevant data centre, currently in draft form but to be finalised and executed as soon as is practicable following the date of this Agreement.

17.	Electricity Supply Contract between TelecityGroup Germany GmbH and TelecityGroup Germany Fra2 GmbH dated 18 April 2016.

18.
Customer Sub-contracting Agreement between TelecityGroup Germany GmbH and TelecityGroup Germany Fra2 GmbH, under which the parties will supply services to each other to allow each party to service its shared customers (i.e. customers to whom one party owes a service, which must be performed at a data centre operated by the other party), currently in draft form but to be finalised and executed as soon as is practicable following the date of this Agreement.

Schedule 18
(Specified Retained Group Guarantees)

1.
Guarantee as provided by TelecityGroup Investments Ltd. in accordance with clause 6.1 of and annex 12 to the lease agreement dated 15 November 2013 between Caransa Datacenters B.V. as lessor and TelecityGroup Netherlands B.V. as lessee in relation to the site known as AMS1e Science Park, which guarantee serves as security for the proper fulfilment by the lessee of its obligations under the lease agreement

2.
TelecityGroup UK Limited guarantee of tenant obligations under an agreement for lease in relation to the site known as LON1 (Archway House) dated 13 May 2016 and made between (1) Telecity UK LON Limited, (2) TelecityGroup UK Limited and (2) 356 ACQ Limited

3.
TelecityGroup UK Limited guarantee of tenant obligations under a lease dated 13 May 2016 in respect of the site known as LON1 Bonnington House and made between (1) 356 ACQ Limited, (2) TelecityGroup UK LON Limited and (3) TelecityGroup UK Limited

4.
TelecityGroup International Limited guarantee (AGA) of tenant obligations under a lease dated 27 April 2001 in respect of the site known as LON3 Lawn House and made between (1) Telegraph Group Limited and (2) Redbus Interhouse plc, and under a lease dated 5 November 2007 and made between (1) Telegraph Car Parks Limited and (2) TelecityGroup International Limited

5.
TelecityGroup Limited guarantee of tenant obligations under a lease dated 27 April 2001 in respect of the site known as LON3 Lawn House and made between (1) Telegraph Group Limited and (2) Redbus Interhouse plc, and under a lease dated 5 November 2007 and made between (1) Telegraph Car Parks Limited and (2) TelecityGroup International Limited

6.
TelecityGroup International Limited guarantee (AGA) of tenant obligations under a lease dated 30 November 2001 in respect of the site known as LON3 Sovereign House and made between (1) Robert John Hugo Randall and John George Royds as Trustees of the Dollar Bay no.1 Syndicate Trust and (2) Redbus Interhouse plc

7.
TelecityGroup UK Limited guarantee (AGA) of tenant obligations under a: a. Lease of part basement, ground and fifth floors of 1 Oliver’s Yard dated 25 April 2002 and made between (1) Wilmar Estates Limited and (2) Globix Limited and Globix Corporation; b. Reversionary lease of part basement, ground and fifth floors of 1 Oliver’s Yard dated 17 August 2012 and made between (1) Derwent Valley Central Limited and (2) TelecityGroup UK Limited; c. Lease of the sixth and seventh floors of 1 Oliver’s Yard dated 25 April 2002 and made between (1) Wilmar Estates Limited and (2) Globix Limited and Globix Corporation; d. Reversionary lease of the sixth and seventh floors of 1 Oliver’s Yard dated 17 August 2012 and made between (1) Derwent Valley Central Limited and (2) TelecityGroup UK Limited; e. Lease of basement storage unit of 1 Oliver’s Yard dated 17 August 2012 and made between (1) Derwent Valley Central Limited and (2) TelecityGroup UK Limited, in respect of the site known as LON7 Oliver’s Yard.

8.
Equinix UK Limited guarantee (AGA) of tenant obligations under a lease dated 22 February 2000 in respect of the site known as LD2 West Drayton and made between (1) National Mutual Life Assurance Society, Interconnect Exchange Europe Limited and (2) IX Holdings Limited

9.	Equinix, Inc. in respect of a lease dated 11/16 August 2000 and relating to Lyoner Straße 28

10.	Bank guarantee to be procured by Amsterdam DivestCo Seller in accordance with the AMS1(e) Consent Letter

11.
TelecityGroup UK Limited guarantee with the effective date 1 April 2016 of TelecityGroup UK LON Limited’s obligations under a contract for the supply of electricity between TelecityGroup UK LON Limited and Haven Power Limited with the effective date of 1 April 2016.

12.
TelecityGroup International Limited guarantee with the effective date 1 April 2016 of TelecityGroup UK LON Limited’s obligations under a contract for the supply of electricity between TelecityGroup UK LON Limited and ENGIE Power Limited with the effective date 1 April 2016.

13.
TelecityGroup International Limited guarantee of TelecityGroup UK Limited’s obligations under a contract for storage services between TelecityGroup UK Limited, TelecityGroup International Limited and AT&T Global Network Services (UK) B.V. dated 14 November 2008.

14.
TelecityGroup International Limited guarantee of TelecityGroup UK Limited’s obligations under a Master Service Agreement (contract number LON-03-LM-01) between TelecityGroup UK Limited, TelecityGroup International Limited and AT&T Global Network Services (UK) B.V. effective from 30 September 2016.

15.
TelecityGroup International Limited guarantee of TelecityGroup UK Limited’s obligations under a Master Service Agreement (contract number LON-03-LM-02) between TelecityGroup UK Limited, TelecityGroup International Limited and AT&T Global Network Services (UK) B.V. effective from 30 September 2016.

16.	Equinix, Inc. guarantee of Equinix (UK) Limited’s obligations under a Data Centre Agreement (contract number MA-00278-2015) between Equinix (UK) Limited and KPMG LLP dated October 2015.

17.
TelecityGroup Netherlands B.V. guarantee of Telecity Netherlands AMS01 AMS04 B.V.’s obligations dated 1 April 2016, under a contract for the supply of electricity between Telecity Netherlands AMS01 AMS04 B.V. and Essent Energie Verkoop Nederland B.V. dated 1 April 2016.

18.
TelecityGroup Investments Limited guarantee of TelecityGroup Netherlands B.V.’s obligations dated 13 January 2014, under a customer contract between TelecityGroup Netherlands B.V. and SURFsara B.V. dated 20 December 2013.

19.
TelecityGroup Investments Limited may be required to guarantee the obligations of TelecityGroup UK LON Limited under a Framework Service Contract with the European Medicines Agency dated 19 August 2010, as a condition to the assignment of this contract from TelecityGroup UK Limited to TelecityGroup UK LON Limited in connection with the separation of the London Divestment Business.

Schedule 19
(Amsterdam Expansion Agreements)
Phase 1

Counterparty	Description of Service
HaskoningDHV Nederland BV	Consultancy - engineering
Deerns	Consultancy - engineering
HanselmanGroep	Consultancy - engineering
Tauw	Consultancy - engineering
W4Y	Consultancy - engineering
IQ support	Consultancy - engineering
Schwencke	Consultancy - architectural
AGS/SRA	Consultancy - architectural
Rosbach Architects B.V.	Consultancy - architectural
de Vlieg	Consultancy - project management
Mitsubishi Elevators	Consultancy - safety inspections
Davis Langdon	Consultancy - cost engineering
Dukers & De Cock B.V.	Consultancy - cost engineering
Heiner Technisch advies	Consultancy - cost engineering
Hekkelman	Consultancy - legal
HaskoningDHV Nederland BV	Consultancy - breeam
Ans de Wijn	Consultancy - real estate
Caransa Groep BV	Consultancy - real estate
Endenburg	Consultancy - temporary support facilities
Caransa Groep BV	Consultancy - Casco – construction
Caransa Groep BV	Casco - variations
Zwart	Fit-out M&E long leads - generators
Eaton	Fit-out M&E long leads - UPS
Bemico	Fit-out M&E long leads - UPS
Lennox	Fit-out M&E long leads - Cracs
Heijmans	Fit-out M&E contractor - variation
Heijmans	Fit-out M&E contractor - M&E contract
Aces	Fit-out operations & connectivity - ICT
Beveco	Fit-out operations & connectivity - ICT
AP Nederland	Fit-out operations & connectivity - operations & connectivity & racks
Rittal	Fit-out operations & connectivity - operations & connectivity & racks
Multibouwsystemen	Fit-out operations & connectivity - operations & connectivity & racks
Mulder Glasvezel Techniek	Fit-out operations & connectivity - operations & connectivity & racks
Bonneveld	Fit-out operations & connectivity - operations & connectivity & racks
Bemico	Fit-out operations & connectivity - operations & connectivity & racks
Simac	Fit-out operations & connectivity - operations & connectivity & racks

Counterparty	Description of Service
Tauw	Fit-out operations & connectivity - misc
Flash	Fit-out operations & connectivity - misc
Vink Lisse	Fit-out operations & connectivity - misc
Altec	Fit-out operations & connectivity - misc
Gunters & Meuser	Fit-out operations & connectivity - misc
ALP Hoogwerksystemen	Fit-out operations & connectivity - misc
Manutan	Fit-out operations & connectivity - misc
IMSO	Fit-out operations & connectivity - misc
Technische Unie BV	Fit-out operations & connectivity - misc
Endenbrug	Fit-out operations & connectivity - misc
HP	Fit-out operations & connectivity - misc
Aces	Fit-out operations & connectivity - office & security desk
Liander	Fit-out operations & connectivity - 10 KV grid connection
Kees Leijen	Fit-out Operations & Connectivity - Power during construction
Nikhef	Fees & intercompany charges - WCW/NWO/NIKHEF-landlord
NWO, Projectbureau NWO	Fees & intercompany charges - WCW/NWO/NIKHEF-landlord
Provincie Noord-Holland	Fees & intercompany charges - fees
Grontmij Nederland BV	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Peak IT B.V.	Fees & intercompany charges - temp facilities impact legacy p,q and r building
HaskoningDHV Nederland BV	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Bijl Telecom & Glasvezeltechniek	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Klik Electrotechniek BV	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Lennox Benelux BV	Fees & intercompany charges - temp facilities impact legacy p,q and r building
EBW Installatietechniek BV	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Verbo Bouw	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Bemico B.V.	Fees & intercompany charges - temp facilities impact legacy p,q and r building
VDG Security	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Tauw	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Zwart	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Combi Isolatie	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Nikeroche Telecom Services BV	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Heras BV	Fees & intercompany charges - temp facilities impact legacy p,q and r building

Counterparty	Description of Service
Elspec Elctr. specialiteiten	Fees & intercompany charges - temp facilities impact legacy p,q and r building
B&A	Fees & intercompany charges - temp facilities impact legacy p,q and r building
The Timewriters	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Technische Unie BV	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Van den Heuvel Bliksembeveiliging	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Ansul	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Beveco	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Lennox Benelux BV	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Pro4all B.V.	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Peter de Vos	Fees & intercompany charges - temp facilities impact legacy p,q and r building
Endenburg	Fees & intercompany charges - temp facilities impact legacy p,q and r building
nader te bepalen/offerte status	Fees & intercompany charges - temp facilities impact legacy p,q and r building

Schedule 20
(Customer Networks)

1.	Definitions and Interpretation

1.1
“Applicable Law” means any supra-national, federal, national, state, municipal or local statute, law, ordinance, regulation, rule, code, order (whether executive, legislative, judicial or otherwise), judgment, injunction, notice, decree or other requirement or rule of law or legal process (including common law), or any other order of, or agreement issued, promulgated or entered into by, any Governmental Entity or any rule or requirement of any national securities exchange, each as may be amended from time to time;

1.2	"Customers" means the customers of London DivestCo who have the benefit of the London Properties and their customers;

1.3
“Existing Customer Network Services” means the services set out in Service No.1 of Section 2: Operational Transitional Services of Part B: Seller Transitional Services of Schedule 1 (Transitional Services) of the Transitional Service Agreement with London DivestCo;

1.4
“Governmental Entity” means any supra-national, federal, national, state, country or competent jurisdiction, or any national securities exchange or automated quotation service including any governmental regulatory authority;

1.5	“Licence Period” means the period commencing on 1 April 2016 and expiring on the completion of the Migration Services in accordance with paragraph 4.3;

1.6
"Migration Services" means the London DivestCo Seller's obligations pursuant to paragraph 5 relating to the migration of London DivestCo customers from the Existing Customer Network to the New Customer Network;

1.7	“Minimum Network Standard” means to a quality and standard:
(a)    at least equal to the greater of:

(A)	the quality and standards to which the Existing Customer Network was operated and maintained in the twelve (12) months prior to the Merger Completion Date; and

(B)	the requirements of the Commitments and the Carve-Out Memorandum; and
(b)    that complies with Applicable Law;

1.8	"New Customer Network" means the IP network (including all software, hardware and infrastructure) to be built in accordance with the Specification;

1.9	"New Customer Network Services" means the services and obligations in respect of the New Customer Network set out in paragraph 4;

1.10	"Network Services" means, together, the Existing Customer Network Services, the New Customer Network Services and the Migration Services;

1.11
"Network Third Party Agreement" means any agreement with a third party for the provision of goods, a service, lease or licence relating to, or necessary for, the provision of the Network Services whether entered into before, on or after the date of this Agreement;

1.12	References to the London DivestCo Seller in this Schedule will be read and construed to mean the London DivestCo Seller or the relevant member of the Retained Group and the

London DivestCo Seller will procure the performance of any obligations of any relevant member of the Retained Group where relevant.

2.	Existing Customer Network Services

2.1
The London DivestCo Seller shall provide or procure the provision of the Existing Customer Network Services to London DivestCo for the Licence Period in accordance with this Schedule 20 and Applicable Law and in a manner consistent with a standard that ensures that London DivestCo is not prevented from operating its business in substantially the same manner as the business was operated from the applicable Relevant Properties during the six month period prior to the date of this Agreement including to the standard set out in any service level agreements (and related service credit regime) that applied to London DivestCo during that period and such service level agreements will apply for the Licence Period.

2.2
Notwithstanding any provisions of the Transitional Services Agreements to the contrary, the London DivestCo Seller (or the relevant member of the Retained Group) will be treated as holding the benefit of any service credit that it receives under a Network Third Party Agreement and which exclusively relates to the provision by the London DivestCo Seller of the Existing Customer Network Services to London DivestCo as trustee on trust for London DivestCo and the London DivestCo Seller will procure that any benefit will be paid over to London DivestCo as soon as reasonably practicable.

2.3
Notwithstanding any provisions of the Transitional Services Agreements to the contrary, the London DivestCo Seller covenants to pay to London DivestCo the difference (where such difference is negative) between any service credits (or other compensation or monies) payable by London DivestCo to any Customers resulting from a breach by the London DivestCo Seller of its obligations in this Schedule relating to the Existing Customer Network Services and the service credits (or other compensation or monies) received by London DivestCo pursuant to paragraph 2.1. For the avoidance of doubt, any payments pursuant to this paragraph 2.3 are direct losses and will not be treated as consequential or indirect losses for the purposes of this Agreement.

3.	New Customer Network Services

3.1
London DivestCo Seller shall use all reasonable endeavours to procure the construction of the New Customer Network in accordance with the Specification by entering into an agreement with a third party supplier for the construction of the New Customer Network (the “New Customer Network Construction Agreement”). For the avoidance of doubt, London DivestCo shall grant any licences that might reasonably and properly be required relating to any applicable Relevant Properties, subject to it obtaining any third party consents that might be required to the grant of such licences (London DivestCo having used all reasonable endeavours to obtain the same).

3.2	As soon as is reasonably possible following the date of this Agreement, the London DivestCo Seller will provide copies or details (as appropriate) to London DivestCo Purchaser of:

(A)	the specification of the New Customer Network (such specification being at least in accordance with the Minimum Network Standard) (the “Specification”);

(B)	the identity of the counterparty to the New Customer Network Construction Agreement; and

(C)	the project plan for the construction of the New Customer Network including a set of target delivery dates for the delivery of the New Customer Network,
(together the “New Customer Network Information”).

3.3
London DivestCo Purchaser shall have a reasonable opportunity to review and comment upon the New Customer Network Information and London DivestCo Seller shall take reasonable account of London DivestCo Purchaser’s comments. If London DivestCo Seller incorporates London DivestCo Purchaser’s comments into the New Customer Network Information it shall provide copies or details of the revised New Customer Network Information as soon as reasonably possible.

3.4	As soon as reasonably possible following the date of this Agreement, the London DivestCo Seller and the London DivestCo Purchaser will meet to discuss and agree (acting reasonably and in good faith):

(A)	a responsibility assignment matrix for the construction of the New Customer Network; and

(B)	a governance framework for the construction of the New Customer Network.

3.5
Prior to entering into the New Customer Network Construction Agreement, London DivestCo Seller will procure that the London DivestCo Purchaser is provided with copies of the draft New Customer Network Construction Agreement with reasonable opportunity to review and comment upon the same and London DivestCo Seller shall take reasonable account of London DivestCo Purchaser’s comments. The London DivestCo Seller will not enter into the New Customer Network Construction Agreement without the prior written consent of the London DivestCo Purchaser (such consent not to be unreasonably withheld or delayed).

3.6
The London DivestCo Purchaser may request that the benefit of the New Customer Network Construction Agreement is assigned to London DivestCo (or its nominee) and the London DivestCo Seller will procure the same as soon as is reasonably possible following the London DivestCo Purchaser's written request.

4.	Migration Services

4.1
As soon as reasonably practicable after the date of this Agreement, the London DivestCo Seller and the London DivestCo Purchaser will meet to discuss and agree (acting reasonably and in good faith) an implementation plan (including a responsibility assignment matrix) for the orderly migration of the Customers from the Existing Customer Network to the New Customer Network by the date falling 12 months from the Completion Date (the "Migration Implementation Plan").

4.2
The London DivestCo Seller and the London DivestCo Purchaser shall provide each other with all reasonable cooperation in relation to the provision or receipt of the Network Services and the performance of the obligations contained in Clause 12 of the SPA (the “Customer Facing Services”). Without prejudice to the foregoing, the London DivestCo Seller and the London DivestCo Purchaser (the “first Party”) shall, and shall procure that each other member of the Retained or the Purchaser Group (referred to as “its Group” in this paragraph 4.2) shall:

(A)
use commercially reasonable endeavours to ensure that employees (or former employees who are acting on behalf) of the first Party and its Group who are or have been directly engaged in the provision or receipt of Customer Facing Services under this Agreement (or have knowledge of such engagement) will not in any capacity solicit the existing business of the other party during the course of the provision or receipt of such Customer Facing Services; and

(B)
use commercially reasonable endeavours to ensure that employees of the first Party and its Group will not disclose to customers of the other Party (for marketing purposes or otherwise), the nature of the Customer Facing Services provided to or received from the other Party under this Agreement, save to the extent reasonably necessary to perform such Customer Facing Services.

4.3
London DivestCo Seller and London DivestCo Purchaser will use reasonable endeavours to migrate all the Customers from the Existing Customer Network to the New Customer Network by the date falling 12 months from the date of Completion (in accordance with the Migration Implementation Plan).

5.	Network Services Charges

5.1
The service charges for the Network Services for each calendar month will be the sum of the costs that are reasonably and properly incurred by, or on behalf of, the London DivestCo Seller in that calendar month to provide the Network Services (the "Network Service Charges"). For the avoidance of doubt, the Purchaser Group will only pay the Network Service Charges or any sums relating to the provision of the Network Services pursuant to this paragraph 5 and no charges for such services shall be levied against London DivestCo or the Purchaser Group pursuant to the terms of the Transitional Services Agreement.

5.2	The Network Service Charges will be the sole amounts, fees, charges and expenses payable in connection with the provision of the Network Services.

5.3
The London DivestCo Seller will provide London DivestCo with a valid VAT invoice in respect of the Network Service Charges for each calendar month in arrears on the first Business Day of the immediately following calendar month. The London DivestCo Purchaser will procure that London DivestCo pays each such invoice no later than 30 days from the relevant invoice date by way of credit transfer to the London DivestCo Seller's account. Each invoice submitted by the London DivestCo Seller under this paragraph will include a breakdown of the Network Service Charges being invoiced.

5.4
Clauses 5.3 to 5.11 inclusive (other than clause 5.6(B)) of the Transitional Services Agreement for London DivestCo will apply to this Schedule and the Network Service Charges mutatis mutandis, except that:

(i) references in those clauses to:

(a)	"Provider" will be construed as references to the London DivestCo Seller;

(b)	"Recipient" will be construed as references to the London DivestCo Purchaser, or the London DivestCo (as applicable);

(c)	"Service Charges" will be construed as references to the Network Service Charges;

(d)	"Transitional Services" will be construed as references to the Network Services;

(e)	"Party" or "Parties" will be construed as references to the London DivestCo Seller on the one hand, and the London DivestCo Purchaser or the London DivestCo (as applicable) on the other hand; and
(f)     "Agreement" will be construed as references to this Schedule; and

(ii)	the reference will be construed as a reference to clauses 38 and 39 of this Agreement.

Schedule 21
(Bonus Accruals)

1.	London DivestCo

(A)	if Completion occurs before 31 July 2016, £207,000

(B)	if Completion occurs between 31 July 2016 and 30 August 2016 (inclusive), £236,000

(C)	if Completion occurs between 31 August 2016 and 29 September 2016 (inclusive), £266,000

(D)	if Completion occurs between 30 September 2016 and 30 October 2016 (inclusive), £296,000

(E)	if Completion occurs between 31 October 2016 and 29 November 2016 (inclusive), £325,000

(F)	if Completion occurs between 30 November 2016 and 30 December 2016 (inclusive), £355,000

(G)	if Completion occurs on 31 December, £385,000

2.	Amsterdam DivestCo

(A)	if Completion before 31 July 2016, EUR90,000

(B)	if Completion occurs between 31 July 2016 and 30 August 2016 (inclusive), EUR78,000

(C)	if Completion occurs between 31 August 2016 and 29 September 2016 (inclusive), EUR96,000

(D)	if Completion occurs between 30 September 2016 and 30 October 2016 (inclusive), EUR115,000

(E)	if Completion occurs between 31 October 2016 and 29 November 2016 (inclusive), EUR102,000

(F)	if Completion occurs between 30 November 2016 and 30 December 2016 (inclusive), EUR121,000

(G)	if Completion occurs on 31 December 2016 (inclusive), EUR139,000

3.	Frankfurt DivestCo

(A)	if Completion occurs before 31 July 2016, EUR109,000

(B)	if Completion occurs between 31 July 2016 and 30 August 2016 (inclusive), EUR113,000

(C)	if Completion occurs between 31 August 2016 and 29 September 2016 (inclusive), EUR134,000

(D)	if Completion occurs between 30 September 2016 and 30 October 2016 (inclusive), EUR155,000

(E)	if Completion occurs between 31 October 2016 and 29 November 2016 (inclusive), EUR159,000

(F)	if Completion occurs between 30 November 2016 and 31 December 2016 (inclusive), EUR180,000

(G)	if Completion occurs on 31 December 2016, EUR201,000
in every case less any of such accrual amount that has been paid by the Retained Group at or prior to Completion.

IN WITNESS whereof, the parties have entered into this Agreement the day and year first before written:

Signed by for and on behalf of TelecityGroup International Limited	…/s/ Harro Beusker……………………….
Signed by for and on behalf of TelecityGroup Netherlands B.V.	……/s/ Harro Beusker …………………….
Signed by for and on behalf of TelecityGroup Germany GmbH	……/s/ Harro Beusker …………………….
Signed by for and on behalf of Equinix (Real Estate) B.V.	………/s/ Harro Beusker ………………….
Signed by for and on behalf of Equinix, Inc.	………/s/ Harro Beusker ………………….
Signed by for and on behalf of Digital Stout Holdings LLC	……/s/ Chris Kenney …………………….

Signed by for and on behalf of Digital Netherlands I BV	………/s/ Chris Kenney ………………….
Signed by for and on behalf of Digital Germany Cheetah GmbH I.GR. (DGC)	……/s/ Chris Kenney …………………….
Signed by for and on behalf of DIGITAL REALTY TRUST L.P., a Maryland limited partnership acting by Digital Realty Trust, Inc., its general partner	……/s/ Chris Kenney …………………….

Attachment 1
(Basic information about London DivestCo, Amsterdam DivestCo, Frankfurt DivestCo and AMS04 SPV)
London DivestCo

1.	Shareholder	:	TelecityGroup International Limited

2.	Registered number	:	9983270

3.	Date of incorporation	:	2 February 2016

4.	Place of incorporation	:	England and Wales

5.	Address of registered office	:	Masters House, 107 Hammersmith Road, London, W14 0QH

6.	Class of company	:	Private Limited Company

7.	Authorised share capital (if any)	:	N/A

8.	Issued share capital	:	2 shares of £1

9.	Directors:

	Full name	Service address	Nationality

	Robert Coupland	London DivestCo’s registered office	British
	Jeremy Nicholls	London DivestCo’s registered office	British

10.	Secretary:
	Anthony Hunter	London DivestCo’s registered office	British

11.	Accounting reference date	:	29 February

12.	Tax residence	:	United Kingdom

Amsterdam DivestCo

1.	Shareholder	:	TelecityGroup Netherlands B.V.

2.	Registered number	:	65416902

3.	Date of incorporation	:	1 April 2016

4.	Place of incorporation	:	Amsterdam, the Netherlands

5.	Address of registered office	:	Science Park 120 1098 XG Amsterdam The Netherlands

6.	Class of company	:	Private limited liability company

7.	Authorised share capital (if any)	:	NONE

8.	Issued share capital	:	2 Shares of EUR1

9.	Directors:

	Full name	Service address	Nationality

	Petrus Wilhelmus Gerardus van Hugten	Amsterdam DivestCo’s registered office	Dutch

	Robert Andrew Coupland	Amsterdam DivestCo’s registered office	British

10.	No secretary

11.	Accounting reference date	:	1 April 2016

12.	Auditors	:	None appointed

13.	Tax residence	:	Amsterdam, the Netherlands

Frankfurt DivestCo

1	Shareholder	:	TelecityGroup Germany GmbH

2.	Registered number	:	HRB 104107

3.	Date of incorporation	:	Articles of Association signed on 18 December 2015, with formal registration on January 2016

4.	Place of incorporation	:	Germany

5.	Address of registered office	:	Gutleutstraße 310, 60327 Frankfurt am Main

6.	Class of company	:	Private Limited Company (Gesellschaft mit beschränkter Haftung)

7.	Authorised share capital (if any)	:	N/A

8.	Issued share capital	:	1 share of EUR25,000 and 1 share of EUR1,000

9.	Directors:

	Full name	Service address	Nationality

	Martin Essig	Frankfurt DivestCo’s registered office	German

10.	No Secretary

11.	Tax residence	:	Germany

AMS04 SPV

1.	Shareholder	:	Equinix (Real Estate) B.V.

2.	Registered number	:	65416902

3.	Date of incorporation	:	14 March 2016

4.	Place of incorporation	:	Amsterdam, the Netherlands

5.	Address of registered office	:	Amstelplein 1 Rembrandt Toren 7e etage 1096HA Amsterdam The Netherlands

6.	Class of company	:	Private limited liability company

7.	Authorised share capital (if any)	:	NONE

8.	Issued share capital	:	1 Share of EUR1

9.	Directors:

	Full name	Service address	Nationality

	Michiel Eielts	AMS04 SPV’s registered office	Greek

	Eric Charles Schwartz	AMS04 SPV’s registered office	American

10.	No secretary

11.	Accounting reference date	:	31 December

12.	Auditors	:	None appointed

13.	Tax residence	:	Amsterdam, the Netherlands

Attachment 2
(Relevant Properties)
London

1.	Leasehold Properties

Description of property	Proprietor (owner)	Title number	Date of lease
Bonnington House, Block B, Phase II Glengall Bridge	London DivestCo	N/A	To be granted
Archway House, Muirfield Crescent, London E14	London DivestCo	N/A	To be granted
Sovereign House, 227 Marsh Wall	London DivestCo	EGL448603	30 November 2001
Lower Ground Floor Car Park, Sites 4C and 4E, Marsh Wall	London DivestCo	EGL426599	27 April 2001
Decks 10-11, Lawn House Close Car Park, Marsh Wall	London DivestCo	EGL536336	5 November 2007
Memaco House, 215 Marsh Wall	London DivestCo	N/A	27 September 2000
Sixth and Seventh Floors, 1 Oliver’s Yard	London DivestCo	NGL893224	25 April 2002
Sixth and Seventh Floors, 1 Oliver’s Yard (reversionary lease)	London DivestCo	AGL264998	17 August 2012 (commencing 25 March 2017)
Part Basement, Ground and Fifth Floors, 1 Oliver’s Yard	London DivestCo	NGL893222	25 April 2002
Part Basement, Ground and Fifth Floors, 1 Oliver’s Yard (reversionary lease)	London DivestCo	AGL264995	17 August 2012 (commencing 25 March 2017)
Basement Storage Unit, 1 Oliver’s Yard	London DivestCo	AGL264997	17 August 2012
Unit 1, Airport Gate Business Centre, Bath Road	London DivestCo	AGL146916	22 February 2000
Unit 1, Airport Gate Business Centre, Bath Road (reversionary lease)	London DivestCo	SandM to confirm	SandM to confirm

Amsterdam
2.     Lease agreements

Address of property	Lessee	Date of lease
Kruislaan 411	Amsterdam DivestCo	1 January 2000
Science Park 120	Amsterdam DivestCo	15 November 2013 (not yet effective)
Wenckenbachweg 127	Amsterdam DivestCo	1 May 2007

Frankfurt
3.     Lease agreement

Address of property	Lessee	Date of lease
Lyoner Straße 28	Frankfurt DivestCo
11/16 August 2000 (with first amendment dated 2 March 2001, second amendment dated 12 March 2001, third amendment dated 29 December 2010, fourth amendment dated 30 December 2015/11 January 2016 and fifth amendment dated 30 December 2015/11 January 2016)

Attachment 3
(LON 1 Documents)